Securities Code 9056
June 11, 2015
To All Shareholders
18-4, Ryogoku 2-Chome, Sumida-ku, Tokyo
Hutech norin Co., Ltd.
President and Representative Director: Hiromasa Aya

Notice of the 62nd Ordinary General Meeting of Shareholders

You are cordially invited to attend the 62nd Ordinary General Meeting of Shareholders of Hutech norin Co., Ltd. (the “Company”). The meeting will be held as described below.

If you do not wish to attend the meeting, you may exercise your voting rights in writing. Please review the Reference Documents for the General Meeting of Shareholders described hereinafter, indicate your approval or disapproval of each proposal on the enclosed Voting Rights Exercise Form, and return by post so that it will be delivered no later than 5:45 pm on Thursday June 25, 2015.

1.	Date and Time	June 26, 2015 (Friday) at 10:00 am
2.	Place	6-1, Yokoami 1-Chome, Sumida-ku, Tokyo
Reception hall Kiyosumi, 5th floor, Dai-Ichi Hotel Ryogoku
3.	Agenda
Report Items
1.    Business Report, Consolidated Financial Statements and a report of the Consolidated Financial Statements by the Accounting Auditor and the Audit & Supervisory Board for the 62nd Term (from April 1, 2014 to March 31, 2015).

2. Non-consolidated Financial Statements for the 62nd Term (from April 1, 2014 to March 31, 2015).

Proposals to be Resolved
Proposal No. 1	Disposition of surplus.
Proposal No. 2	Approval of share transfer plan.
Proposal No. 3	Election of nine directors.
Proposal No. 4	Election of three Audit & Supervisory Board Members.
Proposal No. 5	Payment of officer bonuses.

◎	When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk at the meeting venue.

◎
The following documents, required to be distributed upon Notice of the Ordinary General Meeting of Shareholders, are listed on the Company’s website (http://www.hutechnorin.co.jp/) in accordance with Article 15 of the Articles of Incorporation and are not enclosed with this Notice:

1. Notes to the Consolidated Financial Statements
2. Notes to the Non-Consolidated Financial Statements

3. The content of documents in relation to Proposal No. 2, including financial statements for the most recent fiscal year for the other company becoming a wholly owned subsidiary through the share transfer.

Please note that the documents attached to this convocation notice constitute part of the documents audited by the Accounting Auditor and the Audit & Supervisory Board in preparing the Auditors’ Reports.

◎
Any subsequent amendments to the Business Report, Consolidated Financial Statements, Non-Consolidated Financial Statements or Reference Documents under the General Meeting of Shareholders will be listed on the Company’s website (http://www.hutechnorin.co.jp/).

(Appendix)

Business Report
(From April 1, 2014 to March 31, 2015)

I. Current Status of the Group
1. Business Progress and Results

This consolidated fiscal year, the Japanese economy experienced a temporary stagnation in individual consumption due to the increased consumption tax rate in April 2014. However, factors such as the government’s economic policies and Bank of Japan’s quantitative easing measures have gradually furthered economic recovery through improved corporate earnings and employment environment. At the same time, the economy continues to face concerns of an economic downturn due to factors such as the depreciation of the yen increasing prices for raw materials, the stagnant economy in Europe and slow growth in the Chinese economy.
In the low-temperature food logistics industry that is central to the Group’s business, factors such as the increased demand for frozen and chilled food due to changes in social demographics and lifestyles as well as the reduction in energy costs due to falling oil prices are viewed as positives, but cost control – such as retaining vehicles and securing drivers and warehouse operators – has become a significant issue.
Under these conditions, the operating revenues for the most recent fiscal year of mainly the Ami Center (Inashiki-Gun, Ibaraki Prefecture) and the Kyoto Center (Kyotanabe-shi, Kyoto Prefecture) were successful due to stable operations, and we were able to secure an increase in revenues. With respect to income, we managed to revise unit prices for some clients in the second half of the fiscal year, but due to factors including an increase in outsourcing costs and personnel costs in connection with an increase in the volumes handled for the whole term, operating income, ordinary income, and net income declined compared to the previous year.

Due to the circumstances discussed above, for the consolidated fiscal year operating revenue was 40,228 million yen (4.7% increase compared to the previous year), operating income was 1,702 million yen (15.6% decrease compared to the previous year), ordinary income was 1,665 million yen (16.6% decrease compared to the previous year), and net income was 843 million yen (25.8% decrease compared to the previous year).

Performance by Business Segment

Distribution Center Business
Due to factors including the stable operation of our Ami Center and Kyoto Center, operating revenue was 29,650 million yen (4.5% increase compared to the previous year). The segment income was 3,135 million yen (3.4% increase compared to the previous year), due predominantly to increases in outsourcing costs and personnel costs in response to an increase in volumes handled and improvement in the labor market.

Transfer Center Business
Due to an increase in volumes, operating revenue was 9,467 million yen (6.5% compared to the previous year). Segment income was 585 million yen (9.6% compared to the previous year) in connection with the growth in operating revenue.

Other Business
Operating revenue was 1,212 million yen (1.3% decrease compared to the previous year) and segment income was 214 million yen (6.7% decrease compared to the previous year).
Please note that company-wide expenses of 2,233 million yen pertaining to each segment are not included in the above.

2. Group Capital Expenditure
Capital expenditure by the Group during the most recent consolidated fiscal year totaled 2,941 million yen. This was predominantly due to the 1,757 million yen appropriated to part of the cost of acquiring land and the construction of refrigerated warehousing for the Iwatsuki Logistics Center (provisional name) (constructed in Iwatsuki-ku, Saitama-shi, Saitama Prefecture, scheduled to be completed in January 2016).

3. Group Financing
The Group took out long-term loans of 1,000 million yen to cover part of the costs necessary to acquire land and build refrigerated warehousing for the Iwatsuki Logistics Center (provisional name).

4. Issues to be Addressed
The Company and its subsidiaries believe in responding rapidly and appropriately to the constantly changing needs of its customers as the core of its medium- to long-term management strategy. In addition, in order to achieve “food safety and security” cited in our basic policies, we are ensuring thorough safe management both in our storage and transportation facilities under the motto “the safest in Japan.” In terms of logistics quality, we are also implementing a first class system to ensure quality. This system includes temperature management as a cold food transportation business operator, as well as obtaining a permit as an authorized warehouse operator under the authorized warehouse operator system from the Director-General of the Tokyo Customs House in September 2009.
At the same time, we aim to increase the value of the Group on a day-to-day basis with respect to placing greater emphasis on compliance and corporate governance on management promotion, or through implementing stricter internal control system.
The Company’s Sales Headquarters aims to develop new centers and provide efficient logistics services in order to respond to increases in volume predominantly in Tokyo and the surrounding areas for our distribution center business. We established the Western Japan Sales Department in June 2012 to cover all of Western Japan and will continue construction to expand our intricately planned cold chain. In our transfer center business, we will undertake initiatives to enable us to provide even higher quality and more efficient logistics services. Our Facilities Headquarters (departments that design storage, and design and maintain equipment in storage facilities, vehicles, and logistics systems) that backs up our sales efforts will proceed to respond to increases in volume and reduction of the existing facilities, the creation of logistics data systems including risk management, and plans including plans for the development of new facilities.

The Administrative Headquarters will maintain a sound financial standing by targeting strong cash flows and shareholder capital in order to respond to our demand for funds based on future capital expenditure. The Administrative Headquarters will also promote proactive investor relation activities and move forward with capital policy in anticipation of the future outlook for the business environment and results of operations as well as for financial and capital markets.
In response to these issues, the Group will aim to develop and enhance reliable human resources through measures including education and training programs specific to the rank of personnel as well as sharing personnel between Group companies in order to secure and develop high quality human resources, as well as the timely revision of personnel and various other systems. The Group will also acquire a large-scale vehicle driver’s license support system to secure drivers to secure a stable supply of drivers, given the low birth-rate and decreasing supply of drivers.

5. Assets and Liabilities
(1) Consolidated assets and liabilities
Classification	59th Term (FY2011)	60th Term (FY2012)	61st Term (FY2013)	62nd Term (FY2014) (the most recent fiscal year)
Operating revenue (millions of yen)	34,864	36,411	38,416	40,228
Ordinary income (millions of yen)	2,421	1,653	1,996	1,665
Net income (millions of yen)	1,402	922	1,137	843
Net income per share (yen)	134.48	88.51	109.47	81.19
Total assets (millions of yen)	34,646	36,935	39,275	40,915
Net assets (millions of yen)	16,701	17,388	18,160	18,743

Note:	Net income per share is calculated based on the average number of shares outstanding during the fiscal year (the number of shares minus the average number of treasury stock).
(2) Non-consolidated Assets and Liabilities

Classification	59th Term (FY2011)	60th Term (FY2012)	61st Term (FY2013)	62nd Term (FY2014) (the most recent fiscal year)
Operating revenue (millions of yen)	34,566	36,104	38,091	39,904
Ordinary income (millions of yen)	2,308	1,528	1,879	1,602
Net income (millions of yen)	1,342	853	1,085	1,217
Net income per share (yen)	128.67	81.89	104.46	117.16
Total assets (millions of yen)	33,327	35,571	35,878	38,127
Net assets (millions of yen)	15,479	16,085	16,879	17,790

Note:	Net income per share is calculated based on the average number of shares outstanding during the fiscal year (the number of shares minus the average number of treasury stock).

6. Major Subsidiaries
Major subsidiaries
Name	Amount of Capital	Investment Ratio	Content of Major Business
Healty Co., Ltd.	20 million yen	65.0%	1. Motor truck transportation business 2. Freight forwarding business
Hutec Service Co., Ltd.	10 million yen	100.0%	1. Real estate lease business 2. Facility and equipment maintenance, management, and operation subcontracting

7. Content of Main Businesses (as of March 31, 2015)

Business	Content
(1) Distribution Center Business
(i) Low-temperature food storage and transportation business

Carrying out joint storage and loading/unloading of low temperature food products and guaranteed transport system services for imported frozen food products at refrigerated logistics centers in strategic locations throughout Japan, and implementing a temperature controlled supply chain utilizing joint shipping functions to deliver products within 24 hours.

(ii) Hospital food logistics

Sorting and delivering food products focusing on low temperature food products for medical institutions, medical care related facilities and aged care facilities, etc.

(iii) Processing services

Business packing frozen vegetables, etc. into small bags at plants incorporating refrigerated warehousing.

(2) Transfer Center Business	Transfer center service system for mass retailers, joint purchasing organizations, and CO-OP, etc. that operate 24 hours a day, 365 days a year.
(3) Other	Secure transportation of important documentation and valuables such as cash and notes handled by financial institutions in Tokyo and the surrounding areas, pursuant to the Security Services Act.

8. Main Business Offices and Factories (as of March 31, 2015)
(1) The Company
Head office		Sumida-ku, Tokyo
Branches	Tohoku Branch	Izumi-ku, Sendai-shi, Miyagi
	Second Center	Izumi-ku, Sendai-shi, Miyagi
	Kanto Central Branch	Shiraoka-shi, Saitama
	Kanto Branch	Koshigaya-shi, Saitama
	Hospital Meal Ingredient Center	Koshigaya-shi, Saitama
	Second Kanto Branch	Koshigaya-shi, Saitama
Frozen Food Center
	Toda Branch	Toda-shi, Saitama
	Tokyo Branch	Hachioji-shi, Tokyo
	Second Tokyo Branch	Tachikawa-shi, Tokyo
	Tokyo Rinkai Branch	Kawasaki-ku, Kawasaki-shi, Kanagawa
	Second Center	Kawasaki-ku, Kawasaki-shi, Kanagawa
	Chubu Branch	Komaki-shi, Aichi
	Kansai Branch	Takaishi-shi, Osaka
	Second Center	Takaishi-shi, Osaka
	Kyoto Center	Kyotanabe-shi, Kyoto
	Kyushu Branch	Higashi-ku, Fukuoka-shi, Fukuoka
	Security and Transport Department	Sumida-ku, Tokyo
Distribution centers	Second Kanto Branch	Koshigaya-shi, Saitama
Co-op Daily Delivery Center
	Matsudo Center	Matsudo-shi, Chiba
	Ota Business Office	Ota-ku, Tokyo
	Kurihashi Business Office	Kuki-shi, Saitama
	Chiba General Center	Chuo-ku, Chiba-shi, Chiba
	Kanagawa JD Center	Atsugi-shi, Kanagawa

Business offices	Yamagata Business Office	Ooe-machi, Nishimurayama-gun, Yamagata
	Sendai Business Office	Wakabayashi-ku, Sendai-shi, Miyagi
	Narita Center	Tomiya-machi, Kurokawa-gun, Miyagi
	Koriyama Business Office	Koriyama-shi, Fukushima
	Ami Center	Ami-machi, Inashiki-gun, Ibaraki
	Kumagaya Business Office	Kumagaya-shi, Saitama
	Kazo Business Office	Kazo-shi, Saitama
	Minami Osawa Business Office	Hachioji-shi, Tokyo
	Takatsuki Business Office	Takatsuki-shi, Osaka
	Izumisano Business Office	Izumisano-shi, Osaka
	Kobe Business Office	Higashinada-ku, Kobe-shi, Hyogo
	Shikoku Business Office	Higashikagawa-shi, Kagawa
Factories	Processing Business Department	Koshigaya-shi, Saitama
	Kanto Factory	Koshigaya-shi, Saitama
	Kansai Factory	Takaishi-shi, Osaka
(Note)	1.	Kobe Business Office (Kobe-shi, Hyogo) changed its name from Kobe Chilled Food Wide-Area Center as of June 1, 2014.
2.	Second Tokyo Branch (Tachikawa-shi, Tokyo) changed its name from Tokyo Branch Second Center as of October 1, 2014 when it became independent from Tokyo Branch (Hachioji-shi, Tokyo).

(2) Subsidiaries
Healty Co., Ltd.	Koshigaya-shi, Saitama
Business locations	3 business offices in Saitama
1 business office in Nagano
Hutech Service, Co., Ltd.	Sumida-ku, Tokyo

9. Employees (as of March 31, 2015)
(1) Group employees
Business Segment	Number of Employees		Increase/Decrease Since the End of the Last Fiscal Year
Distribution Center Business	957	(1,124)	49	(115)
Transfer Center Business	153	(1,253)	-30	(70)
Other	118	(57)	4	(-1)
Whole Group	146	(14)	17	(5)
Total	1,374	(2,448)	40	(189)

Note:	Number of employees is the number of people employed full-time and the number in parentheses indicates the average number of temporary employees for the year (not included in the number to the left).

(2) The Company’s Employees

Number of Employees	Increase/Decrease Compared to the End of the Last Fiscal Year	Average Age	Average Years of Employment
1,282 (2,408)	41 (193)	38.9	11.9

Note:	Number of employees is the number of people employed full-time and the number in parentheses indicates the average number of temporary employees for the year (not included in the number to the left).

10. Principal Lenders and Amount of Borrowing (as of March 31, 2015)

Lenders	Balance of borrowing (millions of yen)
The Norinchukin Bank	2,330
Mizuho Bank, Ltd.	610
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	610
Mitsubishi UFJ Trust and Banking Corporation	150
The Yachiyo Bank, Ltd.	100

(Note)	The balances of Mizuho Bank, Ltd. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. include the corporate bond subscription amount of 310 million yen.

11. Other Material Items Relating to the Group
At the meeting of the Board of Directors held on February 10, 2015, the Company passed a resolution effective October 1, 2015 to establish a joint holding company with MEITO TRANSPORTATION CO., LTD. by means of a joint share transfer and integrate their businesses.

II.      Matters with respect to the Company’s Shares (as of March 31, 2015)
1. Total number of shares authorized to be issued	41,750,000 shares
2. Total number of issued and outstanding shares	10,438,000 shares
3. Number of shareholders	1,964 shareholders (down 133 shareholders from the end of previous year)
4. The status of the shareholders with the top 10 shareholding ratio to the total number of issued and outstanding shares (excluding treasury shares) is as follows.

Name of shareholder	Number of shares held (1,000 shares)	Ownership (%)
Maruha Nichiro Corporation	1,360	13.08

BBH FOR FIDELITY LOW-PRICED STOCK FUND	995	9.58

Hutech Norin Customers’ Shareholding Association	597	5.74

BANQUE DE LUXEMBOURG-CLIENT ACCOUNT	525	5.05

The Norinchukin Bank	520	5.00

The Kyoei Fire and Marine Insurance Company, Limited	520	5.00

Hutech Norin Employee Stock Ownership Plan	496	4.78

Mizuho Trust & Banking Co., Ltd. Retirement Benefit Trust Account for MEGMILK SNOW BRAND Co., Ltd., with re-trust trustee being Trust & Custody Services Bank, Ltd.	414	3.98

Nissin Healthcare Food Service Co., Ltd.	220	2.11

KINREI CORPORATION	201	1.93

(Note)	1.	Ownership is calculated by deducting the number of treasury shares (48,385 shares).
Amounts are rounded down to the nearest 1,000 shares and two decimal places.
2.
Mizuho Trust & Banking Co., Ltd. Retirement Benefit Trust Account for MEGMILK SNOW BRAND Co., Ltd., with re-trust trustee being Trust & Custody Services Bank, Ltd. means the shares of the Company are entrusted by Megmilk Snow Brand Co., Ltd. as a retirement benefit trust.

III. Stock Options, etc.
1. Stock Options Held by Officers of the Company Issued as Consideration for the Performance of Duties (as of March 31, 2015)

Name of Stock Option		Series 1 Stock Options	Series 2 Stock Options	Series 3 Stock Options
Date of Issuance Resolution		June 26, 2012	June 25, 2013	June 26, 2014
Number of Stock Options		180	133	124
Type and Number of Underlying Stock		18,000 shares of common stock (100 shares of stock per stock option)	13,300 shares of common stock (100 shares of stock per stock option)	12,400 shares of common stock (100 shares of stock per stock option)
Paid in Amount Per Stock Option		70,200 yen per stock option	92,400 yen per stock option	97,300 yen per stock option
Amount of Assets Invested Upon Exercise of Stock Option		100 yen per stock option (1 yen per share of stock)	100 yen per stock option (1 yen per share of stock)	100 yen per stock option (1 yen per share of stock)
Stock Option Vesting Schedule		From August 1, 2012 to July 31, 2042	From August 1, 2013 to July 31, 2043	From August 1, 2014 to July 31, 2044
Conditions of Exercise		*Note	*Note	*Note
Officer Holdings	Directors	180 stock options	133 stock options	124 stock options
		18,000 shares of underlying stock	13,300 shares of underlying stock	12,400 shares of underlying stock
		Held by 8 people	Held by 8 people	Held by 8 people

*Note:
Persons with stock options may only exercise their stock options under the following conditions: stock options may only be exercised collectively during the 10 day period starting on the day after they lose their status as a director of the Company.

2. Stock Options Issued to Employees, etc. as Consideration for the Performance of Duties
Not applicable.

3. Other Material Matters Concerning Stock Options
At the meeting of the Board of Directors held on February 10, 2015, a resolution for abolishment of the Company’s stock option compensation system was passed in connection with the establishment of a joint holding company with MEITO TRANSPORTATION CO., LTD. by means of a joint share transfer. Remaining stock options are scheduled to be cancelled by each director who has been granted stock options waiving their rights thereunder.

IV. Matters with Respect to the Company’s Officers
1. Directors and Audit & Supervisory Board Members (as of March 31, 2015)

Title	Name	Responsibilities and important concurrent positions
Chairman and Representative Director	Yukio Matsuda	President and Representative Director of Healty Co., Ltd.
President and Representative Director	Hiromasa Aya
Director and Corporate Adviser	Nobuyuki Aoyama
Managing Director	Kazuhiro Mine	General Planning Department General Manager
Managing Director	Tadashi Sakamitsu	Facilities Headquarters Manager President and Representative Director of Hutech Service, Co., Ltd.
Director	Futao Goto	Sales Headquarters Manager and First Sales Department General Manager
Director	Kiyoto Yonekura	Western Japan Sales Department General Manager
Director	Shigeaki Sakauchi	Administrative Headquarters Manager and Human Resources Department General Manager
Full Time Audit & Supervisory Board Member	Hitoshi Toda
Full Time Audit & Supervisory Board Member	Yoshinori Nakaki
Audit & Supervisory Board Member	Wataru Ozawa

(Note)	1.	Full Time Audit & Supervisory Board Member Hitoshi Toda and Audit & Supervisory Board Member Wataru Ozawa are outside audit & supervisory board members.
Messrs. Toda and Ozawa have years of experience in financial institutions and have an extensive expertise in finance and accounting.
2.
The Company has appointed Outside Audit & Supervisory Board Member Hitoshi Toda as an independent officer as stipulated by the regulations of the Tokyo Stock Exchange, Inc., and has notified to that effect to the Exchange.

2. Changes in Directors and Audit & Supervisory Board Member During Fiscal Year Ended March 2015
Changes in Directors’ Positions and Responsibilities, etc. During Fiscal Year Ended March 2015
Name	New	Old	Date of Change
Tadashi Sakamitsu	Managing Director and Facilities Headquarters Manager	Managing Director, Facilities Headquarters Manager and Information System Department General Manager	April 1, 2014
Kiyoto Yonekura	Director and Western Japan Sales Department General Manager	Director, Kansai Branch Manager and Western Japan Sales Department General Manager	April 1, 2014
Yukio Matsuda	Chairman and Representative Director	President and Representative Director	June 26, 2014
Hiromasa Aya	President and Representative Director	Senior Managing Director, Administrative Headquarters Manager and Finance and Accounting Department Manager	June 26, 2014
Nobuyuki Aoyama	Director and Corporate Adviser	Vice President and Representative Director	June 26, 2014
Shigeaki Sakauchi	Director, Administrative Headquarters Manager and Human Resources Department General Manager	Director, Administrative Headquarters Vice Manager and Human Resources Department General Manager	June 26, 2014
Futao Goto	Director, Sales Headquarters Manager and First Sales Department General Manager	Director and Sales Headquarters Manager	October 1, 2014

3. Total Remuneration for Directors and Audit & Supervisory Board Members
Classification	Number of Persons Paid	Total Remuneration (Millions of yen)
Directors	8	148
Audit & Supervisory Board Members	3	23
Total	11	171

Notes 1.
The maximum amount of Director and Audit & Supervisory Board Member remuneration pursuant to resolution of the general meeting of shareholders is: within 15 million yen for Directors (not including salary and bonuses paid for employees in the case of Directors who also serve as employees) (resolution of the extraordinary general meeting of shareholders held on January 16, 1988) and within 5 million yen for Audit & Supervisory Board Members (resolution of the ordinary general meeting of shareholders held on June 29, 1994).

2.	The amount of remuneration includes the officer bonus provision of 27 million yen for the most recent fiscal year.
3.	Of the above, the total amount of remuneration to outside officers (Outside Audit & Supervisory Board Members) is 15 million yen for two outside officers.
4.	The total amount of remuneration includes the amount booked during the most recent fiscal year as costs pertaining to stock options (12 million yen for 8 Directors).
5.	As of the end of the most recent fiscal year there were 8 Directors and 3 Audit & Supervisory Board Members.

4. Outside Officers
Main activities of Outside Audit & Supervisory Board Members during the Most Recent Fiscal Year

Position	Name	Main Activities
Outside Audit & Supervisory Board Member	Hitoshi Toda
Attended all 14 meetings of the Board of Directors and all 8 meetings of the Audit & Supervisory Board held during the most recent fiscal year. As a Full Time Audit & Supervisory Board Member, Mr. Toda checked the status of governance and management, made necessary statements regarding proposals and matters considered by the boards, and also made statements regarding the implementation and maintenance of the Company’s compliance system.

Outside Audit & Supervisory Board Member	Wataru Ozawa
Attended all 14 meetings of the Board of Directors and all 8 meetings of the Audit & Supervisory Board held during the most recent fiscal year. Made statements as necessary regarding the Company’s governance and implementation and maintenance of the compliance system.

Note:
The Company’s Articles of Incorporation provide that, pursuant to the provisions of Article 423, paragraph (1) of the Companies Act, the Company may enter into agreements to exempt Outside Audit & Supervisory Board Members from liability for damages to the extent permitted by laws and regulations in the cases provided by laws and regulations, but currently no limitation of liability agreement has been executed with any Outside Audit & Supervisory Board Member.

5. Reasons it is Reasonable Not to Have Outside Directors
The Company continues to consider electing outside directors, but as no suitable candidate was found at the last re-election period, the Company had no outside director as of the end of the most recent fiscal year.
However, based on recent revisions to the Companies Act and other changes in social attitudes, we made special efforts to find an outside director and were able to find a suitable candidate. Therefore, we will include a proposal for the election of Directors, including a candidate for an Outside Director, at the 62nd Ordinary General Meeting of Shareholders to be held on June 26, 2015.

V. Accounting Auditor
1. Name of Accounting Auditor
Ernst & Young ShinNihon LLC

2. Amount of Remuneration Paid to the Accounting Auditor

Amount Paid
Amount of remuneration paid to the Accounting Auditor for the most recent fiscal year	27 million yen
Total cash and other financial benefits to be paid to the Accounting Auditor by the Company and its Subsidiaries	27 million yen

Note:
Pursuant to the audit agreement between the Company and the Accounting Auditor, there is no express distinction between remuneration for auditing under the Companies Act and auditing under the Financial Instruments and Exchange Act and in substance no distinction can be made, so the total remuneration paid for the most recent fiscal year covers both types of audit.

3. Policy Regarding the Dismissal or Decision Not to Reappoint the Accounting Auditor
The Audit & Supervisory Board may upon unanimous agreement by all Accounting & Supervisory Board Members dismiss the Accounting Auditor if the Accounting Auditor falls under any of the items set forth in Article 340, paragraph (1) of the Companies Act.
Furthermore, even if the Accounting Auditor does not fall under any of the items set forth in Article 340, paragraph (1) of the Companies Act, the Audit & Supervisory Board may decide to make a proposal to dismiss or not reappoint the Accounting Auditor and pursuant to such decision the Board of Directors will submit such proposal to the general meeting of shareholders if it is found that the Accounting Auditor lacks suitability or independence and that it will be difficult for the Accounting Auditor to perform appropriate audits.

Note:
In connection with the Act for Partial Revision of the Companies Act (Act No. 90 of 2014) promulgated as of May 1, 2015, the Company changed the board that proposes dismissal or non re-appointment of the Accounting Auditor from the Board of Directors to the Audit & Supervisory Board.

VI. Systems to Ensure the Appropriateness of Business
1. Basic policy
With the aim of ensuring the appropriateness, effectiveness, and efficiency of the Company’s business, linking to the maintenance and growth of corporate value, and improving results of operations through securing the trust of society and further expanding our food product logistics functions and quality, the Company believes that putting in place and implementing an internal control system is an important management issue. The Company will work to create an internal control system with the following basic policy at its core that will apply to all of the Company’s officers and employees and everyone working at the Company’s places of business.

(1)	System to ensure that Directors and employees of the Company and its subsidiaries perform their duties in compliance with laws and regulations and the Articles of Incorporation
The Company and its subsidiaries shall put in place a Compliance and Risk Management Committee, maintain corporate ethics, and strive to perform business in compliance with the law. We shall also strive to educate personnel about, and instill a consciousness of, compliance through training sessions and meetings so that the practice and aspirations of Vision 21 – our policy regarding the performance and management of business – are achieved appropriately. In order to ensure the effectiveness of the foregoing, the Audit & Supervisory Board will conduct audits and the Business Audit & Supervisory Direction Office will conduct internal audits.

(2)	System to retain and manage information relating to the performance of duties by the Directors of the Company and its subsidiaries
The Company and its subsidiaries shall retain documents and management approval documents, such as minutes of meetings of the Board of Directors, pursuant to laws and regulations and the Company’s internal regulations. The Company shall provide an Information Security Policy given the increasing computerization of business that sets forth the guidelines for handling electronic data.

(3)	System for reporting matters regarding the execution of duties of Directors, etc. of subsidiaries to the Company
Directors of the Company’s subsidiaries shall prepare and submit Weekly Reports every week, and share information with the Company.

(4)	System for managing the risk of loss for the Company and its subsidiaries
Under the Compliance and Risk Management Committee that is responsible for overall risk management, the Company shall identify and assess all types of risk associated with business operations, and shall promote the preparation of manuals and take other measures to avoid and reduce risks.
The departments responsible for each part of the Company’s businesses shall at all times endeavor to cooperate, and the Company shall establish an Emergency Headquarters in the event of an emergency.

(5)	System to ensure that the duties of Directors of the Company and its subsidiaries are performed efficiently
At ordinary and extraordinary meetings of the Board of Directors, the Management Committee, in addition to supervising and executing decisions of important matters, shall discuss and determine matters other than the proposed subjects to the resolution of the Board of Directors in order to promote an efficient decision making and implementation process. The performance of duties at the Company and its subsidiaries shall be divided among Directors, Executive Officers, and Headquarters Managers. With respect to the management of business, the Company shall aim to share information every month by means submitting a business negotiation reports (business reports) compiled from monthly performance review meetings, and for each headquarter give timely execution instructions in addition to the weekly reports.

(6)	System to ensure the appropriateness of business by the corporate Group comprising the Company and its subsidiaries
The Company and its subsidiaries shall carry out the management of business pursuant to the same management principles. Therefore, subsidiaries shall in principle also strive to implement systems, such as compliance systems, based on the systems of their parent company.
Furthermore, in order to ensure appropriate independence from their parent company, the parent company’s Audit & Supervisory Board shall audit the status of giving instructions and of management by the parent company, as well as the status of the transactions with the parent company.

(7)	Matters concerning employees who assist the Audit & Supervisory Board and the independence and effectiveness of directions of such employees
The Company shall appoint Audit & Supervisory Board Assistants to assist the Audit & Supervisory Board with its duties as necessary. The Directors and Audit & Supervisory Board Members shall exchange opinions regarding HR matters with respect to such assistants from time to time.

(8)
System for Directors and employees of the Company and its subsidiaries to report to the Audit & Supervisory Board, and system to ensure the effectiveness of other audits by Audit & Supervisory Board Members

If any Director or employee discovers facts that pose a risk of significant damage to the Company, they must promptly report it to an Audit & Supervisory Board Member. Full Time Audit & Supervisory Board Members shall attend meetings of the Board of Directors and the Management Committee and state their opinions as necessary. In order to have an understanding of the status of the performance of duties, they shall also attend meetings of the Compliance and Risk Management Committee and other material boards and committees, review all documents related to management approval regarding the performance of duties and may request explanations from Directors and employees as necessary. Furthermore, no officer or employee shall receive disadvantageous treatment due to having given such a report or explanation to an Audit & Supervisory Board Member.

(9)	System for persons receiving reports from Directors, etc. of subsidiaries reporting to the Audit & Supervisory Board
In managing business, Directors, etc. of subsidiaries shall prepare business reports and weekly reports, Audit & Supervisory Board Members shall view such documents and may request explanations from Directors or employees of the Company or its subsidiaries as necessary.

(10)	Matters regarding policies for the handling of audit costs, etc.
Audit & Supervisory Board Members may use lawyers and other outside experts as necessary to ensure the independence of audit activities, and may claim the costs thereof from the Company.

Note: In connection with promulgation of the Act for Partial Revision of the Companies Act (Act No. 90 of 2014) and the Ministerial Ordinance for Partial Revision of the Ordinance for Enforcement of the Companies Act, etc. (Ordinance of the Ministry of Justice No. 6 of 2015) on May 1, 2015, part of the content was changed by resolution of the Board of Directors at the meeting of the Board of Directors held on April 24, 2015, and the foregoing basic policy is as amended.
Please be aware that the revised content with respect to systems for ensuring the appropriateness of business and systems regarding audits was amended to reflect the revision of laws and ordinances and the current status of the Group.

2. Internal Control System, etc.
(1)
The Internal Audit & Supervision Headquarters has established the Business Audit & Supervision Direction Office, under the direct supervision of the president, to prevent risks such as internal scandals occurring. This division audits whether business in general is being carried out in accordance with the law and appropriately and whether the Company’s management can be found to be effective and economically rational, and provides specific advice and proposals in order for business to be carried out more rationally. Audit & Supervisory Board Members also cooperate closely in performing audits.

(2)
For Group companies, the contact point is the Management Strategy Office of the Management Headquarters that performs overall management and supervision while respecting autonomy of each company and makes timely reports to the Board of Directors. Audit & Supervisory Board Members also audit the directions or management of the parent company to the Group as well as transactions with the parent company.

(3)
Within the Group, there is a whistleblower system with the aim of preventing acts in violation of laws or regulations, including internal regulations, acts with a material adverse impact on credibility or financial standing, violation of ethics, and other acts counter to public policy by officers, employees, or the organization.

(4)
With the aim of ensuring thorough knowledge of the internal control system within the Group, we have set forth the Internal Control System Master Policy and created and implemented related regulations and rules, etc., such as the Corporate Ethics Regulations, CSR Activity Standards, Corporate Governance System to Ensure the Reliability of Financial Reporting, Risk Management Regulations, the Compliance and Risk Management Committee Rules, and Information Security Policy.

These regulations and rules, etc. are posted on the Group’s intranet and are viewable at any time.

3. Basic Approach to the Exclusion of Antisocial Forces
In order to fulfill its corporate social responsibility, the Company proactively gathers information on antisocial forces, refuses all relationships with antisocial forces whatsoever, including legitimate business transactions, and refuses improper demands from antisocial forces such as demands for money. We have made declarations with respect to these points in our Corporate Ethics Regulations.

4. Measures for the Exclusion of Antisocial Forces
(1)
The General Affairs Department of the Management Headquarters is designated as the department responsible for handling antisocial forces within the Group, and it undertakes initiatives for the exclusion of antisocial forces.

(2)	We collaborate with legal counsel, police, and other outside expert organizations from time to time in order to gather information and examine measures for the exclusion of antisocial forces.
(3)
The Group has prepared an Antisocial Force Response Manual, and we conduct awareness campaigns for officers and employees, etc. through meetings such as the regular meetings of persons in charge in the Administrative Headquarters.

(4)	We ensure to always include in agreements and general conditions of transactions exchanged in day-to-day commercial activities provisions regarding the exclusion of antisocial forces.

5. Internal Control System Regarding Financial Reporting
At the Company, the Compliance and Risk Management Committee newly established in March 2008 set forth the Monitoring Protocol as a process for continuously evaluating the Company’s internal control system supervision activities, and in particular whether the internal control system is functioning effectively with respect to financial reporting for the operation of the internal control reporting system and submission of those reports pursuant to the Financial Instruments and Exchange Act. The committee carries out independent evaluation from a perspective independent from the Company’s business.

We also promote upkeep of the internal control system by means including maintenance of internal regulations, etc. and performing operation tests, etc., with a tight focus with respect to the implementation of the content of the internal control system.

Note:	The amounts of money and numbers of shares stated in this Business Report are rounded down to the nearest unit shown. Percentages are rounded off to the nearest unit shown.

Consolidated Balance Sheet
(As of March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount	Account item	Amount
(Assets)		(Liabilities)
Current assets	8,114,567	Current liabilities	9,341,869
Cash and deposits	3,595,436	Operating accounts payable	1,657,098
Operating accounts receivable	3,794,329	Short-term loans payable	1,802,000
Deferred tax assets	224,536	Current portion of bonds redeemable within 1 year	248,000
Other current assets	500,706	Lease obligations	1,215,391
Allowance for doubtful accounts	(442)	Accrued expenses	1,063,724
		Accrued income taxes	471,699
		Accrued consumption tax	444,100
		Reserve for bonuses	411,000
Fixed assets	32,800,767	Reserve for directors’ bonuses	27,850
Property, plant and equipment	30,047,143	Notes payable-facilities	1,905,300
Buildings and structures	6,192,499	Other current liabilities	95,705
Machinery, equipment and vehicles	1,258,567	Non-current liabilities	12,829,667
Land	9,612,081	Bonds payable	372,000
Leased assets	9,297,238	Long-term loans payable	1,378,000
Construction in progress	3,679,825	Lease obligations	8,625,496
Other	6,930	Retirement benefits obligations	1,468,644
		Deferred tax liabilities for revaluation	425,924
		Asset retirement obligations	390,986
Intangible fixed assets	82,708	Other	168,615
		Total liabilities	22,171,536
		(Net assets)
Investments and other assets	2,670,915	Shareholders’ equity	18,614,193
Investment securities	999,711	Capital stock	1,217,560
Long-term loans	530,000	Capital surplus	1,392,060
Deferred tax assets	491,290	Retained earnings	16,045,993
Other investments	662,221	Treasury stock	(41,419)
Allowance for doubtful accounts	(12,307)	Accumulated other comprehensive income	(297,000)
		Valuation difference on available-for-sale securities	114,012
		Revaluation reserve for land, net of taxes	(341,252)
		Re-measurements of defined benefit plans	(69,760)
		Stock acquisition rights	36,990
		Minority interests	389,614
		Total net assets	18,743,797
Total assets	40,915,334	Total liabilities and net assets	40,915,334
(Note) Amounts of less than one thousand yen are omitted.

Consolidated Statement of Income
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount
Operating revenue		40,228,426
Operating cost		36,292,659
Operating gross profit		3,935,767
Selling, general and administrative expenses		2,233,671
Operating income		1,702,095
Non-operating income
Interest and dividends income	33,001
Other non-operating income	153,026	186,027
Non-operating expenses
Interest expenses	185,982
Interest on bonds	5,703
Other non-operating expenses	30,735	222,420
Ordinary income		1,665,702
Extraordinary income
Gain on sales of non-current assets	239
Gain on sales of stocks of subsidiaries and affiliates	18,770	19,010
Extraordinary losses
Loss on disposal of non-current assets	252	252
Income before income taxes		1,684,460
Income taxes-current	853,812
Income taxes-deferred	(35,078)	818,734
Net income before minority interests		865,726
Minority interests in income		22,163
Net income		843,563
(Note) Amounts of less than one thousand yen are omitted.

Consolidated Statement of Changes in Net Assets
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at beginning of current period	1,217,560	1,392,060	15,613,080	(41,399)	18,181,301
Cumulative effect of change in accounting policy			(119,741)		(119,741)
Balance at beginning of current period reflecting change in accounting policy	1,217,560	1,392,060	15,493,339	(41,399)	18,061,560
Changes of items during period
Dividends of surplus			(290,909)		(290,909)
Net income			843,563		843,563
Purchase of treasury stock				(20)	(20)
Net changes of items other than shareholders’ equity					-
Total changes of items during period	-	-	552,653	(20)	552,633
Balance at end of current period	1,217,560	1,392,060	16,045,993	(41,419)	18,614,193

	Accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Revaluation reserve for land, net of taxes	Remeasurements of defined benefit plans	Total accumulated other comprehensive income	Stock acquisition rights	Minority interests	Total net assets
Balance at beginning of current period	65,952	(385,039)	(95,967)	(415,054)	24,925	369,551	18,160,723
Cumulative effect of change in accounting policy							(119,741)
Balance at beginning of current period reflecting change in accounting policy	65,952	(385,039)	(95,967)	(415,054)	24,925	369,551	18,040,982
Changes of items during period
Dividends of surplus							(290,909)
Net income							843,563
Purchase of treasury stock							(20)
Net changes of items other than shareholders’ equity	48,060	43,786	26,206	118,053	12,065	20,063	150,181
Total changes of items during period	48,060	43,786	26,206	118,053	12,065	20,063	702,815
Balance at end of current period	114,012	(341,252)	(69,760)	(297,000)	36,990	389,614	18,743,797
(Note) Amounts of less than one thousand yen are omitted.

Non-consolidated Balance Sheet
(As of March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount	Account item	Amount
(Assets)		(Liabilities)
Current assets	11,090,981	Current liabilities	7,664,571
Cash and deposits	3,095,123	Operating accounts payable	1,688,430
Operating accounts receivable	3,752,952	Short-term loans payable	1,550,000
Loan to subsidiary	3,515,600	Current portion of bonds redeemable within 1 year	248,000
Prepaid expenses	342,500	Current portion of long-term loans payable within 1 year	252,000
Deferred tax assets	219,259	Lease obligations	1,199,299
Other current assets	165,746	Accounts payable-other	7,592
Allowance for doubtful accounts	(200)	Accrued expenses	1,034,369
		Accrued income taxes	454,437
		Accrued consumption tax	708,896
		Deposits received	73,466
Fixed assets	27,036,951	Reserve for bonuses	402,000
Property, plant and equipment	24,302,920	Reserve for directors’ bonuses	27,500
Buildings	5,919,657	Notes payable-facilities	6,725
Structures	164,238	Other current liabilities	11,852
Machinery and equipment	1,243,204	Non-current liabilities	12,672,985
Vehicles	3,749	Bonds payable	372,000
Equipment	6,743	Long-term loans payable	1,378,000
Land	7,723,189	Lease obligations	8,580,567
Leased assets	9,242,138	Reserve for retirement benefits	1,359,857
		Deferred tax liabilities for revaluation	425,924
		Asset retirement obligations	390,986
Intangible fixed assets	82,348	Other non-current liabilities	165,648
Software	82,348	Total liabilities	20,337,556
		(Net assets)
		Shareholders’ equity	17,969,489
Investments and other assets	2,651,682	Capital stock	1,217,560
Investment securities	997,211	Capital surplus	1,392,060
Stocks of subsidiaries and affiliates	25,500	Legal capital surplus	1,392,060
Investments in capital	2,970	Retained earnings	15,401,289
Long-term loans	530,000	Legal retained earnings	93,100
Long-term prepaid expenses	905	Other retained earnings	15,308,189
Deferred tax assets	455,006	Reserve for reduction entry of depreciable assets	1,121
Lease and guarantee deposits	591,611	Reserve for reduction entry of land	77,487
Insurance funds	33,263	General reserve	13,846,132
Other investments	27,522	Retained earnings brought forward	1,383,448
Allowance for doubtful accounts	(12,307)	Treasury stock	(41,419)
		Valuation and translation adjustments	(216,103)
		Valuation difference on available-for-sale securities	125,148
		Revaluation reserve for land, net of taxes	(341,252)
		Stock acquisition rights	36,990
		Total net assets	17,790,376
Total assets	38,127,932	Total liabilities and net assets	38,127,932
(Note) Amounts of less than one thousand yen are omitted.

Non-consolidated Statement of Income
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount
Operating revenue		39,904,082
Operating cost		36,103,596
Operating gross profit		3,800,485
Selling, general and administrative expenses		2,182,686
Operating income		1,617,799
Non-operating income
Interest and dividends income	82,062
Other non-operating income	122,384	204,447
Non-operating expenses
Interest expenses	184,473
Interest on bonds	5,703
Other non-operating expenses	29,831	220,008
Ordinary income		1,602,237
Extraordinary income
Gain on sales of non-current assets	239
Gain on sales of stocks of subsidiaries and affiliates	396,160	396,399
Extraordinary losses
Loss on disposal of non-current assets	15	15
Income before income taxes		1,998,622
Income taxes-current	816,000
Income taxes-deferred	(34,602)	781,397
Net income		1,217,225
(Note) Amounts of less than one thousand yen are omitted.

Non-consolidated Statement of Changes in Net Assets
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
	Shareholders’ equity
	Capital stock	Capital surplus		Retained earnings						Treasury stock	Total shareholders’ equity
		Legal capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings				Total retained earnings
					Reserve for reduction entry of depreciable assets	Reserve for reduction entry of land	General reserve	Retained earnings brought forward
Balance at beginning of current period	1,217,560	1,392,060	1,392,060	93,100	1,277	73,721	13,146,132	1,280,483	14,594,715	(41,399)	17,162,935
Cumulative effect of change in accounting policy								(119,741)	(119,741)		(119,741)
Balance at beginning of current period reflecting change in accounting policy	1,217,560	1,392,060	1,392,060	93,100	1,277	73,721	13,146,132	1,160,742	14,474,974	(41,399)	17,043,194
Changes of items during period
Reversal of reserve for reduction entry of depreciable assets					(156)			156	-		-
Provision of reserve for reduction entry of land						3,765		(3,765)	-		-
Provision of general reserve							700,000	(700,000)	-		-
Dividends of surplus								(290,909)	(290,909)		(290,909)
Net income								1,217,225	1,217,225		1,217,225
Purchase of treasury stock										(20)	(20)
Net changes of items other than shareholders’ equity											-
Total changes of items during period	-	-	-	-	(156)	3,765	700,000	222,706	926,315	(20)	926,294
Balance at end of current period	1,217,560	1,392,060	1,392,060	93,100	1,121	77,487	13,846,132	1,383,448	15,401,289	(41,419)	17,969,489

	Valuation and translation adjustments
	Valuation difference on available-for-sale securities	Revaluation reserve for land, net of taxes	Total valuation and translation adjustments	Stock acquisition rights	Total net assets
Balance at beginning of current period	77,094	(385,039)	(307,944)	24,925	16,879,916
Cumulative effect of change in accounting policy					(119,741)
Balance at beginning of current period reflecting change in accounting policy	77,094	(385,039)	(307,944)	24,925	16,760,175
Changes of items during period
Reversal of reserve for reduction entry of depreciable assets					-
Provision of reserve for reduction entry of land					-
Provision of general reserve					-
Dividends of surplus					(290,909)
Net income					1,217,225
Purchase of treasury stock					(20)
Net changes of items other than shareholders’ equity	48,054	43,786	91,841	12,065	103,906
Total changes of items during period	48,054	43,786	91,841	12,065	1,030,201
Balance at end of current period	125,148	(341,252)	(216,103)	36,990	17,790,376
(Note) Amounts of less than one thousand yen are omitted.

Accounting Auditor’s Audit Report on Consolidated Financial Statements
Independent Auditors’ Audit Report
May 19, 2015
To:   The Board of Directors
Hutech norin Co., Ltd.
Ernst & Young ShinNihon LLC

Kazuomi Nakamura [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Rikio Watanabe [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the consolidated financial statements of Hutech norin Co., Ltd. (the “Company”) for the consolidated fiscal year (April 1, 2014 through March 31, 2015), which included the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes for the purpose of reporting under the provisions of Article 444, paragraph (4) of the Companies Act of Japan.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an independent opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hutech norin Co., Ltd. and its consolidated subsidiaries as of March 31, 2015, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Additional Information
1.     As described in “2.  Notes to the Consolidated Financial Statements, (3) Contingent liabilities,” “Tokyo Kamotsu Unso Kosei Nenkin Kikin” (general type), in which the Company has participated, has decided on a special dissolution at their representative assembly on July 11, 2014.
2.     As described in “6.  Notes to significant subsequent events,” at the meeting of the Board of Directors held on April 24, 2015, the Company executed an integration agreement concerning the management integration with MEITO TRANSPORTATION CO., LTD. through the establishment of a joint holding company by way of a joint share transfer, and jointly formed a share transfer plan.

They have no effect on our opinion.

Conflicts of Interest
We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

End of Document

Accounting Auditor’s Audit Report on Non-consolidated Financial Statements
Independent Auditors’ Audit Report
May 19, 2015
To:   The Board of Directors
Hutech norin Co., Ltd.
Ernst & Young ShinNihon LLC

Kazuomi Nakamura [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Rikio Watanabe [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the non-consolidated financial statements of Hutech norin Co., Ltd. (the “Company”) for the 62nd fiscal year (April 1, 2014 through March 31, 2015), which included the non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statement of changes in net assets, notes and detailed statements thereof for the purpose of reporting under the provisions of Article 436, paragraph (2), item (i) of the Companies Act of Japan.

Management’s Responsibility for the Non-consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and detailed statements thereof in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an independent opinion on these non-consolidated financial statements and detailed statements thereof based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and detailed statements thereof are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and detailed statements thereof. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and detailed statements thereof, whether due to fraud or error.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and detailed statements thereof.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the non-consolidated financial statements and detailed statements thereof referred to above present fairly, in all material respects, the non-consolidated financial position of Hutech norin Co., Ltd. as of March 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Additional Information
1.    As described in “2. Notes to the Consolidated Financial Statements, (3) Contingent liabilities,” “Tokyo Kamotsu Unso Kosei Nenkin Kikin” (general type), in which the Company has participated, has decided on a special dissolution at their representative assembly on July 11, 2014.
2.    As described in “9. Notes to significant subsequent events,” at the meeting of the Board of Directors held on April 24, 2015, the Company executed an integration agreement concerning the management integration with MEITO TRANSPORTATION CO., LTD. through the establishment of a joint holding company by way of a joint share transfer, and jointly formed a share transfer plan.

They have no effect on our opinion.

Conflicts of Interest
We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

End of Document

Audit & Supervisory Board’ Audit Report
Audit Report

This audit report was prepared by the Audit & Supervisory Board of Hutech norin Co., Ltd. (the “Company”) after deliberation, based on audit reports prepared by each audit & supervisory board member, concerning the performance of duties by each director during the 62nd fiscal year (April 1, 2014 through March 31, 2015). We hereby report as follows.

1.     Methods and Contents of Audit by Audit & Supervisory Board Members and the Audit & Supervisory Board

In addition to establishing audit policies and allocation of duties, and receiving reports from each audit & supervisory board member on the status and results of the audit, the Audit & Supervisory Board received reports from directors and the accounting auditor on the status of performance of their duties and requested further explanations as deemed necessary.

In compliance with the standards for audit by audit & supervisory board members established by the Audit & Supervisory Board, pursuant to the audit policies and allocation of duties, each audit & supervisory board member communicated with the Company’s employees, such as directors and the internal audit division, collected information and worked to improve the audit environment, attended meetings of the Board of Directors and other important meetings, received reports from directors and employees on the status of performance of their duties, requested further explanations as deemed necessary, reviewed important approval documents, and inspected the state of business operations and assets at the head office and other important branch offices. In addition, we monitored and inspected the status of the system to ensure compliance with applicable laws and regulations and the Articles of Incorporation by directors in performing their duties, as well as the contents of resolutions of the meetings of the Board of Directors with respect to the development of a system as defined in Article 100, paragraphs (1) and (3) of the Ordinance for Enforcement of the Companies Act of Japan (internal control system) that has been developed based on such resolutions, which are necessary to ensure proper operation of the Company.

With respect to the Company’s internal control over financial reporting, we received reports on valuation of the internal control and the status of audit from directors and Ernst & Young ShinNihon LLC and requested further explanations as deemed necessary.

With respect to subsidiaries, we communicated with and exchanged information with directors and audit & supervisory board members of the subsidiaries, received business reports from subsidiaries as deemed necessary. Based on the above methods, we reviewed the business report and its supporting schedules for the fiscal year.

In addition, we monitored and reviewed whether the accounting auditor maintained its independence and conducted the audit properly, received reports from the accounting auditor on the status of performance of its duties, and requested further explanations as deemed necessary. Furthermore, we were informed by the accounting auditor that it has established a “system to ensure the appropriate execution of duties” (Shokumu no Suikou ga Tekisetsu ni Okonawareru Koto wo Kakuho Suru Tameno Taisei) (Matters as defined in each item of Article 131 of the Company Accounting Regulations) pursuant to the “Quality Control Standards for Audits” (Kansa ni Kansuru Hinshitsu Kanri Kijun) (Business Accounting Council, October 28, 2005), and requested explanations as deemed necessary.

Based on the above methods, we reviewed the financial statements for the fiscal year (the balance sheet, statements of income, statement of changes in net assets and non-consolidated notes) as well as detailed statements thereof, and the consolidated financial statements (the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes).

2.   Results of Audit

(1)  Results of audit of the business report

(i)   The business report and its supporting schedules of the Company fairly present the financial conditions of the Company in conformity with applicable laws and regulations and the Articles of Incorporation of the Company.
(ii)   No misconduct or violation of applicable laws or regulations or the Articles of Incorporation of the Company was found with respect to the directors’ performance of their duties.
(iii)   Resolutions of the meetings of the Board of Directors with respect to the internal control system are appropriate. In addition, there are no matters to be noted regarding the execution of duties by directors with respect to the internal control system, including internal control over financial reporting.

(2)   Results of audit of the financial statements and detailed statements thereof

The methods and results of audit performed by Ernst & Young ShinNihon LLC, the accounting auditor of the Company, are appropriate.

(3) Results of audit of the consolidated financial statements

The methods and results of audit performed by Ernst & Young ShinNihon LLC, the accounting auditor of the Company, are appropriate.

May 22, 2015

Audit & Supervisory Board of
Hutech norin Co., Ltd.

Hitoshi Toda [Seal]
Full Time Audit & Supervisory Board Member
(Outside Auditor)

Yoshinori Nakagi [Seal]
Full Time Audit & Supervisory Board Member

Wataru Ozawa [Seal]
Audit & Supervisory Board Member
(Outside Audit & Supervisory Board Member)

End of Document

(Reference Documents for the General Meeting of Shareholders)

Proposals and Reference Items
Proposal No. 1 Disposition of Surplus

Surplus will be appropriated as follows.

The year-end dividend for the 62nd Term will be distributed as follows with the aim of stable dividends to our shareholders in gratitude for their support at all times, taking into account factors such as revenues during the most recent fiscal year and the business environment.
Withheld funds will be used to work towards ensuring improved performance in future through the expansion of business, such as equipping, upgrading, and expanding our facilities and offices.

1. Year-end Dividend
(1) Type of Asset Distributed
Cash

(2) Allocation of Asset Distributed and Total Amount
14 yen per share of common stock. As the Company paid an interim dividend of 14 yen per share of common stock, the Company will have paid dividends of 28 yen per share of common stock for the full year.
Total year-end dividends: 145,454,610 yen

(3) Effective Date of Surplus Distribution
June 29, 2015

2. Other Matters Regarding Disposition of Surplus
(1) Surplus Items That Have Increased and the Total Thereof
General reserve	700,000,000 yen

(2) Surplus Items That Have Decreased and the Total Thereof
Retained earnings brought forward	700,000,000 yen

Proposal No. 2 Approval of Share transfer plan
1. Reason for the Share Transfer
(1)      Background and Purpose of the Management Integration

The Company and MEITO TRANSPORTATION Co., Ltd., (“MEITO”) each as a transportation business operator focused on low-temperature food, have contributed to the development of logistics in the food industry over the years leveraging their strengths of transportation and warehousing services, in particular frozen food for the Company and chilled food for MEITO.

In present Japan, concerns regarding Japan’s declining population have increased, and changes to environment such as further advancement of globalization are expected in connection with participation in negotiations of the TPP that will increase imports and exports.  In this context, in the food industry that is both companies’ main market, manufacturers, wholesalers and retailers have reorganized in various forms, and as a result they have grown in size and shown a trend toward consolidation.  In the low-temperature food logistics industry with strong growth potential backed by the growth in the home-meal replacement market and a rise in the awareness of food security, etc., there are growing demands for high quality logistics services that respond to trend in larger, wider and faster services more effectively and ensure “food safety and security.”  Furthermore, the business environment surrounding the companies has been changing significantly; for example, there have been strengthened efforts to secure and develop drivers and operators at warehouses, actions to respond to energy costs for fuel and electricity, etc. which is at a high level because of a weak yen, reinforced approach to safety and environmental measures, and various other changes.

Under these circumstances, the companies have maintained their uniqueness without relying on specific customers in an effort to expand their respective businesses in the low-temperature food logistics industry.  However, the companies determined that it was essential to achieve a general logistics company responsible for ever-changing food logistics through building a solid cooperative relationship by making the full use of their respective know-how for frozen and chilled logistics which are strengths of both companies, improving customer services through the expansion of business activities, strengthening the management base, and using advanced temperature control techniques.  As a result of such determination, the companies shared a common view that they should be able to improve the value of a new corporate Group sustainably by gaining high reputation from the customers and becoming the customers’ partner of choice, and the Management Integration would be the best option for all of their stakeholders including their shareholders, customers and employees.  Based on the spirit of equality, as well as such common view, the companies reached an agreement decided to integrate their management.

To realize the management integration, the Company and MEITO request approval for the joint establishment of a wholly-owning parent company incorporated through the share transfer pursuant to Article 772 if the Companies Act (the “Share Transfer”).

(2)      Objectives to Achieve through the Management Integration

In more than 50 years of long history, in the low temperature food industry, the companies have provided high quality logistics services by focusing on each company’s strength, namely the frozen logistics and chilled logistics, adopting the “customer first” principle, and operating and possessing their own facilities and vehicles under a hands-on policy.  Through the expanded operations resulting from the Management Integration, the companies will share and reorganize their infrastructures for more efficient management, and at the same time seek further improvement of customer services.

Moreover, in the world of low-temperature food logistics in recent years, there is a growing need for high quality temperature control, such as storage in a frozen state and retailing and distributing in a chilled state.  The Management Integration will enable the companies to integrate their specialties in each stage of storage, sorting, transportation and delivery, which are the companies’ core operations, and to provide thorough services in low-temperature food logistics.  The companies aim to secure status as a leading company in the industry.

With respect to personnel, the companies expect to face a chronic manpower shortage due to aging population and falling birth rate.  However, the companies will try to improve productivity by sharing personnel between the companies and focusing on strengthening recruitment through the creation of a people-friendly workplace with job satisfaction by improving working conditions via development of the personnel system and enhancing personnel training and career support system.  The purchase department will pursue benefit obtained from increased volume of facilities and vehicles resulting from the Management Integration, thereby aiming to become a profitable corporate Group.

In addition, MEITO VIETNAM COMPANY LIMITED, which is a MEITO’s subsidiary, operates cold storage warehouses.  While taking into account customer trends, the companies aim to further expand this operation in the future as a joint business, including expansion of warehouses and development of a transportation business.

2. Outline of the Share Transfer Plan
　The following is as set forth in the Share Transfer Plan.

Share Transfer Plan

　MEITO TRANSPORTATION CO., LTD. (“MEITO”) and Hutech norin Co., Ltd. (“Hutech”) have agreed to carry out a share transfer by means of joint share transfer and have set forth the share transfer plan (this “Plan”) as follows.

Article 1	Share Transfer

As provided in this Plan, MEITO and Hutech shall conduct a share transfer by way of joint share transfer (the “Share Transfer”), whereby the wholly-owning parent company incorporated through the share transfer (the “New Company”) acquires all issued shares of MEITO and Hutech on the New Company Establishment Date (as defined in Article 7 of the Transfer Plan; the same applies hereinafter).

Article 2	Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares, and Other Matters Provided in the Articles of Incorporation of the New Company
2.1	The purpose, trade name, location of head office, and total number of authorized shares shall be as follows.
(1)	Purpose
The New Company’s purpose shall be as set forth in Article 2 of the attached exhibit Articles of Incorporation.
(2)	Trade name
The New Company’s trade name shall be Kabushiki Kaisha C&F Logiholdings in Japanese and Chilled & Frozen Logistics Holdings Co., Ltd. in English.
(3)	Location of head office
The New Company’s head office shall be located in Shinjuku-ku, Tokyo
(4)	Total number of authorized shares
The total number of authorized shares of the New Company shall be 100,000,000 shares of stock.
2.2	In addition to the provisions of Article 2.1, matters provided in the New Company’s Articles of Incorporation shall be as set forth in the attached exhibit Articles of Incorporation.

Article 3	Names of Directors, Audit & Supervisory Board Members, and Accounting Auditor upon Incorporation of the New Company
3.1	The names of directors upon incorporation of the New Company shall be as follows:
Yukio Matsuda, Kunio Hayashibara, Hiromasa Aya, Akihiro Muto, Kazuhiro Michita, Tadashi Sakamitsu, Wataru Ozawa, Akihiro Mizutani

3.2	The names of Audit & Supervisory Board Members upon incorporation of the New Company shall be as follows.
Hitoshi Toda, Hiroshi Miyazaki, Nobuyuki Takagi, Michiho Tachi.

3.3	The name of the Accounting Auditor upon incorporation of the New Company shall be as follows.
Ernst & Young ShinNihon LLC

Article 4	Shares to be Issued upon the Share Transfer and Allotment thereof
4.1
The New Company, upon the Share Transfer, shall issue shares of common stock of the New Company to the shareholders of MEITO and Hutech as of the time immediately before obtaining all issued shares of MEITO and Hutech (the “Reference Time”), in the number equivalent to the sum of (i) the number of shares obtained by multiplying the number of shares of MEITO issued at the Reference Time by 1, and (ii) the number of shares obtained by multiplying the number of shares of Hutech issued at the Reference Time by 1.44, in place of shares of MEITO and Hutech they hold.

4.2	Upon the Share Transfer, the New Company shall allot one share of common stock for each share of common stock of MEITO and 1.44 shares of common stock for each share of common stock of Hutech.
4.3
If the shares of common stock of the New Company to be issued to shareholders of MEITO or Hutech in accordance with Articles 4.1 and 4.2 are a fraction of less than a whole share, the New Company shall handle the matter in accordance with Article 234 of the Companies Act and other related laws and regulations.

Article 5	Treatment of Stock Options
5.1
If this Plan is approved at the general meetings of shareholders of MEITO and Hutech provided in Article 8, Hutech shall cancel any Hutech stock options that have not been exercised by the day preceding the New Company Establishment Date by causing the holders thereof to waive their stock acquisition rights and thereby abolish the stock option compensation system and switch to a pension benefit system for officers.

5.2
If the stock options are exercised during the period until cancellation of the stock options by Hutech provided in Article 5.1, Hutech shall not issue new shares of stock to the stock option holders who have exercised their stock options and instead issue them with treasury stock held by Hutech, to the extent of the number of shares of treasury stock held by Hutech.

Article 6	Amount of Capital and Reserves of the New Company
The amount of capital and reserves as of the New Company Establishment Date shall be as follows.
(1) Capital
4 billion yen
(2) Capital reserve
1 billion yen
(3) Retained earnings reserve
0 yen

Article 7	New Company Establishment Date

The date for registration of establishment of the New Company shall be October 1, 2015 (the “New Company Establishment Date”); provided, however, that this may be changed upon consultation between MEITO and Hutech as necessary in the course of proceedings of the Share Transfer or for other reasons.

Article 8	General Meeting of Shareholders to Approve the Share Transfer Plan
8.1	MEITO and Hutech shall convene ordinary general meetings of shareholders on June 26, 2015 and request the passing of resolutions approving this Plan and other matters necessary for the Share Transfer.
8.2
The dates of the ordinary general meetings of shareholders provided in Article 8.1 may be changed upon consultation between MEITO and Hutech as necessary in the course of proceedings of the Share Transfer or for other reasons.

Article 9	Listing of Shares
The shares issued by the New Company are scheduled to be listed on the Tokyo Stock Exchange on the New Company Establishment Date.

Article 10	Administrator of Shareholder Register
The administrator of the shareholder register shall be Sumitomo Mitsui Trust Bank, Limited.

Article 11	Dividends of Surplus
11.1
MEITO may pay a dividend of surplus of up to 15 yen per share to shareholders or registered pledgees listed or recorded in the final shareholder register as of March 31, 2015. Meito may also pay a dividend of surplus of up to 7.5 yen per share to shareholders or registered pledgees listed or recorded in the final shareholder register as of September 30, 2015.

11.2
Hutech may pay a dividend of surplus of up to 14 yen per share to shareholders or registered pledgees listed or recorded in the final shareholder register as of March 31, 2015. Hutech may also pay a dividend of surplus of up to 14 yen per share to shareholders or registered pledgees listed or recorded in the final shareholder register as of September 30, 2015.

11.3
Except for as provided in Articles 11.1 and 11.2, MEITO and Hutech shall not pass a resolution during the period after the preparation of this Plan and before the New Company Establishment Date to pay a dividend of surplus with a record date prior to the New Company Establishment Date.

Article 12	Cancellation of Treasury Stock

After the share purchase in connection with the share purchase demand comes into effect and before the Share Transfer comes into effect, MEITO and Hutech shall, pursuant to the provisions of Article 178 of the Companies Act, cancel all of their respective treasury stock held as of the Reference Time (including treasury stock acquired through share purchase concerning dissenting shareholders’ share purchase demand provided in Article 806, paragraph (1) of the Companies Act, which is to be exercised upon the Share Transfer) by resolution of a meeting of their Board of Directors by the date immediately preceding the New Company Establishment Date.

Article 13	Cancellation of Share Transfer
Either MEITO or Hutech may immediately cancel the Share Transfer before the New Company Establishment Date in any of the following cases.
(1)	An agreement entered into between MEITO and Hutech in connection with this Plan is cancelled.
(2)
The other party fails to perform all or part of its obligations under this Plan, or breaches this Plan, and fails to perform such obligation or cure such breach, within 10 days after a demand to do so.

(3)	There are circumstances with a material adverse effect on the management, business, financial status, or results of operations of the other party.
(4)	The other party is subject to a material administrative disposition or receives an order for rectification or similar order, on the grounds of a violation of a law or regulation.

(5)	A material obstruction to implementation of the Share Transfer arises or is discovered.

Article 14	Loss of Effect of the Share Transfer Plan

This Plan shall lose effect if the approval of the general meetings of shareholders of MEITO and Hutech provided in Article 8 or the approval of related government agencies provided under related Japanese or foreign laws or regulations is not obtained, or if the Share Transfer is cancelled pursuant to Article 13.

Article 15	Dispute Resolution
MEITO and Hutech agree that the Tokyo District Court shall have exclusive jurisdiction as the court of first instance with respect to any dispute between the parties in connection with this Plan.

Article 16	Consultation
Matters not provided for in this Plan and doubts arising with respect to the interpretation of the terms hereof shall be resolved through mutual consultation in good faith between MEITO and Hutech.

　IN WITNESS WHEREOF, the parties have caused this Plan to be executed in duplicate by affixing their names and seals hereto and each has retained one original hereof.

　April 24, 2015

MEITO:	MEITO TRANSPORTATION CO., LTD. 2-4-5, Nakacho, Musashino-shi, Tokyo Kunio Hayashibara, President and Representative Director [seal]

Hutech:	Hutech norin Co., Ltd.
2-18-4, Ryogoku, Sumida-ku, Tokyo
Hiromasa Aya, President and Representative Director [seal]

(Exhibit)

Articles of Incorporation of Chilled & Frozen Logistics Holdings Co., Ltd.

Articles of Incorporation

Chapter I. General Provisions

Article 1	Trade Name
The trade name of the Company shall be Kabushiki Kaisha C&F Holdings in Japanese and Chilled & Frozen Logistics Holdings Co., Ltd. in English.

Article 2	Purpose
2.1
The purpose of the Company shall be to control and manage the business activities of companies engaged in the following businesses and foreign companies engaged in businesses equivalent thereto by holding shares or investment equity therein.

(1)	Motor truck transportation business
(2)	Freight forwarding business
(3)	Warehousing business
(4)	Contracting business for warehousing business, manufacturing business, substitute driving service business, and vehicle management business
(5)	Worker dispatch business
(6)	Employment placement business
(7)	Education and training business
(8)	Sale of goods business
(9)	Non-life insurance agency business and life insurance enrollment business
(10)	Lease business
(11)	Motor truck transportation security business

(12)	Waste disposal business
(13)	Business with respect to real estate sales, agency, lease, development, maintenance, and management
(14)	Collecting and processing logistics data and business incidental thereto
(15)	Advertising agency business
(16)	Power generation business using renewable energy, etc. and business relating to the sale, etc. of electricity
(17)	Business operating nursery centers and child care centers
(18)	Any and all business related to the foregoing
2.2	The Company is authorized to engage in the businesses set forth in the Article 2.1.

Article 3	Location of Head Office
The Company’s head office shall be located in Shinjuku-ku, Tokyo.

Article 4	Organs
The Company shall establish the following organs in addition to the general meeting of shareholders and directors.
(1)	Board of Directors
(2)	Audit & Supervisory Board Members
(3)	Audit & Supervisory Board
(4)	Accounting Auditor

Article 5	Method of Public Notices

Public notices of the Company shall be electronic public notices; provided, however, that if the Company is unable to issue electronic public notices due to an accident or any other unavoidable reason, public notices of the Company shall be issued in the Nihon Keizai Shinbun.

Chapter II. Shares

Article 6	Total Number of Authorized Shares
The total number of shares that the Company is authorized to issue shall be 100,000,000 shares of stock.

Article 7	Acquisition of Treasury Stock
The Company may acquire shares of its own stock through market transactions, etc. upon resolution by the Board of Directors pursuant to Article 165, paragraph (2) of the Companies Act.

Article 8	Share Unit
The number of shares of the Company constituting one unit shall be 100 shares of stock.

Article 9	Rights With Respect to Shares of Less Than One Unit
Shareholders of the Company may not exercise rights other than those specified below with respect to shares of less than one unit.
(1)	Rights set forth in each Item of Article 189, paragraph (2) of the Companies Act.
(2)	Right to make requests provided in Article 166, paragraph (1) of the Companies Act.
(3)	Right to receive the allotment of shares for subscription or share options for subscription in proportion to the number of shares held by the shareholder.
(4)	Right to make requests provided in Article 10 hereof.

Article 10	Additional Purchase of Shares of Less Than One Unit

Shareholders of the Company may make requests to the Company with respect to purchasing additional shares to make up one share unit when added to the number of shares currently held in accordance with the Share Handling Regulations.

Article 11	Administrator of Shareholder Register
11.1	The Company shall have an administrator of the shareholder register.
11.2	The administrator of shareholder register and its handling office shall be designated by resolution of the Board of Directors, and announced by public notice.
11.3
The preparation and keeping of the shareholder register and the share option register of the Company, as well as any other administration with respect to the shareholder register and the share option register of the Company, shall be entrusted to the administrator of the shareholder register and shall not be handled by the Company.

Article 12	Share Handling Regulations

Handling in relation to the shares of the Company and procedures, etc. for the exercise of rights of shareholders and fees shall be pursuant to laws and regulations and these Articles of Incorporation, and the Share Handling Regulations provided by the Board of Directors.

Chapter III. General Meeting of Shareholders

Article 13	Convocation
The ordinary general meeting of shareholders of the Company shall be convened in June of each year, and extraordinary general meetings of shareholders shall be convened whenever necessary.

Article 14	Record Date of Ordinary General Meetings of Shareholders
The record date for ordinary general meetings of shareholders of the Company shall be March 31 of each year.

Article 15	Person Authorized to Convene the Meeting and Chair
15.1	The general meeting of shareholders shall be convened and chaired by the President, unless otherwise provided by laws or regulations.
15.2
If the President is unable to do so due to a misadventure, the general meeting of shareholders shall be convened and chaired by another Director, in accordance with the order set forth in advance by the Board of Directors.

Article 16	Disclosure of Reference Documents, etc. for the General Meeting of Shareholders via the Internet and Deemed Provision

When convening the general meeting of shareholders, the Company may deem that it has provided shareholders with information relating to matters to be stated or indicated in the reference documents for the general meeting of shareholders, business report, financial statements and consolidated financial statements, by disclosing such information through the use of the Internet, in accordance with the provisions of ordinances of the Ministry of Justice.

Article 17	Method of Resolution
17.1
Unless otherwise provided by laws and regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall require a majority of the voting rights of the shareholders who are present and entitled to exercise voting rights.

17.2
The resolutions provided in Article 309, paragraph (2) of the Companies Act shall require two-thirds or more of the voting rights at a meeting where the shareholders holding one-third or more of the voting rights of shareholders entitled to exercise voting rights are present.

Article 18	Exercise of Voting Rights by Proxy
18.1	A shareholder may cause one proxy, who is another shareholder of the Company with voting rights, to exercise the voting rights of the shareholder.
18.2	In the case of Article 18.1, the shareholder or the proxy shall submit a written statement certifying rights of proxy to the Company for each general meeting of shareholders.

Chapter IV. Directors and Board of Directors

Article 19	Number of Directors
The number of Directors of the Company shall not exceed 12.

Article 20	Method of Election
20.1	Directors shall be elected at general meetings of shareholders.
20.2
A resolution for the election of Directors shall require a majority of voting rights at a meeting where the shareholders holding one-third or more of the voting rights of shareholders entitled to exercise voting rights are present.

20.3	The election of Directors shall not be made by cumulative voting.

Article 21	Term of Office
21.1	The term of office of a Director shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within one year after the election of the Director.
21.2	The term of office of a Director elected to increase the number of Directors or fill a vacancy shall be the same as the remaining term of office of the incumbent Directors in office.

Article 22	Representative Director and Executive Directors
22.1	The Representative Director shall be elected by resolution of the Board of Directors.
22.2
The Board of Directors shall appoint from among the directors by resolution of the Board of Directors a Chairman and a President, as well as several Senior Advisors, Vice Chairmen, Vice Presidents, Executive Managing Directors, and Executive Directors.

Article 23	Person Authorized to Convene Meetings of the Board of Directors and Chair
23.1	Unless otherwise provided by laws and regulations, meetings of the Board of Directors shall be convened and chaired by President.

23.2
If the President is unable to do so due to a misadventure, the meeting of the Board of Directors shall be convened and chaired by another Director, in accordance with the order set forth in advance by the Board of Directors.

Article 24	Notice of Convocation of Meetings of the Board of Directors
24.1
Notice of convocation of meetings of the Board of Directors shall be issued to each Director and each Audit & Supervisory Board Member at least three days before the date of the meeting; provided, however, that in the case of urgency, this period may be shortened.

24.2	Meetings of the Board of Directors may be held without following the procedures for convocation if Directors and Audit & Supervisory Board Members unanimously consent thereto.

Article 25	Omission of Resolution of the Board of Directors
The Company shall deem a resolution of the Board of Directors to have been passed if the requirements of Article 370 of the Companies Act have been satisfied.

Article 26	Regulations of the Board of Directors

Matters concerning the Board of Directors shall be as provided in the Regulations of the Board of Directors set forth by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

Article 27	Remuneration, etc.

Remuneration, bonuses, and other economic benefits received by Directors from the Company as consideration for the performance of their duties (hereinafter referred to as “Remuneration, etc.”) shall be determined by resolution of the general meeting of shareholders.

Article 28	Exemption of Directors from Liability
28.1
Pursuant to the provisions of Article 426, paragraph (1) of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Directors (including persons who were Directors in the past) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

28.2
Pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Company may enter into agreements with Directors falling under Article 427, paragraph (1) of the Companies Act with respect to limiting liability for damages arising from negligence in the performance of their duties; provided, however, that the limit of the amount of liability for damages set forth in such agreements shall be the minimum amount provided by laws and regulations.

Chapter V. Audit & Supervisory Board Members and Audit & Supervisory Board

Article 29	Number of Audit & Supervisory Board Members
The number of Audit & Supervisory Board Members shall not exceed five.

Article 30	Method of Election
30.1	Audit & Supervisory Board Members of the Company shall be elected at general meetings of shareholders.
30.2
Resolutions for the election of Audit & Supervisory Board Members shall require a majority of the voting rights at a meeting where the shareholders holding one-third or more of the voting rights of shareholders entitled to exercise voting rights are present.

Article 31	Term of Office
31.1
The term of office of Audit & Supervisory Board Members shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within four years after the election of the Audit & Supervisory Board Member.

31.2
The term of office for an Audit & Supervisory Board Member elected to fill a vacancy of an Audit & Supervisory Board Member who left office before the expiration of their term of office shall be until the expiration of the term of office of the Audit & Supervisory Board Member who left office.

31.3
The effective period of a resolution for the election of an Audit & Supervisory Board Member elected to fill a vacancy of an Audit & Supervisory Board Member pursuant to Article 329, paragraph (3) of the Companies Act shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within four years after the election of the Audit & Supervisory Board Member.

31.4
The term of office of an Audit & Supervisory Board Member who assumes office pursuant to Article 31.3 shall be until the expiration of the term of office of the Audit & Supervisory Board Member who left office; provided, however, that it shall not exceed the conclusion of the ordinary general meeting of shareholders for the last business year ending within four years after the election of the Audit & Supervisory Board Member.

Article 32	Full Time Audit & Supervisory Board Members
Full Time Audit & Supervisory Board Members shall be appointed by resolution of the Audit & Supervisory Board.

Article 33	Convocation Notice for Meetings of the Audit & Supervisory Board
33.1
Convocation notices for meetings of the Audit & Supervisory Board shall be issued to Audit & Supervisory Board Members no later than three days before the meeting date; provided, however, that this period may be shortened in the case of urgency.

33.2	Meetings of the Audit & Supervisory Board may be held without following the procedures for convocation if all Audit & Supervisory Board Members consent thereto.

Article 34	Regulations of the Audit & Supervisory Board

Matters concerning the Audit & Supervisory Board shall be as provided in the Regulations of the Audit & Supervisory Board set forth by the Board of Auditors, in addition to laws and regulations and these Articles of Incorporation.

Article 35	Remuneration, etc.
Remuneration, etc. of Audit & Supervisory Board Members shall be determined by resolution of the general meeting of shareholders.

Article 36	Exemption of Liability of Audit & Supervisory Board Members
36.1
Pursuant to the provisions of Article 426, paragraph (1) of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Audit & Supervisory Board Members (including persons who were Audit & Supervisory Board Members in the past) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

36.2
Pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Company may enter into agreements with Audit & Supervisory Board Members falling under Article 427, paragraph (1) of the Companies Act with respect to limiting liability for damages arising from negligence in the performance of their duties; provided, however, that the limit of the amount of liability set forth in such agreements shall be the minimum amount provided by laws and regulations.

Chapter VI. Accounting Auditor

Article 37	Method of Election
The Accounting Auditor shall be elected at the general meeting of shareholders.

Article 38	Term of Office
38.1	The term of office of the Accounting Auditor shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within one year from its election.
38.2
Unless otherwise resolved at the ordinary general meeting of shareholders in Article 38.1, the Accounting Auditor shall be deemed to have been reelected at the ordinary general meeting of shareholders.

Article 39	Limitation of Liability of Accounting Auditor
39.1
Pursuant to the provisions of Article 426, paragraph (1) of the Companies Act, the Company may, by resolution of the Board of Directors, exempt the Accounting Auditor (including those who were Accounting Auditors in the past) from liability for damages arising from negligence in the performance of its duties, to the extent permitted by laws and regulations.

39.2
Pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Company may enter into an agreement with the Accounting Auditor with respect to limiting liability for damages arising from negligence in the performance of its duties; provided, however, that the limit of the amount of liability set forth in such agreement shall be the minimum amount provided by laws and regulations.

Chapter VII. Accounts

Article 40	Business Year
The business year of the Company shall be from April 1 each year until March 31 of the following year.

Article 41	Decision-making Body With Authority to Determine Dividends, etc.

Matters such as dividends provided in Article 459, paragraph (1) of the Companies Act may be determined by the Company by resolution of the Board of Directors without requiring a resolution of the general meeting of shareholders, except where otherwise provided by laws or regulations.

Article 42	Dividend Record Date
42.1	The record date for the Company’s year-end dividend shall be March 31 each year.
42.2	The Company may determine a record date and distribute other dividends in addition to the dividend provided in Article 42.1.

Article 43	Interim Dividends
The Company may distribute interim dividends with a record date of September 30 each year upon resolution of the Board of Directors.

Article 44	Expiration Period for Dividends
44.1	If a dividend is paid by cash and is not received after the lapse of a full three years from the date that payment commences, the Company shall be released from its obligation to make the payment.
44.2	No interest shall accrue on the cash provided in Article 44.1.

Supplementary Provisions

Article 1	First Business Year
Notwithstanding the provisions of Article 40, the first business year of the Company shall be from the date of incorporation until March 31, 2016.

Article 2	Initial Director and Audit & Supervisory Board Member Remuneration, etc.

Notwithstanding the provisions of Article 27 and Article 35, the amount of Remuneration, etc. for Directors and Audit & Supervisory Board Members for the period from incorporation of the Company until the conclusion of the first ordinary general meeting of shareholders shall be within 225 million yen for Directors and shall be within 45 million yen for Audit & Supervisory Board Members.

Article 3	Deletion of Supplementary Provisions
These Supplementary Provisions shall be deleted upon the conclusion of the first ordinary general meeting of shareholders.

  　3. Appropriateness of Matters Provided in Article 773, paragraph (1), items (v) and (vi) of the Companies Act
(1) Share Allocation
The Company and MEITO have determined as follows the share allocation ratio (the “Share Transfer Ratio”) for the shares of common stock of the joint holding company to be allocated and issued to the shareholders of the Company and MEITO respectively upon the establishment of the Joint Holding Company through the Share Transfer.
(i) Share Transfer Ratio
Name	The Company	MEITO
Share Transfer Ratio	1.44	1.00
(Note 1)
The Company’s shareholders will receive 1.44 shares of the Joint Holding Company’s common stock for each share of the Company’s common stock and MEITO shareholders will receive one share of the Joint Holding Company common stock for each share of MEITO common stock. Shareholders of MEITO and Hutech who are to receive fractional shares of the Joint Holding Company common stock through the Share Transfer will be paid an amount equivalent to such fractional shares pursuant to Article 234 of the Companies Act and other related laws and regulations.  However, the above-stated share transfer ratio may be changed through consultations between the companies if any material change occurs in the conditions that form the basis of the calculation.

(Note 2)	The number of shares per unit of the Joint Holding Company will be 100 shares.
(Note 3)	The number of new shares to be delivered by the Joint Holding Company (scheduled)
Common stock:  25,690,799 shares
The above number is based on the total number of issued and outstanding shares of the total number of issued and outstanding shares of the Company’s common stock as of March 31, 2015 (10,438,000 shares) and MEITO common stock as of March 31, 2015 (11,000,000 shares). However, each of the Company and MEITO plans to cancel its treasury stock that it owns, to the extent practically possible, before the Share Transfer takes effect.  Accordingly, the number of shares owned by each company as of March 31, 2015 (the Company: 48,385 shares; MEITO: 270,246 shares) is excluded in calculating the above-mentioned number of new shares of common stock to be delivered by the Joint Holding Company.
Since the number of shares of treasury stock that will actually be cancelled before the effective date of the Share Transfer has yet to be determined, the number of new shares to be delivered by the Joint Holding Company may change.

(Note 4)	Treatment of fractional units
The shareholders of the companies who receive a portion of a unit (a unit equals 100 shares) of the Joint Holding Company common stock (“Fractional Unit”) as a result of the Share Transfer will not be able to sell their Fractional Units on the Tokyo Stock Exchange (“TSE”) or any other financial instruments exchange.  The shareholders holding such Fractional Units may request the Joint Holding Company to purchase their Fractional Units in accordance with the provisions of Article 192, paragraph (1) of the Companies Act.
The Joint Holding Company’s Articles of Incorporation will provide that the shareholders holding Fractional Units may request the Joint Holding Company to offer for sale the number of shares necessary to achieve a whole unit (100 shares) with respect to shares for which they only have a Fractional Unit.  Therefore, in accordance with Article 194, paragraph (1) of the Companies Act and pursuant to the Joint Holding Company’s Articles of Incorporation, the shareholders holding Fractional Units may make such request.

(ii)  Basis of the Calculation of the Share Transfer Ratio
A. Basis of the Calculation
In order to ensure the fairness of the calculation of the share transfer ratio in the Share Transfer, the Company retained Mizuho Securities Co., Ltd. (“Mizuho Securities”) and MEITO retained Daiwa Securities Co. Ltd. (“Daiwa Securities”) as their respective independent third-party advisors and requested each of such advisors to calculate the share transfer ratio, and received a share transfer ratio calculation report.
In calculating the share transfer ratio, Mizuho Securities used (i) the market price method since the Company and MEITO are listed on the TSE and a market price for the companies’ shares exist; (ii) the comparable companies method since there are multiple listed companies engaged in similar businesses to the companies that allow estimate of share value based on comparison with similar companies; and (iii) the DCF method so that the evaluation reflects future business activities of the companies.
The results under each method of calculation are as set forth below.  The ranges of the Share Transfer Ratio in the table below represent the number of common stock of the Joint Holding Company to be allocated for one share of common stock of the Company where one share of common stock of the Joint Holding Company is allocated for one share of common stock of MEITO.

Calculation Method	Range of Share Transfer Ratio
Market price method	1.38 ~ 1.45
Comparable companies method	1.43 ~ 2.19
DCF method	1.05 ~ 1.65

When conducting its calculations in accordance with the market price method, Mizuho Securities established a record date as of February 9, 2015 and adopted (i) the closing common stock prices of the companies on the TSE as of the record date and (ii) the simple average of the closing stock price for the periods of one month, three months and six months until the record date.

Furthermore, the future profit plan of MEITO, which Mizuho Securities obtained for the analysis by the DCF method, includes a business year in which profit is expected to substantially increase compared to the previous year.  Specifically, income is expected to increase substantially from the fiscal year ending March 2015 to the fiscal year ending March 2016 due to the revision of trustee fee, decrease in temporary costs resulting from the establishment of branch offices, progress in cost improvement focusing on fuel cost, and other factors.  On the other hand, the financial projections of the Company, which Mizuho Securities obtained for the calculation by the DCF method, include no business year in which profit is expected to substantially increase or decrease.  The financial projections of the companies do not assume implementation of the Share Transfer.

In principle, Mizuho Securities based its calculations of the share transfer ratio on information received from the companies as well as publicly available information, etc. as is.  Mizuho Securities assumed that all such materials and information were accurate and complete, that there was no fact that was not disclosed to Mizuho Securities which may have a material effect on the calculation of the share transfer ratio, and other similar factors, and did not independently verify the accuracy and completeness thereof.  Furthermore, Mizuho Securities assumed that there was no independent evaluation or assessment with respect to the assets and liabilities (including contingent liabilities) of the companies and their respective subsidiaries and affiliated companies.  Mizuho Securities’ calculation of the share transfer ratio also assumed that the respective companies’ financial prospects referenced in such calculation were reasonably arranged and prepared based on the best projections and judgment currently available to the management of each company and that such calculation reflected the information and economic conditions as of February 9, 2015.

The results of the calculation of the share transfer ratio submitted by Mizuho Securities do not represent an opinion on fairness of the share transfer ratio in the Share Transfer.
Through the explanation from Mizuho Securities on evaluation methods, assumptions and background of calculation, etc. for the share transfer ratio in the Share Transfer, the Company confirmed that the above results of calculation conducted by Mizuho Securities were reasonable.

In calculating the share transfer ratio, Daiwa Securities used (i) the market price method (with the record date being February 9, 2015, using the simple average of the closing stock price for the periods of one month, three months and six months until the record date) since MEITO and the Company are listed on the TSE and a market price for the companies’ shares exist; and (ii) the discounted cash flow method (“DCF method”) so that the evaluation reflects future business activities of the companies.

The financial projections of MEITO, which Daiwa Securities obtained for the calculation by the DCF method, include a business year in which profit is expected to substantially increase compared to the previous year.  Specifically, income is expected to increase substantially from the fiscal year ending March 2015 to the fiscal year ending March 2016 due to the revision of trustee fee, decrease in temporary costs resulting from the establishment of branch offices, progress in cost improvement focusing on fuel cost, and other factors.  On the other hand, the financial projections of the Company, which Daiwa Securities obtained for the calculation by the DCF method, include no business year in which profit is expected to substantially increase or decrease.  The financial projections of the companies do not assume implementation of the Share Transfer.

The results under each method of calculation are as set forth below.  The ranges of the share transfer ratio in the table below represent the number of common stock of the Joint Holding Company to be allocated for one share of common stock of the Company where one share of common stock of the Joint Holding Company is allocated for one share of common stock of MEITO.

Calculation Method	Range of Share Transfer Ratio
Market price method	1.38 ~ 1.45
DCF method	1.36 ~ 1.67

Daiwa Securities based its calculations of the share transfer ratio on information received from the companies as well as publicly available information, etc.  Daiwa Securities assumed all such materials and information to be accurate and complete and did not independently verify the accuracy and completeness thereof.  Furthermore, Daiwa Securities did not perform an independent evaluation, appraisal or assessment with respect to the assets and liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of the companies and their respective subsidiaries and affiliated companies, including analysis and evaluation of individual assets and liabilities, and did not request an independent third-party advisor to perform any such appraisal or assessment.  Daiwa Securities’ calculation of the share transfer ratio reflects the information and economic conditions as of February 9, 2015, and assumed that the respective companies’ financial projections (including a profit plan and other information) were reasonably and properly examined and prepared based on the best projections and judgment currently available to the management of each company.

The results of the calculation of the share transfer ratio submitted by Daiwa Securities do not represent an opinion on fairness of the Share Transfer.

Through the explanation from Daiwa Securities on evaluation methods, assumptions and background of calculation, etc. for the share transfer ratio in the Share Transfer, MEITO confirmed that the above results of calculation conducted by Daiwa Securities were reasonable.

B. Background of the Calculation
The Company requested Mizuho Securities and MEITO requested Daiwa Securities to calculate the share transfer ratio in the Share Transfer.  Using the results of the calculations provided by those independent third-party advisors, the companies diligently negotiated and discussed the share transfer ratio generally taking into consideration various factors, including their respective financial status, asset status and future prospects.  Eventually, the companies determined that the share transfer ratio set forth in Section 3.(1)(i) above was appropriate, and determined and agreed on the share transfer ratio in the Share Transfer at the board of directors’ meeting of each company held on February 10, 2015.

C. Relationship with the Advisors
Neither Mizuho Securities, the Company’s advisor, nor Daiwa Securities, MEITO’s advisor, qualifies as a party related to the Company or MEITO, respectively, or has a material interest in the Share Transfer that requires disclosure.

(2)     Joint Holding Company Capital and Reserves
　The Company and MEITO have determined that the capital and reserves upon establishment of the Joint Holding Company through the Joint Share Transfer will be as follows.
Amount of capital:	4 billion yen
Capital reserves:	1 billion yen
Retained earnings reserve:	0 yen
The capital and reserves were determined through discussions between the Company and MEITO comprehensively taking into account and examining the size of the Joint Holding Company and various other circumstances and are within the scope of the provisions of Article 52 of the Ordinance on Company Accounting.

  　4.  Other Wholly Owned Subsidiary Under the Share Transfer (MEITO TRANSPORTATION CO., LTD.)
(1)     Content of Financial Statements, etc. for the Most Recent Fiscal Year
The content of the financial statements of MEITO for the fiscal year ended March 31, 2015 are available on the Company’s website (http://www.hutechnorin.co.jp/) pursuant to the provisions of laws, regulations, and Article 15 of the Company’s Articles of Incorporation.
(2) Disposal of Significant Property, Significant Burden of Debt, or Other Matters that may Cause Significant Effect to the Status of Company Property which Occurred after the Ending Date of the Most Recent Business Year
Not applicable

  　5.  Disposal of Significant Property, Significant Burden of Debt, or Other Matters that may Cause Significant Effect to the Status of Company Property which Occurred after the Ending Date of the Most Recent Business Year with regard to the Company
　Not applicable

6.	Matters Regarding Directors of Chilled & Frozen Logistics Holdings Co., Ltd.

The following persons will become the directors of Chilled & Frozen Logistics Holdings Co., Ltd.

Name (Date of birth)	Brief history, position, area of responsibility and other key posts held concurrently		(1) Number of the Company’s shares held (2) Number of MEITO TRANSPORTATION’s shares held (3) Number of Chilled & Frozen Logistics Holdings’ shares allotted
Yukio Matsuda (July 15, 1944)	December 1966	Joined Hutech norin Co., Ltd.	(1) 166,000 shares (2) － shares (3) 239,040 shares
	September 1983	Director, Sales Headquarters Deputy Manager and Food Distribution Business Department General Manager of Hutech norin Co., Ltd.
	June 1987	Director and Food Distribution Business Department General Manager of Hutech norin Co., Ltd., and President and Representative Director of Healty Co., Ltd. (current)
	January 1988	Managing Director, Sales Headquarters Manager and Home Delivery Business Department General Manager of Hutech norin Co., Ltd.
	January 1990	Senior Managing Director, Sales Headquarters Manager and Food Distribution Business Department General Manager of Hutech norin Co., Ltd.
	August 1999	Vice President, Representative Director and Sales Headquarters Manager of Hutech norin Co., Ltd.
	June 2002	President and Representative Director of Hutech norin Co., Ltd.
	June 2014	Chairman and Representative Director of Hutech norin Co., Ltd. (current)

Kunio Hayashibara (January 9, 1953)	February 1972	Joined MEITO TRANSPORTATION CO., LTD.	(1) －shares (2) 20,030 shares (3) 20,030 shares
	June 2003	Director and Eastern Japan First Business Department General Manager of MEITO TRANSPORTATION CO., LTD.
	July 2004	Director of MEITO TRANSPORTATION CO., LTD., President and Representative Director of Justem Inc., and President and Representative Director of KK S-Trust
	April 2008	Director, Sales Headquarters Manager and Western Japan Sales Department General Manager of MEITO TRANSPORTATION CO., LTD.
	June 2009	Managing Director, Sales Headquarters Manager and Western Japan Sales Department General Manager of MEITO TRANSPORTATION CO., LTD.
	April 2010	Managing Director and Sales Headquarters Manager of MEITO TRANSPORTATION CO., LTD.
	October 2013	Managing Director, Sales Headquarters Manager and Wide-Area Business Department General Manager of MEITO TRANSPORTATION CO., LTD.
	June 2014	President and Representative Director of MEITO TRANSPORTATION CO., LTD. (current)

Hiromasa Aya (May 13, 1956)	April 1980	Joined The Norinchukin Bank	(1) 6,900 shares (2) －shares (3) 9,936 shares
	July 2006	Corporate Business Division V General Manager of The Norinchukin Bank
	April 2008	Joined Hutech norin Co., Ltd. Strategic Advisor
	June 2008	Managing Director and Administrative Headquarters Manager of Hutech norin Co., Ltd.
	February 2009	Managing Director, General Planning Department General Manager and Finance and Accounting Department Supervisor of Hutech norin Co., Ltd.
	August 2010	Managing Director, Administrative Headquarters Manager and Labor Department General Manager of Hutech norin Co., Ltd.
	September 2010	Managing Director and Administrative Headquarters Manager of Hutech norin Co., Ltd.
	April 2011	Managing Director, Administrative Headquarters Manager and Human Resources Department General Manager of Hutech norin Co., Ltd.
	June 2012	Senior Managing Director, Administrative Headquarters Manager and Finance and Accounting Department General Manager of Hutech norin Co., Ltd.
	June 2014	President and Representative Director of Hutech norin Co., Ltd. (current)

Akihiro Muto (November 2, 1954)	March 1977	Joined Renown Incorporated	(1) －shares (2) 2,400 shares (3) 2,400 shares
	February 1999	Accounting Department General Manager of Renown Incorporated
	March 2004	Corporate Planning Department General Manager of Renown Durban Holdings Inc.
	March 2005	Executive Officer and Corporate Planning Headquarters Manager of Renown Durban Holdings Inc.
	May 2005	Director of Renown Durban Holdings Inc.
	March 2006	Director, Executive Officer and Corporate Planning Office General Manager of Renown Incorporated
	September 2010	Joined MEITO TRANSPORTATION CO., LTD. Accounting Department General Manager of MEITO TRANSPORTATION CO., LTD.
	October 2010	Accounting Department General Manager and Corporate Planning Department Deputy General Manager of MEITO TRANSPORTATION CO., LTD.
	June 2011	Director, Accounting Department General Manager and Corporate Planning Department General Manager of MEITO TRANSPORTATION CO., LTD.
	April 2014	Director, Accounting Department General Manager, Corporate Planning Department General Manager and Overseas Business Department General Manager of MEITO TRANSPORTATION CO., LTD.
	June 2014	Full Time Audit & Supervisory Board Member of MEITO TRANSPORTATION CO., LTD. (current)
Kazuhiro Michita (January 30, 1955)	April 1994	Joined MEITO TRANSPORTATION CO., LTD.	(1) －shares (2) 20,200 shares (3) 20,200 shares
	April 1997	Information System Department General Manager of MEITO TRANSPORTATION CO., LTD.
	June 2001	Director, Corporate Planning Department General Manager and Information System Department General Manager of MEITO TRANSPORTATION CO., LTD.
	December 2003	Director of MEITO TRANSPORTATION CO., LTD., and President and Representative Director of KK Meisho
	October 2006	Provisional Audit & Supervisory Board Member of MEITO TRANSPORTATION CO., LTD.
	June 2007	Full Time Audit & Supervisory Board Member of MEITO TRANSPORTATION CO., LTD.
	June 2014	Managing Director and Administration Headquarters Manager of MEITO TRANSPORTATION CO., LTD. (current)

Tadashi Sakamitsu (August 16, 1963)	January 1989	Joined Hutech norin Co., Ltd.	(1) 5,700 shares (2) －shares (3) 8,208 shares
	June 1998	Executive Officer and Store Support Department General Manager of Hutech norin Co., Ltd.
	November 1999	Executive Officer and Kanto Central Branch Manager of Hutech norin Co., Ltd.
	June 2002	Director and Kanto Central Branch Manager of Hutech norin Co., Ltd.
	April 2003	Director and Overseas Department General Manager of Hutech norin Co., Ltd.
	June 2007	Director, Kanto Branch Manager, Second Kanto Branch Manager, Second Kanto Branch Frozen Center Manager and Overseas Department Supervisor of Hutech norin Co., Ltd.
	July 2008	Director, Second Kanto Branch Manager and Overseas Department Supervisor of Hutech norin Co., Ltd.
	April 2010	Director and Chubu Branch Manager of Hutech norin Co., Ltd.
	April 2011	Director and First Sales Department General Manager of Hutech norin Co., Ltd.
	June 2012	Managing Director, Facilities Headquarters Manager and Information System Department General Manager of Hutech norin Co., Ltd.
December 2012
Managing Director, Facilities Headquarters Manager and Information System Department General Manager of Hutech norin Co., Ltd.
President and Representative Director of Hutech Service, Co., Ltd. (current)

	April 2014	Managing Director and Facilities Headquarters Manager of Hutech norin Co., Ltd. (current)

Wataru Ozawa (February 14, 1940)	April 1962	Joined The Kyoei Fire and Marine Insurance Company, Limited	(1) 2,700 shares (2) －shares (3) 3,888 shares
	June 1999	President and Representative Director of The Kyoei Fire and Marine Insurance Company, Limited
	June 2002	Director of Hokkaido Broadcasting Co., Ltd.
	June 2005	Chairman, Director and Executive Officer of The Kyoei Fire and Marine Insurance Company, Limited
	June 2007	Corporate Advisor of The Kyoei Fire and Marine Insurance Company, Limited
	June 2007	Audit & Supervisory Board Member of Hutech norin Co., Ltd. (current)
Akihiro Mizutani (December 27, 1942)	April 1965	Joined Meito Sangyo Co., Ltd.	(1) －shares (2) －shares (3) －shares
	June 1999	Director and Food Development Department General Manager of Meito Sangyo Co., Ltd.
	June 2001	Director and General Affairs Department General Manager of Meito Sangyo Co., Ltd.
	October 2002	Managing Director and General Affairs Department General Manager of Meito Sangyo Co., Ltd.
	April 2003	Representative Director, Managing Director and General Affairs Department General Manager of Meito Sangyo Co., Ltd.
	June 2003	President and Representative Director of Meito Sangyo Co., Ltd.
	June 2014	Chairman and Director of Meito Sangyo Co., Ltd. (current)
	June 2014	Director of MEITO TRANSPORTATION CO., LTD. (current)

(Note)	1.
The number of the Company’s and MEITO TRANSPORTATION’s shares held is based on the ownership status as of March 31, 2015.  The number of Chilled & Frozen Logistics Holdings’ shares allotted is based on such ownership status, taking the share transfer ratio into consideration.  Accordingly, the number of shares held and the number of Chilled & Frozen Logistics Holdings’ shares delivered may change during the period up to the actual incorporation of Chilled & Frozen Logistics Holdings.

2.	None of the candidates has a special interest with the Company and MEITO TRANSPORTATION CO., LTD., or will have a special interest with Chilled & Frozen Logistics Holdings.
3.	Messrs. Wataru Ozawa and Akihiro Mizutani are candidates for outside directors. Both will be notified to the Tokyo Stock Exchange, Inc. as independent officers as stipulated by its regulations.
4.
Mr. Wataru Ozawa has years of experience and strong acumen as a manager of a casualty insurance company.  The Company requests that he be appointed as outside director with the expectation that he will be able to supervise and provide effective advice on Chilled & Frozen Logistics Holdings’ management in general.  Based on his performance as the Company’s outside audit & supervisory board member, we believe he will properly execute his duties as an outside director with his appreciable extent of acumen for finance and accounting.

5.
The Company requests that Mr. Akihiro Mizutani be appointed as outside director so that he will contribute to enhancing Chilled & Frozen Logistics Holdings’ corporate governance by advising its management in general from the standpoint of a manager utilizing his wealth of experience and strong acumen as a manager.

6.
The Company will enter into an agreement with Messrs. Wataru Ozawa and Akihiro Mizutani, respectively, to limit liability for damages under Article 423, paragraph (1) of the Companies Act in accordance with the provisions of Article 427, paragraph (1) of the Companies Act, subject to the approval of Proposal No. 2.  The limit of the amount of liability set forth in such agreement will be the minimum amount provided by laws and regulations.

7.	Matters Regarding Audit & Supervisory Board Members of Chilled & Frozen Logistics Holdings Co., Ltd.

The following persons will become the audit & supervisory board members of Chilled & Frozen Logistics Holdings Co., Ltd.

Name (Date of birth)	Brief history, position, area of responsibility and other key posts held concurrently		(1) Number of the Company’s shares held (2) Number of MEITO TRANSPORTATION’s shares held (3) Number of Chilled & Frozen Logistics Holdings’ shares allotted
Hitoshi Toda (August 3, 1952)	April 1976	Joined The Norinchukin Bank	(1) 3,300 shares (2) － shares (3) 4,572 shares
	September 2003	Agriculture and Forestry Department Head Examiner of The Norinchukin Bank
	July 2005	Joined Kyodo Housing Loan Co., Ltd. Loan Management Department General Manager as Officer
	June 2007	Full Time Audit & Supervisory Board Member of Hutech norin Co., Ltd. (current)
Hiroshi Miyazaki (February 11, 1954)	April 1977	Joined Kyodo Milk Industry Co., Ltd.	(1) － shares (2) 14,900 shares (3) 14,900 shares
	June 2005	Administrative Division Finance Department General Manager of Kyodo Milk Industry Co., Ltd.
	June 2008	Administrative Headquarters Finance Department General Manager and Accounting Department General Manager of Kyodo Milk Industry Co., Ltd.
	June 2009	Seconded to Hokuriku Meito Nyugyo KK President and Representative Director of Hokuriku Meito Nyugyo KK
	October 2010	Joined MEITO TRANSPORTATION CO., LTD. Administrative Headquarters Deputy Manager and Corporate Planning Department General Manager of MEITO TRANSPORTATION CO., LTD.
	June 2011	Managing Director, Corporate Planning Department Supervisor, Administrative Headquarters Manager and Finance Department General Manager of MEITO TRANSPORTATION CO., LTD.
	April 2013	Managing Director and Administrative Headquarters Manager of MEITO TRANSPORTATION CO., LTD.
	June 2014	Managing Director, Sales Headquarters Manager and Overseas Business Department General Manager of MEITO TRANSPORTATION CO., LTD.

Nobuyuki Takagi (February 25, 1953)	April 1977	Joined Nomura Securities Co., Ltd.	(1) －shares (2) －shares (3) －shares
	June 1997	Nomura Securities Co., Ltd., Financial Research Center, Corporate Research Department General Manager
	July 2004	Nomura Securities Co., Ltd., Financial & Economic Research Center, Corporate Research Department General Manager
	July 2007	Nomura Securities Co., Ltd., Financial & Economic Research Center Manager and Investment Research Department General Manager
	February 2009	Nomura Securities Co., Ltd., Global Research Headquarters, Research Managing Director
	March 2009	National University Corporation Shiga University, Faculty of Economics -affiliated Center for Risk Research, Visiting Professor
	April 2009	Shibaura Institute of Technology, Graduate School of Management, Graduate School of Engineering, Part-time Lecturer (current)
	March 2013	Audit & supervisory board member of Elan Corp. (current)
	June 2013	Audit & Supervisory Board Member of MEITO TRANSPORTATION CO., LTD. (current)

Michiho Tachi (professionally goes by Michiho Takamura) (July 14, 1974)	October 2006	Admitted as a lawyer (Daiichi Tokyo Bar Association) Joined Shitara Sakamoto Law Offices (current)	(1) －shares (2) －shares (3) －shares
	September 2007	Audit & Supervisory Board Member of KK Coop Meat (current)
(Note)	1.
The number of the Company’s and MEITO TRANSPORTATION’s shares held is based on the ownership status as of March 31, 2015.  The number of Chilled & Frozen Logistics Holdings’ shares allotted is based on such ownership status, taking the share transfer ratio into consideration.  Accordingly, the number of shares held and the number of Chilled & Frozen Logistics Holdings’ shares delivered may change during the period up to the actual incorporation of Chilled & Frozen Logistics Holdings.

2.	None of the candidates has a special interest with the Company and MEITO TRANSPORTATION CO., LTD., or will have special interest with Chilled & Frozen Logistics Holdings.
3.
Messrs. Hitoshi Toda and Nobuyuki Takagi and Ms. Michiho Tachi are candidates for outside audit & supervisory board members.  They will be notified to the Tokyo Stock Exchange, Inc. as independent officers as stipulated by its regulations.

4.
Mr. Hitoshi Toda was nominated as candidate for outside audit & supervisory board member because he has years of experience in and strong acumen for financial institutions and also because he currently serves as a managing member of the Accounting Audit Practice Working Group of Public Interest Incorporated Association Japan Audit & Supervisory Board Members Association, and has an appreciable extent of knowledge in finance and accounting.  The Company has therefore determined that he will be able to contribute to further enhance the Company’s audit regime.

5.
Mr. Nobuyuki Takagi was nominated as candidate for outside audit & supervisory board member because he has a wealth of experience and expertise in law related to listed companies that he gained through various functions at a securities firm as well as extensive acumen gained through his experience as visiting professor and lecturer at universities.  The Company requests that he be appointed as audit & supervisory board member with the expectation that he will utilize such experience and knowledge in the Chilled & Frozen Logistics Holdings’ audit regime.

6.
Ms. Michiho Tachi was nominated as candidate for outside audit & supervisory board member because she has expertise and experience as a lawyer with sufficient acumen for governing corporate management.  The Company therefore determined that she will be able to contribute to the Company’s further enhancement of its audit regime.

7.
The joint holding company will enter into an agreement with Messrs. Hitoshi Toda and Nobuyuki Takagi and Ms. Michiho Tachi, respectively, to limit liability for damages under Article 423, paragraph (1) of the Companies Act in accordance with the provisions of Article 427, paragraph (1) of the Companies Act, subject to the approval of Proposal No. 2.  The limit of the amount of liability set forth in such agreement will be the minimum amount provided by laws and regulations.

8.	Matters Regarding Accounting Auditor of Chilled & Frozen Logistics Holdings Co., Ltd.

The following firm will become the accounting auditor of Chilled & Frozen Logistics Holdings Co., Ltd.
(As of March 31, 2015)

Name	Ernst & Young ShinNihon LLC
Head office	Hibiya Kokusai Building, 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo
History	October 1985	Established Showa Ota & Co.
	January 1986	Established Century Audit Corporation
	April 2000	Showa Ota & Co. and Century Audit Corporation merged and established Century Ota Showa & Co.
	July 2001	Corporate name changed to Shin Nihon & Co.
	July 2008	Corporate name changed to Ernst & Young ShinNihon LLC due to the change of type of auditing corporation
	(1) Capital: 913 million yen (2) Staffing (excluding part-time employees)
		Partners	Staff	Total
Outline	CPAs	627	2,836	3,463
	Partly-qualified accountants	-	1,091	1,091
	Others	22	1,688	1,710
	Total	649	5,615	6,264
	(3) Number of audit clients: 4,085 companies
(Note)
The Company will enter into an agreement with Ernst & Young ShinNihon LLC to limit liability for damages under Article 423, paragraph (1) of the Companies Act in accordance with the provisions of Article 427, paragraph (1) of the Companies Act, subject to the approval of Proposal No. 2.  The limit of the amount of liability set forth in such agreement will be the minimum amount provided by laws and regulations.

Proposal No. 3  Appointment of Nine Directors

The terms of the office of all eight directors will expire at the close of this general meeting of shareholders.  Accordingly, the Company asks that the shareholders appoint nine directors by adding one outside director to enhance the management supervisory function.

The following are the candidates for directors.

No.	Name (Date of birth)	Brief history, position and area of responsibility at the Company (and other key posts held concurrently)		Number of the Company’s shares held
1	Yukio Matsuda (July 15, 1944)	December 1966	Joined Hutech norin Co., Ltd.	166,000 shares
		September 1983	Director, Sales Headquarters Deputy Manager and Food Distribution Business Department General Manager of Hutech norin Co., Ltd.
		June 1987	Director and Food Distribution Business Department General Manager of Hutech norin Co., Ltd., and President and Representative Director of Healty Co., Ltd. (current)
		January 1988	Managing Director, Sales Headquarters Manager and Home Delivery Business Department General Manager of Hutech norin Co., Ltd.
		January 1990	Senior Managing Director, Sales Headquarters Manager and Food Distribution Business Department General Manager of Hutech norin Co., Ltd.
		August 1999	Vice President, Representative Director and Sales Headquarters Manager of Hutech norin Co., Ltd.
		June 2002	President and Representative Director of Hutech norin Co., Ltd.
		June 2014	Chairman and Representative Director of Hutech norin Co., Ltd. (current)
(Key post held concurrently)
President and Representative Director of Healty Co., Ltd.

2	Hiromasa Aya (May 13, 1956)	April 1980	Joined The Norinchukin Bank	6,900 shares
		July 2006	Corporate Business Division V General Manager of The Norinchukin Bank
		April 2008	Joined Hutech norin Co., Ltd. Strategic Advisor
		June 2008	Managing Director and Administrative Headquarters Manager of Hutech norin Co., Ltd.
		February 2009	Managing Director, General Planning Department General Manager and Finance and Accounting Department Supervisor of Hutech norin Co., Ltd.
		August 2010	Managing Director, Administrative Headquarters Manager and Labor Department General Manager of Hutech norin Co., Ltd.
		September 2010	Managing Director and Administrative Headquarters Manager of Hutech norin Co., Ltd.
		April 2011	Managing Director, Administrative Headquarters Manager and Human Resources Department General Manager of Hutech norin Co., Ltd.
		June 2012	Senior Managing Director, Administrative Headquarters Manager and Finance and Accounting Department General Manager of Hutech norin Co., Ltd.
		June 2014	President and Representative Director of Hutech norin Co., Ltd. (current)

3	Nobuyuki Aoyama (August 23, 1949)	April 1973	Joined Hutech norin Co., Ltd.	10,100 shares
		April 1985	Tohoku Branch Manager of Hutech norin Co., Ltd.
		June 1990	Director and Tohokku Branch Manager of Hutech norin Co., Ltd.
		June 2000	Managing Director and Tohoku Branch Manager of Hutech norin Co., Ltd.
		April 2003	Managing Director and Sales Headquarters Deputy Manager of Hutech norin Co., Ltd.
		June 2007	Senior Managing Director, Sales Headquarters Deputy Manager, Sales Development Department General Manager and Tokyo Rinkai Branch Manager of Hutech norin Co., Ltd.
		June 2008	Vice President, Representative Director and Business Management Department General Manager of Hutech norin Co., Ltd.
		July 2010	Vice President and Representative Director of Hutech norin Co., Ltd.
		June 2014	Director and Corporate Advisor of Hutech norin Co., Ltd. (current)

4	Kazuhiro Mine (December 7, 1956)	April 1978	Joined Hutech norin Co., Ltd.	7,800 shares
		June 1996	Director, Department Store Department General Manager, and Delivery Agency Department General Manager of Hutech norin Co., Ltd.
		August 1997	Director and Human Resources Department General Manager of Hutech norin Co., Ltd.
		June 2001	Director and Fresh Food Sales Department General Manager of Hutech norin Co., Ltd.
		June 2002	Managing Director and Fresh Food Sales Department General Manager of Hutech norin Co., Ltd.
		April 2003	Managing Director and Kansai Branch Manager of Hutech norin Co., Ltd.
		March 2006	Managing Director and General Planning Department General Manager of Hutech norin Co., Ltd.
		November 2006	Managing Director, General Planning Department General Manager and Security Control Department General Manager of Hutech norin Co., Ltd.
		February 2009	Managing Director, Administrative Headquarters Manager and Security Control Department General Manager of Hutech norin Co., Ltd.
		October 2009	Managing Director, Administrative Headquarters Manager and Labor Department General Manager of Hutech norin Co., Ltd.
		June 2010	Managing Director, Administrative Headquarters Manager, Labor Department General Manager and Security Control Department Supervisor of Hutech norin Co., Ltd.
		August 2010	Managing Director, General Planning Department General Manager and Security Control Department Supervisor of Hutech norin Co., Ltd.
		June 2012	Managing Director and General Planning Department General Manager of Hutech norin Co., Ltd.
5	Tadashi Sakamitsu (August 16, 1963)	January 1989	Joined Hutech norin Co., Ltd.	5,700 shares
		June 1998	Executive Officer and Store Support Department General Manager of Hutech norin Co., Ltd.
		November 1999	Executive Officer and Kanto Central Branch Manager of Hutech norin Co., Ltd.
		June 2002	Director and Kanto Central Branch Manager of Hutech norin Co., Ltd.
		April 2003	Director and Overseas Department General Manager of Hutech norin Co., Ltd.
		June 2007	Director, Kanto Branch Manager, Second Kanto Branch Manager, Second Kanto Branch Frozen Center Manager and Overseas Department Supervisor of Hutech norin Co., Ltd.
		July 2008	Director, Second Kanto Branch Manager and Overseas Department Supervisor of Hutech norin Co., Ltd.
		April 2010	Director and Chubu Branch Manager of Hutech norin Co., Ltd.
		April 2011	Director and First Sales Department General Manager of Hutech norin Co., Ltd.
		June 2012	Managing Director, Facilities Headquarters Manager and Information System Department General Manager of Hutech norin Co., Ltd.
December 2012
Managing Director, Facilities Headquarters Manager and Information System Department General Manager of Hutech norin Co., Ltd.
President and Representative Director of Hutech Service, Co., Ltd. (current)

		April 2014	Managing Director and Facilities Headquarters Manager of Hutech norin Co., Ltd. (current)
(Key post held concurrently)
President and Representative Director of Hutech Service, Co., Ltd.

6	Futao Goto (October 12, 1957)	January 1985	Joined Hutech norin Co., Ltd.	4,600 shares
		April 1998	Kanto Branch Manager of Hutech norin Co., Ltd.
		June 1998	Executive Officer and Kanto Branch Manager of Hutech norin Co., Ltd.
		July 2004	Executive Officer and Tokyo Rinkai Branch Manager of Hutech norin Co., Ltd.
		June 2012	Director and Sales Headquarters Manager of Hutech norin Co., Ltd.
		October 2014	Director, Sales Headquarters Manager and First Sales Department General Manager of Hutech norin Co., Ltd. (current)
7	Kiyoto Yonekura (December 6, 1961)	July 1987	Joined Hutech norin Co., Ltd.	3,000 shares
		January 2003	Tokyo Branch Manager of Hutech norin Co., Ltd.
		June 2006	Executive Officer and Tokyo Branch Manager of Hutech norin Co., Ltd.
		February 2009	Executive Officer and Kansai Branch Manager of Hutech norin Co., Ltd.
		June 2012	Director, Western Japan Sales Department General Manager and Kansai Branch Manager of Hutech norin Co., Ltd.
		April 2014	Director and Western Japan Sales Department General Manager of Hutech norin Co., Ltd.
8	Shigeaki Sakauchi (January 28, 1965)	April 1983	Joined Hutech norin Co., Ltd.	1,500 shares
		June 2004	Toda Branch Manager of Hutech norin Co., Ltd.
		June 2008	Executive Officer and Toda Branch Manager of Hutech norin Co., Ltd.
		June 2012	Director, Administrative Headquarters Deputy Manager and Human Resources Department General Manager of Hutech norin Co., Ltd.
		June 2014	Director, Administrative Headquarters Manager and Human Resources Department General Manager of Hutech norin Co., Ltd. (current)

9	Newly appointed Outside Wataru Ozawa (February 14, 1940)	April 1962	Joined The Kyoei Fire and Marine Insurance Company, Limited	2,700 shares
		June 1999	President and Representative Director of The Kyoei Fire and Marine Insurance Company, Limited
		June 2002	Director of Hokkaido Broadcasting Co., Ltd.
		June 2005	Chairman, Director and Executive Officer of The Kyoei Fire and Marine Insurance Company, Limited
		June 2007	Corporate Advisor of The Kyoei Fire and Marine Insurance Company, Limited
		June 2007	Outside Audit & Supervisory Board Member of Hutech norin Co., Ltd. (current)
(Note)	1.	Mr. Wataru Ozawa is a candidate for director who is to be newly appointed.
2.	None of the candidates has a special interest with the Company.
3.	Mr. Wataru Ozawa is a candidate for outside director.
4.
Mr. Wataru Ozawa has years of experience and strong acumen as a manager of a casualty insurance company.  The Company requests that he be appointed as outside director with the expectation that he will supervise and provide effective advice on the Company’s management in general.  Based on his performance as the Company’s outside audit & supervisory board member, we believe he will properly execute his duties as an outside director with his appreciable extent of acumen for finance and accounting.  His tenure as outside audit & supervisory board member of the Company will be eight years at the time of the close of this general meeting of shareholders.

5.	If Mr. Wataru Ozawa is appointed as originally proposed and assumes the office of outside director, he will be an independent officer as stipulated by the regulations of the Tokyo Stock Exchange, Inc.
6.
In order for outside directors to fully play their expected roles, the articles of incorporation of the Company provides that the Company may enter into an agreement with each outside director to limit his liability for damages under Article 423, paragraph (1) of the Companies Act to the minimum amount liable as stipulated by law if the conditions prescribed by law are applicable.  If the appointment of Mr. Wataru Ozawa is approved, the Company will enter into such agreement with him to limit his liability for damages.

Proposal No. 4  Appointment of Three Audit & Supervisory Board Members

The terms of the office of all three audit & supervisory board members will expire at the close of this general meeting of shareholders.  Accordingly, the Company asks that the shareholders appoint three audit & supervisory board members.

The Company has obtained the consent of the audit & supervisory board with respect to this proposal.

The following are the candidates for audit & supervisory board members.

No.	Name (Date of birth)	Brief history, position and area of responsibility at the Company (and other key posts held concurrently)		Number of the Company’s shares held
1	Outside Hitoshi Toda (August 3, 1952)	April 1976	Joined The Norinchukin Bank	3,300 shares
		September 2003	Agriculture and Forestry Department Head Examiner of The Norinchukin Bank
		July 2005	Joined Kyodo Housing Loan Co., Ltd. Loan Management Department General Manager treated as Officer
		June 2007	Full Time Audit & Supervisory Board Member of Hutech norin Co., Ltd. (current)
2	Yoshinori Nakaki (June 21, 1944)	January 1996	Joined Hutech norin Co., Ltd.	2,100 shares
		June 2002	Executive Officer and Sales Headquarters Security Transportation Department General Manager of Hutech norin Co., Ltd.
		June 2009	Full Time Audit & Supervisory Board Member (current)

3	Newly appointed Outside Michiho Tachi (professionally goes by Michiho Takamura) (July 14, 1974)	October 2006	Admitted as a lawyer (Daiichi Tokyo Bar Association) Joined Shitara Sakamoto Law Offices (current)	－
		September 2007	Audit & Supervisory Board Member of KK Coop Meat (current)
(Key post held concurrently) Audit & Supervisory Board Member of KK Coop Meat
(Note)	1.	Ms. Michiho Tachi is a candidate for audit & supervisory board member who is to be newly appointed.
2.	Neither Mr. Hitoshi Toda nor Mr. Yoshinori Nakaki has a special interest with the Company.

The company has an advisory contract with other lawyers of Shitara Sakamoto Law Offices with which Mr. Michiho Tachi is affiliated with as a lawyer, but the value of the contract as a consideration is minor, accounting for 0.03% or less of operating revenue of the Company.  Furthermore, she is not the party to the advisory contract, and thus this will not affect her independence.

3.
Mr. Hitoshi Toda and Ms. Michiho Tachi are candidates for outside audit & supervisory board members.  The Company has designated Mr. Hitoshi Toda as an independent officer as stipulated by the regulations of the Tokyo Stock Exchange, Inc. and notified the Exchange to that effect.  If Mr. Toda is reappointed and assumes the office of outside audit & supervisory board member, he will remain to be an independent officer.  If Ms. Michiho Tachi is appointed as originally proposed, the Company will notify the Exchange that she is also an independent officer.

4.
Mr. Hitoshi Toda was nominated as candidate for outside audit & supervisory board member because he has years of experience in and strong acumen for financial institutions and also because he currently serves as a managing member of the Accounting Audit Practice Working Group of Public Interest Incorporated Association Japan Audit & Supervisory Board Members Association, and has an appreciable extent of knowledge in finance and accounting.  The Company has therefore determined that he will be able to contribute to further enhancing the Company’s audit regime.

5.
Ms. Michiho Tachi was nominated as candidate for outside audit & supervisory board member because she has expertise and experience as a lawyer with sufficient acumen in overseeing corporate management.  The Company therefore determined that she will be able to contribute to the Company’s further enhancement of its audit regime.

6.
Mr. Hitoshi Toda is currently an outside audit & supervisory board member of the Company.  His tenure as outside audit & supervisory board member of the Company is eight years at the time of the close of this general meeting of shareholders.

7.
In order for outside audit & supervisory board members to fully play their expected roles, the articles of incorporation of the Company provides that the Company may enter into an agreement with each outside audit & supervisory board member to limit his or her liability for damages under Article 423, paragraph (1) of the Companies Act to the minimum amount liable as stipulated by law if the conditions prescribed by law are applicable.  If the appointment of Mr. Hitoshi Toda and Ms. Michiho Tachi is approved, the Company will enter into such agreement with each of them to limit their liabilities for damages.

Proposal No. 5  Payment of Bonuses for Officers

In light of business results of Fiscal Year Ended March 2015 and other factors, the Company would like to pay bonuses aggregating 27.5 million yen to eight directors who are in office as of the end of the fiscal year ended March 31, 2015.

The board of directors will determine the amount to be paid to each director.

The aggregate amount above has been recorded as reserve for bonuses for officers in the financial statements for the fiscal year ended March 31, 2015.

End of Document

The integration and joint share transfer described in this press release involves securities of foreign companies.  The offer is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial information included in this document was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only.  While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Matters to Be Disclosed on the Internet
upon Sending the Notice of Convocation of
the 62nd Ordinary General Meeting of Shareholders

1.	Notes to the Consolidated Financial Statements
(From April 1, 2014 ~ March 31, 2015)
2.	Notes to the Non-consolidated Financial Statements
(From April 1, 2014 ~ March 31, 2015)
3.	General Meeting of Shareholders Reference Materials 2nd Agenda: Approval for the Share Transfer Plan
“4. Matters concerning the other wholly-owned subsidiary (MEITO TRANSPORTATION CO., LTD.) (1) Contents of financial statements for the final business year”

Hutech norin Co., Ltd.

Notes to the Consolidated Financial Statements

1.	Notes to significant items relating to the basis of presentation of the consolidated financial statements
(1)	Scope of consolidation
Number of consolidated subsidiaries 2
Healty Co., Ltd.
Hutech Service Co., Ltd.

(2)	Application of the equity method
(i)	Number of affiliates accounted for by the equity method
Not applicable.
Tokyo Teion Reizo Kabushiki Kaisha has been excluded from the scope of equity accounting from the consolidated fiscal year under review because all of its shares were disposed.

(ii)
An affiliate not accounted for by the equity method (NK Shoji Kabushiki Kaisha) has been excluded from the scope of equity accounting because, in terms of their net income (amount corresponding to the equity interest) and retained earnings (amount corresponding to the equity interest), they lack materiality and would have an insignificant effect on the consolidated financial statements.

(3)	Fiscal years of consolidated subsidiaries
The fiscal years of the consolidated subsidiaries are one year ending on March 31, and the closing dates of the consolidated subsidiaries are the same as the consolidated closing date.

(4)	Accounting standards
(i)	Valuation standards and method for material assets
Available-for-sale securities
Other securities

With market values
Stated at fair value based on the market price on the closing date.  (Valuation differences between the market value and the fair value are directly incorporated into capital, with the selling cost calculated according to the moving average method.)

Without market values	Stated cost, using the moving average method.

(ii)	Method of depreciation of material depreciable assets
1)	Property, plant and equipment (excluding leased assets)
The declining balance method is used.
However, the straight-line method is used for buildings (excluding buildings and accompanying facilities) acquired on or after April 1, 1998.
Primary useful lives are as follows:

		Buildings and structures: Machinery, equipment and vehicles:	10 – 21 years 10 – 12 years

2)	Intangible fixed assets (excluding leased assets)	Software (for internal use) is depreciated by the straight-line method based on the length of time it can be used within the Company (5 years).

3)	Leased assets Leased assets related to finance leases that do not result in transfer of ownership of the leased assets to the lessee
The straight-line method is used over the leasing period, but not exceeding the remaining leasing period, assuming that residual values would be zero.
However, the straight-line method is used for vehicles assuming that residual values would be 10%.
Finance leases that do not result in transfer of ownership of leased assets to the lessee, which had been entered into before application of the Accounting Standard for Lease Transactions (i.e., on or before March 31, 2008), are still accounted for in the same manner as operating leases.

(iii)	Accounting standards for material allowances
1)	Allowance for doubtful accounts
To provide for losses from doubtful loan receivables, the amount expected to be irrecoverable is set aside based on the default rate for general loan receivables, and by individually considering the recoverability of loans for specific loan receivables at risk of default.

2)	Reserve for bonuses	To provide for future payment of bonuses to employees, an amount is set aside based on the amount expected to be paid in the fiscal year under review.

3)	Reserve for directors’ bonuses	To provide for directors’ bonuses, an amount is set aside based on an estimate of bonuses payable for the fiscal year under review.

(iv)	Accounting for retirement benefits
-	Method of attributing expected retirement benefits to periods
To calculate retirement benefits obligations, a period straight-line basis is used as the method of attributing expected retirement benefits to periods up to the close of the fiscal year under review.
-	Methods of treating actuarial differences
Actuarial differences are treated as expenses from the fiscal year following the fiscal year, during which such differences occur, on a straight-line basis for a specific period of years (10 years) not exceeding the average remaining years of service of employees when such differences occur.
Consolidated subsidiaries apply a simplified method to calculate retirement benefit obligation.

(v)	Other significant items relating to the basis of presentation of the consolidated financial statements
Accounting for consumption taxes
Consumption taxes are calculated using the net of tax method.

(5)	Changes in accounting policy
From the fiscal year under review, the Company applied the “Accounting Standard for Retirement Benefits” (ASBJ Statement No. 26, May 17, 2012) and “Guidance on Accounting Standard for Retirement Benefits” (ASBJ Guidance No. 25, March 26, 2015) with regard to provisions set forth in the text of paragraph 35 of the Accounting Standard for Retirement Benefits and the text of paragraph 67 of the Guidance on Accounting Standard for Retirement Benefits.  As a result, the Company revised its calculation method for retirement benefit obligation and service cost.  The Company has changed the method for determining the discount rate from one that uses a discount rate based on the service period close to the average remaining service period of employees to one that uses a single weighted average discount rate reflecting the estimated timing and amount of benefit payment.

At the application of the Accounting Standard for Retirement Benefits, the Company recognized the effect of this change to the calculation method for retirement benefit obligation and service cost in retained earnings at the beginning of the fiscal year under review in accordance with transitional provisions set forth in paragraph 37 of the Accounting Standard for Retirement Benefits.
As a result, retirement benefit liability increased by 185,357 thousand yen and retained earnings decreased by 119,741 thousand yen at the beginning of the fiscal year under review.  In addition, these changes have an insignificant effect on the consolidated profit or loss.

(6)	Changes in presentation methods
Accrued consumption tax
Previously, “accrued consumption tax” was included within “other current liabilities” of “current liabilities” on the Consolidated Balance Sheet, but from the fiscal year under review, it was changed to be presented as a separate account due to its increased materiality.

2.	Notes to the Consolidated Balance Sheet
(1)	Accumulated depreciation of property, plant and equipment	18,416,713 thousand yen
(2)	Assets pledged as collateral and secured obligations
(i)	Assets pledged as collateral
Buildings and structures	142,903 thousand yen
Machinery, equipment and vehicles	99,753 thousand yen
Land	1,950,606 thousand yen
Total	2,193,263 thousand yen

(ii)	Secured obligations
Short-term loans payable	600,000 thousand yen
Long-term loans payable (including long-term loans payable within 1 year)	800,000 thousand yen
Total	1,400,000 thousand yen

(3)	Contingent liabilities
Special dissolution of employees’ pension fund
“Tokyo Kamotsu Unso Kosei Nenkin Kikin” (general type), in which the Company has participated, has decided on a special dissolution at their representative assembly on July 11, 2014.
The Company expects that the dissolution will give rise to a cost, but it is extremely difficult to reasonably estimate the amount due to a number of uncertain factors.

(4)	Revaluation of land
Pursuant to the “Act on Revaluation of Land” (Act No. 34 of March 31, 1998), the Company revaluated its land for operations.  The amount equivalent to tax on the valuation difference has been reported as “deferred tax liabilities for revaluation” in liabilities, and the remainder has been reported as “price difference from land revaluation” in net assets.
Method of revaluation:
The calculation is made using the method of rational adjustment to the price computed by the method published by the Commissioner of the National Tax Agency for the calculation of land values that serve as the basis for taxable amounts of land-holding tax set forth in Article 16 of the Land-holding Tax Act (Act No. 69 of 1991) as set forth in Article 2, item (iv) of the Ordinance for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

Date of revaluation:	March 31, 2002
Difference between the market value of the land in the end of term when revaluation was made and the amounts listed in the account book after revaluation as set forth in Article 10 of the Act on Revaluation of Land:
1,249,016 thousand yen

3.	Notes to the Consolidated Statement of Changes in Net Assets
(1)	Class and the total number of outstanding shares at the end of the fiscal year under review
Common stock                           10,438,000 shares

(2)	Matters regarding dividends payable
(i)	Amount of dividends paid
Resolution	Class of shares	Total amount of dividends (thousands of yen)	Amount of dividend per share (yen)	Record date	Effective date
Annual general meeting of shareholders held on June 26, 2014	Common stock	145,454	14	March 31, 2014	June 27, 2014
Board of directors meeting held on November 11, 2014	Common Stock	145,454	14	September 30, 2014	December 5, 2014
Total		290,909

(ii)	Dividends with a record date in the fiscal year under review but an effective date in the subsequent fiscal year

Dividends of common stock to be submitted for approval at the annual meeting of shareholders to be held on June 26, 2015
(i)	Total amount of dividends	145,454 thousand yen
(ii)	Dividend amount per share	14 yen
(iii)	Record date	March 31, 2015
(iv)	Effective date	June 29, 2015
Dividends will be made from retained earnings.

(3)	Number of shares issued by the Company underlying stock acquisition rights as of the end of the fiscal year under review
Common stock                           43,700 shares

4.	Notes to financial instruments
(1)	Status of financial instruments
The Group has only invested in short-term bank deposits in terms of fund management, and has relied on borrowing from banks or other financial institutions in terms of funding.

With respect to operating accounts receivable, which consist of trade receivables, risk is managed using a trade receivable collection administration table.
Investment securities mainly consist of stocks of companies, with which the Group has business relations, and they are subject to the risk of market price changes.  The Group has a system to measure fair value of such securities every quarter.
Borrowings are used for working capital (primarily short-term) and capital expenditures (long-term) purposes, and not for derivative transactions or speculative transactions in accordance with the Group’s policy.

(2)	Fair value of financial instruments and other information
The amounts presented on the Consolidated Balance Sheet as of March 31, 2015, the fair values and the differences between these amounts are presented below.
Items for which it is extremely difficult to measure a fair value are not included in the following table.  (See (Note 2).)

(Unit: Thousands of yen)
		Amount on the Consolidated Balance Sheet	Fair value	Difference
(1)	Cash and deposits	3,595,436	3,595,436	-
(2)	Operating accounts receivable	3,794,329	3,794,329	-
(3)	Investment securities	888,829	888,829	-
Total assets		8,278,596	8,278,596	-
(4)	Operating accounts payable	1,657,098	1,657,098	-
(5)	Short-term loans payable	1,550,000	1,550,000	-
(6)	Long-term loans payable	1,630,000	1,614,025	(15,975)
(7)	Lease obligations	9,840,888	10,169,292	328,404
Total liabilities		14,677,986	14,990,415	312,429

(Note 1)	Calculation method of the fair values of financial instruments and matters concerning securities

(1)	Cash and deposits and (2) Operating accounts receivable
These have short durations and are therefore stated at their book values because the book values are almost equivalent to their fair values.

(3)	Investment securities
The fair value of investment securities is determined by the quoted price of the stock exchange.

(4)	Operating accounts payable and (5) Short-term loans payable
These have short durations and are therefore stated at their book values because the book values are almost equivalent to their fair values.

(6)	Long-term loans payable
The fair value of long-term loans payable with fixed interest rate is calculated by discounting the sum of the principal and interest with the interest rate of new borrowings for the same amount.

(7)	Lease obligations
The fair value of lease obligations is based on present value discounted by the interest rate, assuming that the Company newly initiates the same lease transaction.

(Note 2)
With regard to non-listed stocks and stocks of affiliates (amount on the Consolidated Balance Sheet: 110,881 thousand yen), which do not have quoted market prices and whose future cash flows cannot be estimated, it is extremely difficult to measure their fair values and therefore are not included in “Asset (3) Investment securities.”

(Note 3)	Current portion of long-term loans payable (252,000 thousand yen) included in short-term loans payable on the Consolidated Balance Sheet has been included in (6) Long-term loans payable.

5.	Notes to per share information
(1) Shareholders’ equity per share	1,763.30 yen
(2) Net income per share	81.19 yen

6.	Notes to significant subsequent events
MEITO TRANSPORTATION CO., LTD. (“MEITO”) and the Company executed a basic agreement on February 10, 2015 concerning the management integration (the “Management Integration”) through the establishment of a joint holding company (the “Joint Holding Company”) by way of a joint share transfer (the “Share Transfer”) and the companies have been in discussions to undertake the steps towards the Management Integration.  The companies executed an integration agreement and jointly formed the share transfer plan pursuant to the resolutions at their respective board of directors’ meetings held on April 24, 2015.

1.	Purpose, etc. of the Management Integration by Way of the Share Transfer

(1)	Background and Purpose of the Management Integration

MEITO and the Company, each as a transportation business operator focused on low-temperature food, have contributed to the development of logistics in the food industry over the years leveraging their strengths of transportation and warehousing services, in particular chilled food for MEITO and frozen food for the Company.

At present in Japan, concerns regarding Japan’s declining population have increased, and changes to the environment such as further advancement of globalization are expected in connection with participation in negotiations of the TPP that will increase imports and exports.  In this context, in the food industry that is both companies’ main market, manufacturers, wholesalers and retailers have reorganized in various forms, and as a result they have grown in size and shown a trend toward consolidation.  In the low-temperature food logistics industry, with strong growth potential backed by the growth in the home-meal replacement market and a rise in the awareness of food security, etc., there are growing demands for high quality logistics services that respond to trend in larger, wider and faster services more effectively and ensure “food safety and security.”  Furthermore, the business environment surrounding the companies has been changing significantly; for example, there have been strengthened efforts to secure and develop drivers and operators at warehouses, actions to respond to energy costs for fuel and electricity, etc. which is at a high level because of a weak yen, a reinforced approach to safety and environmental measures, and various other changes.

Under these circumstances, the companies have maintained their uniqueness without relying on specific customers in an effort to expand their respective businesses in the low-temperature food logistics industry.  However, the companies determined that it was essential to achieve a general logistics company responsible for ever-changing food logistics through building a solid cooperative relationship, by making the full use of their respective know-how for chilled and frozen logistics which are strengths of both companies, improving customer services through the expansion of business activities, strengthening the management base, and using advanced temperature control techniques.  As a result of such determination, the companies shared a common view that they should be able to improve the value of a new corporate group sustainably by gaining high reputation from the customers and becoming the customers’ partner of choice, and the Management Integration would be the best option for all of their stakeholders including their shareholders, customers and employees.  Based on the spirit of equality, as well as such common view, the companies reached an agreement to proceed with the proposed management integration.

(2)	Objectives to Achieve through the Management Integration

In more than 50 years of long history, in the low temperature food industry, the companies have provided high quality logistics services by focusing on each company’s strength, namely the chilled logistics and frozen logistics, adopting the “customer first” principle,  and operating and possessing their own facilities and vehicles under a hands-on policy.  Through the expanded operations resulting from the Management Integration, the companies will share and reorganize their infrastructures for more efficient management, and at the same time seek further improvement of customer services.

Moreover, in the world of low-temperature food logistics in recent years, there is a growing need for high quality temperature control, such as storage in a frozen state and retailing and distributing in a chilled state.  The Management Integration will enable the companies to integrate their specialties in each stage of storage, sorting, transportation and delivery, which are the companies’ core operations, and to provide thorough services in low-temperature food logistics.  The companies aim to secure status as a leading company in the industry.

With respect to personnel, the companies expect to face a chronic manpower shortage due to aging population and falling birth rate.  However, the companies will try to improve productivity by sharing personnel between the companies and focusing on strengthening recruitment through the creation of a people-friendly workplace with job satisfaction by improving working conditions via development of the personnel system and enhancing personnel training and a career support system.  The purchase department will pursue benefit obtained from increased volume of facilities and vehicles resulting from the Management Integration, thereby aiming to become a profitable corporate group.

In addition, MEITO VIETNAM COMPANY LIMITED, which is a MEITO’s subsidiary, operates cold storage warehouses.  While taking into account customer trends, the companies aim to further expand this operation in the future as a joint business, including expansion of warehouses and development of a transportation business.

2.	Outline of the Share Transfer

(1)	Schedule of the Share Transfer

Holding of the board of directors’ meeting to approve the Basic Agreement Concerning the Management Integration (both companies)	February 10, 2015
Execution of the Basic Agreement Concerning the Management Integration (both companies)	February 10, 2015
The record date for the ordinary general meeting of shareholders (both companies)	March 31, 2015
Holding of the board of directors’ meeting to approve the Management Integration Agreement and the Share Transfer Plan (both companies)	April 24, 2015
Execution of the Management Integration Agreement and Formation of the Share Transfer Plan (both companies)	April 24, 2015
Holding of the ordinary general meeting of shareholders to approve the management integration (both companies)	June 26, 2015 (scheduled)
The date of delisting of the shares from the Tokyo Stock Exchange (both companies)	September 28, 2015 (scheduled)
The date of management integration (date of registration of the incorporation of the Joint Holding Company)	October 1, 2015 (scheduled)
The date of listing of shares of the Joint Holding Company	October 1, 2015 (scheduled)
Please note that the above schedule may be changed in the future if necessary upon mutual consultation and agreement between the companies depending on the progress of approval process of the Management Integration or other reasons.

(2)	Method of the Share Transfer

The Share Transfer will be carried out through a joint share transfer, whereby MEITO and the Company will become wholly-owned subsidiaries of a newly established Joint Holding Company and the Joint Holding Company will become their sole parent company.

(3)	Share Allocation in the Share Transfer (Share Transfer Ratio)

	MEITO	The Company
Share transfer ratio	1	1.44

(Note 1)	Details of Allocation in the Share Transfer
MEITO shareholders will receive one share of the Joint Holding Company common stock for each share of MEITO common stock, and the Company shareholders will receive 1.44 shares of the Joint Holding Company common stock for each share of the Company common stock.

Shareholders of MEITO and the Company who are to receive fractional shares of the Joint Holding Company common stock through the Share Transfer will be paid an amount equivalent to such fractional shares pursuant to Article 234 of the Companies Act and other related laws and regulations.  However, the above-stated share transfer ratio may be changed through consultations between the companies if any material change occurs in the conditions that form the basis of the calculation.
(Note 2)	The number of shares per unit of the Joint Holding Company will be 100 shares.
(Note 3)	The number of new shares to be delivered by the Joint Holding Company (scheduled)
Common stock:  25,690,799 shares
The above number is based on the total number of issued and outstanding shares of MEITO common stock as of the end of March 2015 (11,000,000 shares) and the total number of issued and outstanding shares of the Company common stock as of the end of March 2015 (10,438,000 shares).  However, each of MEITO and the Company plans to cancel its treasury stock that it owns, to the extent practically possible, before the Share Transfer takes effect.  Accordingly, the number of shares owned by each company as of the end of March 2015 (MEITO: 270,246 shares, the Company: 48,385 shares) is excluded in calculating the above-mentioned number of new shares of common stock to be delivered by the Joint Holding Company.
Since the number of treasury stock that will actually be cancelled before the effective date of the Share Transfer has yet to be determined, the number of new shares to be delivered by the Joint Holding Company may change.
(Note 4)	Treatment of fractional units
The shareholders of the companies who receive a portion of a unit (a unit equals 100 shares) of the Joint Holding Company common stock (“Fractional Unit”) as a result of the Share Transfer will not be able to sell their Fractional Units on the Tokyo Stock Exchange (“TSE”) or any other financial instruments exchange.

The shareholders holding such Fractional Unit may request the Joint Holding Company to purchase their Fractional Units in accordance with the provisions of Article 192, paragraph (1) of the Companies Act.
The Joint Holding Company’s Articles of Incorporation is expected to provide that the shareholders holding Fractional Units may request the Joint Holding Company to offer for sale the number of shares necessary to achieve a whole unit (100 shares) with respect to shares for which they only have a Fractional Unit.  Therefore, in accordance with Article 194, paragraph (1) of the Companies Act and pursuant to the Joint Holding Company’s Articles of Incorporation, the shareholders holding Fractional Units may make such request.
(Note 5)	Basis of calculation, etc. of the share allocation in the Share Transfer
There is no change to the basis of the calculation of the share transfer ratio, background of the calculation and relationship with the advisors from what the companies announced in the press release dated February 10, 2015.

(4)	Treatment of Stock Acquisition Rights and Bonds with Stock Acquisition Rights of the Prospective Wholly-Owned Subsidiaries

The Company will abolish the stock option compensation system that has been continuously granted as compensation for directors, provided that the Management Integration Agreement will be executed and that the share transfer plan for the Share Transfer will be approved at the ordinary general meetings of shareholders of the companies.  In connection therewith, the Company will cancel all of the issued stock acquisition rights by obtaining from each of the stock acquisition rights holders a document surrendering all of his/her unexercised stock acquisition rights.  As an alternative to the stock option, the Company will introduce a pension benefit system for officers.

MEITO has not issued any stock acquisition rights.  Neither MEITO nor the Company has issued any bonds with stock acquisition rights.

(5)	Dividends of the Companies Based on the Record Date Prior to the Establishment of the Joint Holding Company

MEITO plans to pay dividends of 15 yen per share with the record date being March 31, 2015.  The Company plans to pay dividends of 14 yen per share with the record date being March 31, 2015.

Although MEITO has not paid interim dividends before, it plans to pay interim dividends of up to 7.5 yen per share in addition to the above with a record date prior to September 30, 2015.  The Company plans to pay interim dividends of up to 14 yen per share in addition to the above with a record date prior to September 30, 2015.

(6)	Dividends of the Joint Holding Company

The annual dividend amount of the Joint Holding Company for the fiscal year ending March 2016 will be determined after comprehensively considering the dividend policies and dividend payouts of the companies until now, as well as the Joint Holding Company’s business performance in the future and other similar factors.  Specific details have yet to be determined.

(7)	Treatment of Treasury Stock of the Companies

MEITO and the Company plan to cancel their respective treasury stock that they currently hold or acquire in the future, to the extent practically possible, before the effective date of the Share Transfer, and accordingly do not plan to receive shares of the Joint Holding Company for their own treasury stock.

(8)	Matters Relating to a Listing Application of the Joint Holding Company

The newly-established Joint Holding Company is expected to apply to list its shares on the TSE.  Shares of the Joint Holding Company are expected to be listed on October 1, 2015, which is the date of registration of incorporation of the Joint Holding Company.  MEITO and the Company will become wholly-owned subsidiaries of the Joint Holding Company as a result of the Share Transfer, and accordingly will be delisted from the TSE on September 28, 2015 before the listing of the Joint Holding Company.  (The date of final trading of shares will be September 25, 2015.)

3.	Profile of Parties to the Share Transfer (as of March 31, 2015)

(1)	Name	MEITO TRANSPORTATION CO., LTD.	Hutech norin Co., Ltd.
(2)	Location	2-4-5 Nakacho, Musashino-shi, Tokyo, Japan	2-18-4 Ryogoku, Sumida-ku, Tokyo, Japan
(3)	Title and name of representative	Kunio Hayashibara, President	Hiromasa Aya, President and Representative Director
(4)	Business	• General motor truck transportation services • Freight transportation handling services • Warehouse services
•  Warehouse services
•  Freezer or cold storage services
•  General motor truck transportation services and freight transportation handling services
•  Freight handling and packaging services
•  Frozen food repackaging and other processing services
•  Motor transportation security services

(5)	Capital	2,176,900,000 yen	1,217,560,000 yen
(6)	Date of incorporation	September 12, 1959	March 14, 1953
(7)	Number of issued and outstanding shares	11,000,000 shares	10,438,000 shares
(8)	Fiscal year end	March 31	March 31
(9)	Number of employees (consolidated)	2,215	1,374

(10)	Main customers	Mitsubishi Shokuhin Co., Ltd. Kyodo Milk Industry Co., Ltd. MARUDAI FOOD CO., LTD.	Mitsubishi Shokuhin Co., Ltd. Nissin Healthcare Food Service Co., Ltd. CGC JAPAN CO.,LTD.
(11)	Main banks	The Norinchukin Bank The Bank of Tokyo-Mitsubishi UFJ, Ltd. Mizuho Bank, Ltd.	The Norinchukin Bank Mizuho Bank, Ltd. The Bank of Tokyo-Mitsubishi UFJ, Ltd. Mitsubishi UFJ Trust and Banking Corporation
(12)	Large shareholders and shareholding ratios
Kyodo Milk Industry Co., Ltd.
13.30%
Meito Sangyo Co., Ltd.
4.92%
The Norinchukin Bank
4.50%
The Kyoei Fire and Marine Insurance Company, Limited
4.27%
Mitsui Sumitomo Insurance Company, Limited
2.95%
Nippon Life Insurance Company
2.60%
MEITO TRANSPORTATION CO., LTD.
2.45%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
2.36%
Nichirei Logistics Group Inc.
2.27%
MEITO TRANSPORTATION Employee Stock Ownership Plan
1.96%

Maruha Nichiro Corporation
13.08%
BBH FOR FIDELTY LOW-PRICED STOCK FUND (PRINCIPAL ALL SECTOR SUBPORTFOLIO) (Standing proxy: The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
9.58%
Hutech Norin Customers’ Shareholding Association
5.74%
BANQUE DE LUXEMBOURG-CLIENT ACCOUNT (Standing proxy: Sumitomo Mitsui Banking Corporation)
5.05%
The Norinchukin Bank
5.00%
The Kyoei Fire and Marine Insurance Company, Limited
5.00%
Hutech Norin Employee Stock Ownership Plan
4.78%
Mizuho Trust & Banking Co., Ltd. Retirement Benefit Trust Account for MEGMILK SNOW BRAND Co., Ltd., with re-trust trustee being Trust & Custody Services Bank, Ltd.
3.98%
Nissin Healthcare Food Service Co., Ltd.
2.11%
KINREI CORPORATION
1.93%

(13)	Relationship between Companies Concerned
	Capital	Not applicable
	Personnel	Not applicable
	Transactional	Entrustment and consignment between MEITO and the Company in relation to their storage and delivery services
	Whether the other party and affiliates are ‘parties concerned’	Not applicable
(14)	Results of operations and financial condition in the three most recent fiscal years (millions of yen; except for those specially mentioned)
	MEITO TRANSPORTATION CO., LTD. (on a consolidated basis)			The Company (on a consolidated basis)
Fiscal year	FY ended March 31, 2012	FY ended March 31, 2013	FY ended March 31, 2014	FY ended March 31, 2012	FY ended March 31, 2013	FY ended March 31, 2014
Net assets (on a consolidated basis)	11,183	11,538	11,644	16,701	17,388	18,160
Total assets (on a consolidated basis)	28,205	27,874	28,300	34,646	36,935	39,275
Net assets per share (yen) (on a consolidated basis)	1,042.29	1,075.40	1,085.27	1,569.34	1,638.96	1,710.00
Operating revenue (on a consolidated basis)	44,717	44,973	48,519	34,864	36,411	38,416
Operating income (on a consolidated basis)	444	667	449	2,326	1,626	2,017
Ordinary income (on a consolidated basis)	507	787	636	2,421	1,653	1,996
Net income (on a consolidated basis)	7	495	197	1,402	922	1,137
Net income per share (yen) (on a consolidated basis)	0.66	46.22	18.40	134.48	88.51	109.47
Dividend per share (yen)	15.00	15.00	15.00	28.00	30.00	28.00

4.	Profile of the Joint Holding Company to be Established through the Share Transfer

(1)	Name	Chilled & Frozen Logistics Holdings Co., Ltd.
(2)	Location	Shinjuku-ku, Tokyo
(3)	Representatives, directors and executives, etc. expected to assume office	Chairman and Representative Director	Yukio Matsuda	Present: Chairman and Representative Director of the Company
		President and Representative Director	Kunio Hayashibara	Present: President and Representative Director of MEITO
		Vice President and Director (in charge of sales)	Hiromasa Aya	Present: President and Representative Director of the Company
		Managing Director (in charge of corporate planning and management )	Akihiro Muto	Present: Full Time Audit & Supervisory Board Member of MEITO
		Managing Director (in charge of internal control)	Kazuhiro Michita	Present: Managing Director of MEITO
		Managing Director (in charge of facilities)	Tadashi Sakamitsu	Present: Managing Director of the Company
		Director (outside)	Wataru Ozawa	Present: Audit & Supervisory Board Member (outside) of the Company
		Director (outside)	Akihiro Mizutani	Present: Director (outside) of MEITO
		Full Time Audit & Supervisory Board Member (outside)	Hitoshi Toda	Present: Full Time Audit & Supervisory Board Member (outside) of the Company
		Full Time Audit & Supervisory Board Member	Hiroshi Miyazaki	Present: Managing Director of MEITO
		Audit & Supervisory Board Member (outside)	Nobuyuki Takagi	Present: Audit & Supervisory Board Member (outside) of MEITO
		Audit & Supervisory Board Member (outside)	Michiho Tachi	Present: Attorney at Shitara and Sakamoto Law Offices
(4)	Business	Business management of its subsidiaries and the group and services incidental or related thereto
(5)	Capital	4,000 million yen
(6)	Capital reserve	1,000 million yen
(7)	Fiscal year end	March 31
(8)	Net assets	To be determined
(9)	Total assets	To be determined
(10)	Accounting auditor	Ernst & Young ShinNihon LLC

5.	Overview of Accounting in Connection with the Share Transfer

It is expected that the purchase method shall be applied for the accounting procedure of the Share Transfer since it falls under “purchase” stipulated in the Accounting Standard for Business Combination.  It is expected that negative goodwill (or goodwill) will occur and be recorded on the consolidated accounts of the Joint Holding Company.  However, the amount of negative goodwill (or goodwill) has not been determined at the present stage.

Notes to the Non-consolidated Financial Statements

1.	Notes to items relating to significant accounting policies
(1)	Accounting standards
(i)	Valuation standards and method for available-for-sale securities
1)	Stocks of subsidiaries and stocks of affiliates	Stated cost, using the moving average method.

2)	Other securities
With market values
Stated at fair value based on the market price on the final day of the fiscal period.  (Valuation differences between the market value and the fair value are directly incorporated into capital, with the selling cost calculated according to the moving average method.)

	Without market values	Stated cost, using the moving average method.

(ii)	Method of depreciation of fixed assets
1)	Property, plant and equipment (excluding leased assets)
The declining balance method is used.
However, the straight-line method is used for buildings (excluding buildings and accompanying facilities) acquired on or after April 1, 1998.
Primary useful lives are as follows:

		Buildings:	10 – 21 years
		Machinery and equipment:	10 – 12 years

2)	Intangible fixed assets (excluding leased assets)	Software (for internal use) is depreciated by the straight-line method based on the length of time it can be used within the Company (5 years).

3)	Leased assets Leased assets related to finance leases that do not result in transfer of ownership of the leased assets to the lessee
The straight-line method is used over the leasing period, but not exceeding the remaining leasing period, assuming that residual values would be zero.
However, the straight-line method is used for vehicles assuming that residual values would be 10%.
Finance leases that do not result in transfer of ownership of leased assets to the lessee, which had been entered into before application of the Accounting Standard for Lease Transactions (i.e., on or before March 31, 2008), are still accounted for in the same manner as operating leases.

(iii)	Accounting standards for allowances
1)	Allowance for doubtful accounts
To provide for losses from doubtful loan receivables, the amount expected to be irrecoverable is set aside based on the default rate for general loan receivables, and by individually examining the recoverability of loans for specific loan receivables at risk of default.

2)	Reserve for bonuses	To provide for future payment of bonuses to employees, an amount is set aside based on the amount expected to be paid in the business year under review.

3)	Reserve for directors’ bonuses	To provide for directors’ bonuses, an amount is set aside based on an estimate of bonuses payable for the business year under review.

4)	Reserve for retirement benefits	- Method of attributing expected retirement benefits to periods

To calculate retirement benefits obligations, a period straight-line basis is used as the method of attributing expected retirement benefits to periods up to the close of the business year under review.

- Methods of treating actuarial differences

Actuarial differences are treated as expenses from the period following the period, during which such differences occur, on a straight-line basis for a specific period of years (10 years) not exceeding the average remaining years of service of employees when such differences occur.

(iv)	Other significant items relating to the basis of presentation of the non-consolidated financial statements
Accounting for consumption taxes
Consumption taxes are calculated using the net of tax method.

(2)	Changes in accounting policy
From the business year under review, the Company applied the “Accounting Standard for Retirement Benefits” (ASBJ Statement No. 26, May 17, 2012) and “Guidance on Accounting Standard for Retirement Benefits” (ASBJ Guidance No. 25, March 26, 2015).  As a result, the Company revised its calculation method for retirement benefit obligation and service cost.  The Company has changed the method for determining the discount rate from one that uses a discount rate based on the service period close to the average remaining service period of employees to one that uses a single weighted average discount rate reflecting the estimated timing and amount of benefit payment.

At the application of the Accounting Standard for Retirement Benefits, the Company recognized the effect of this change to the calculation method for retirement benefit obligation and service cost in retained earnings brought forward at the beginning of the business year under review in accordance with transitional provisions set forth in paragraph 37 of the Accounting Standard for Retirement Benefits.
As a result, reserve for retirement benefits increased by 185,357 thousand yen and retained earnings brought forward decreased by 119,741 thousand yen at the beginning of the business year under review.  In addition, these changes have an insignificant effect on the profit or loss for the business year under review.

(3)	Changes in presentation methods
Accrued consumption tax
Previously, “accrued consumption tax” was included within “other current liabilities” of “current liabilities” on the Consolidated Balance Sheet, but from the business year under review, it was changed to be presented as a separate account due to its increased materiality.

2.	Notes to the Non-consolidated Balance Sheet
(1)	Accumulated depreciation of property, plant and equipment 18,161,329 thousand yen
(2)	Assets pledged as collateral and secured obligations
Amount of assets pledged as collateral
Buildings	141,372 thousand yen
Structures	1,530 thousand yen
Machinery and equipment	99,753 thousand yen
Land	1,950,606 thousand yen
Total	2,193,263 thousand yen

Secured obligations
Short-term loans payable	600,000 thousand yen
Long-term loans payable (including long-term loans payable within 1 year)	800,000 thousand yen
Total	1,400,000 thousand yen

(3)	Contingent liabilities
Special dissolution of employees’ pension fund
“Tokyo Kamotsu Unso Kosei Nenkin Kikin” (general type), in which the Company has participated, has decided on a special dissolution at their representative assembly on July 11, 2014.
The Company expects that the dissolution will give rise to a cost, but it is extremely difficult to reasonably estimate the amount due to a number of uncertain factors.

(4)	Revaluation of land
Pursuant to the “Act on Revaluation of Land” (Act No. 34 of March 31, 1998), the Company revaluated its land for operations.  The amount equivalent to tax on the valuation difference has been reported as “deferred tax liabilities for revaluation” in liabilities, and the remainder has been reported as “price difference from land revaluation” in net assets.
Method of revaluation:
The calculation is made using the method of rational adjustment to the price computed by the method published by the Commissioner of the National Tax Agency for the calculation of land values that serve as the basis for taxable amounts of land-holding tax set forth in Article 16 of the Land-holding Tax Act (Act No. 69 of 1991) as set forth in Article 2, item (iv) of the Ordinance for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

Date of revaluation:	March 31, 2002
Difference between the market value of the land at the end of term when revaluation was made and the amounts listed in the account book after revaluation as set forth in Article 10 of the Act on Revaluation of Land:
1,249,016 thousand yen

(5)	Monetary claims and liabilities to the subsidiaries and affiliates are as below.
Short-term monetary claims	3,524,177 thousand yen
Short-term monetary liabilities	65,971 thousand yen

3.	Notes to the Non-consolidated Statement of Income
Amount of transactions with the subsidiaries and affiliates
Operating revenue	2,827 thousand yen
Operating expenses	693,664 thousand yen
Non-operating transactions	49,998 thousand yen

4.	Notes to the Non-consolidated Statement of Changes in Net Assets
Class and number of shares of treasury stock at end of the business year under review
Common stock	48,385 shares

5.	Notes to the tax effect accounting
Breakdown of principal reasons for deferred tax assets and deferred tax liabilities

Deferred tax assets (current)
Accrued enterprise taxes and business office tax	42,591 thousand yen
Reserve for bonuses	151,815 thousand yen
Other	24,852 thousand yen
Total	219,259 thousand yen

Net deferred tax assets (current)	219,259 thousand yen

Deferred tax assets (fixed)
Reserve for retirement benefits	436,984 thousand yen
Loss on valuation of land	63,600 thousand yen
Asset retirement obligations	132,362 thousand yen
Other	106,022 thousand yen
Subtotal	738,970 thousand yen
Valuation allowance	(163,887 thousand yen)
Total	575,083 thousand yen

Deferred tax liabilities (fixed)
Reserve for reduction entry of land	36,632 thousand yen
Reserve for reduction entry of depreciable assets	560 thousand yen
Cost of asset retirement obligations	47,119 thousand yen
Valuation difference on available-for-sale securities	35,763 thousand yen
Total	120,076 thousand yen

Net deferred tax assets (fixed)	455,006 thousand yen

6.	Notes to fixed assets used through leases
(1)
In addition to fixed assets presented on the Non-consolidated Balance Sheet, part of warehouse equipment and vehicles is being used under finance leases that do not result in transfer of ownership of the leased assets to the lessee.

(i)	Amounts equivalent to acquisition cost, accumulated depreciation, accumulated impairment loss, and balance at end of the term for leased property

Amount equivalent to acquisition cost
Buildings	1,700,000 thousand yen
Machinery and equipment	1,990,500 thousand yen
Total	3,690,500 thousand yen

Amount equivalent to accumulated depreciation
Buildings	595,000 thousand yen
Machinery and equipment	1,358,972 thousand yen
Total	1,953,972 thousand yen

Amount equivalent to balance at end of the term
Buildings	1,105,000 thousand yen
Machinery and equipment	631,528 thousand yen
Total	1,736,528 thousand yen

(ii)	Amount equivalent to balance at end of the term for unexpired lease payments and balance at end of the term for impairment loss on leased assets
Amount equivalent to balance at end of the term for unexpired lease payments
Within 1 year	333,357 thousand yen
Over 1 year	2,228,949 thousand yen
Total	2,562,306 thousand yen

(iii)	Amount of lease payments, reversal of short-term impairment loss on leased assets, amount equivalent to depreciation cost and amount equivalent to interest expense for the fiscal year under review
Lease payments	379,598 thousand yen
Amount equivalent to depreciation cost	261,834 thousand yen
Amount equivalent to interest expense	121,206 thousand yen

(iv)	Method for calculating the amount equivalent to depreciation
Assuming the lease period as the useful life, the straight-line method is used to calculate the amount equivalent to depreciation cost, with the residual values being either zero or residual value guarantee amount (if any) agreed upon under the relevant lease contract.

(v)	Method for calculating the amount equivalent to interest expense
The difference between the total amount of the lease payments and the amount equivalent to the purchase price of the lease property is treated as the amount equivalent to interest expense.  It is allocated to each term in accordance with the interest calculation method.

(2)	Operating leases
(Borrower)
Unexpired lease payments

Within 1 year	1,471,190 thousand yen
Over 1 year	9,816,081 thousand yen
Total	11,287,272 thousand yen

7.	Notes to related party transactions
Subsidiaries
Company name	Address	Capital stock (thousands of yen)	Principal business	Voting interest (%)	Nature of relationship		Nature of transaction	Transaction amount (thousands of yen)	Accounting classification	Year-end balance (thousands of yen)
					Interlocking officers	Business relationship
Healty Co., Ltd.	Koshigaya-shi, Saitama Prefecture	20,000	• Motor truck transportation services • Freight transportation handling services	Directly held by the Company: 65	Secondment: 1 Concurrent post: 3	The Company entrusts transportation	Operating revenue	2,827	Operating accounts receivable	65
							Operating expenses	693,664
							Non-operating transactions	10,205	Operating accounts payable	65,971
Hutech Service Co., Ltd.	Sumida-ku, Tokyo	10,000	• Lease of real property • Assumption of entrustment of maintenance, management and operation of facilities	Directly held by the Company: 100	Concurrent post: 1	The Company provides loans	Provision of loans	3,515,600	Loan to subsidiary	3,515,600
							Receipt of interest on loan	39,793	Other current assets	4,399

(Note)	Transaction terms and method for determining transaction terms
(i)	“Transaction amount” does not include consumption taxes and “year-end balance” includes consumption taxes.
(ii)	Transaction terms or method for determining transaction terms were determined in the same manner as general transaction terms.

8.	Notes to per share information
(1) Shareholders’ equity per share	1,708.76 yen
(2) Net income per share	117.16 yen

9.	Notes to significant subsequent events
For the relevant information, please see “6.  Notes to significant subsequent events” presented in the Notes to the Consolidated Financial Statements as the contents are the same.

Amounts of less than one thousand yen are omitted.

3.   General Meeting of Shareholders Reference Materials
2nd Agenda: Approval for the Share Transfer Plan
“4.  Matters concerning the other wholly-owned subsidiary
(MEITO TRANSPORTATION CO., LTD.)
(1) Contents of financial statements for the final business year”

Business Report
(From April 1, 2014 to March 31, 2015)

1. Current Status of the Group

(1) Status of Business in the Most Recent Consolidated Fiscal Year
(i) Business Progress and Results

This consolidated fiscal year, the Japanese economy showed a gradual trend for recovery due to factors including the economic and financial policies of the Japanese government and the Bank of Japan. This in turn resulted in an improvement in corporate earnings, but future conditions remain uncertain due to depreciation of the yen and high raw material prices, among other factors.
Under these economic conditions, in the group’s core market – the chilled food logistics industry – the impact of the sudden increase in demand preceding the increase in the consumption tax rate and the drop in demand after the increase were minor. However, the unusual weather conditions since summer, increase in personnel costs due to the chronic shortage of workers, and increasing competition among logistics companies, as well as the increase in the costs of fuel (despite the sense that there is temporary relief from rising fuel costs), amongst other factors, mean that business conditions continue to be difficult.
  Under these conditions, the group declared its slogan “The Strength of the Japanese Spirit: The Potential of 1 + 1 is Unlimited,” and steadily operated its quality management system taking safe and high-quality logistics as the fundamentals, further raised the Company’s reputation for quality, performed corporate activities taking environmental concerns into account through its CSR activities, and garnered the trust of clients by improving the brand image of Chilled Line Meito. Through these initiatives, we set the speed limit under our internal regulations below the statutory speed limit, worked towards even safer driving and the elimination of accidents by ascertaining the causes of accidents through utilization of the footage collected from drive recorders in all trucks owned by the group, and collating potential accidents and near misses, as well as implementing thorough safety education and management. We also endeavored to raise the quality of our corporate activities, improve the brand image of Chilled Line Meito, and garner the trust of our customers by revising all types of training and work protocols, proactively rolling out prevention measures, and selecting top quality instructors, among other methods.

Operating revenues increased due to factors including the expansion of convenience store business and contributions from KK Dayline that became a consolidated subsidiary from the first quarter. Operating income increased year-on-year despite an increase in the cost of revenue from operations including the initial costs associated with receiving orders for a new center in the convenience store business, labor and outsourcing costs experienced throughout the logistics industry due to a shortage of personal, and transport outsourcing costs, thanks to efforts to secure appropriate payments. Ordinary income, however, decreased year-on-year due to fees recorded for the management integration with Hutech norin Co., Ltd. scheduled for October 1, 2015. A net loss was also recorded for the most recent fiscal year due to factors such as the reversal of deferred tax assets in connection with the change in the normal effective statutory tax rate.
Due to the foregoing, in the most recent fiscal year operating, income increased 9,727 million yen to 58,246 million yen (a 20% increase year-on-year), operating income increased 29 million yen year-on-year to 478 million yen (a 6.6% increase year-on-year), ordinary income fell by 49 million yen year-on-year to 586 million yen (a 7.8% decrease year-on-year), and net income fell by 216 million yen year-on-year resulting in a net loss of 19 million yen (net income was 197 million yen the previous fiscal year).
Please note that descriptions by business segment have been omitted due to the fact that logistics business is the only segment within the group.

(ii) Capital Expenditure
Capital expenditure by the group totaled 943 million yen for the most recent fiscal year, comprising mainly the following:
・Purchase of 74 vehicles
・Fukuoka Distribution Center building, structures, and machinery and equipment

(iii) Financing
Funds required for the above facilities and equipment, etc. were procured from the group’s own capital and loans.

(2) Assets and Liabilities

Classification		53rd Term (Fiscal Year Ended March 31, 2012)	54th Term (Fiscal Year Ended March 31, 2013)	55th Term (Fiscal Year Ended March 31, 2014)	56th Term (Most Recent Fiscal Year) (Fiscal Year Ended March 31, 2015)
Operating income	(Millions of yen)	44,717	44,973	48,519	58,246
Ordinary income	(Millions of yen)	507	787	636	586
Net income (loss)	(Millions of yen)	7	495	197	-19
Net income (loss) per share	(yen)	0.66	46.22	18.40	-1.80
Total assets	(Millions of yen)	28,205	27,874	28,300	29,622
Net assets	(Millions of yen)	11,183	11,538	11,644	11,831
Net assets per share	(yen)	1,042.29	1,075.40	1,085.27	1,096.26

(3) Significant Parent Companies and Subsidiaries
(i) Parent Company
Not applicable

(ii) Significant Subsidiaries

Name	Capital (millions of yen)	Percentage of voting rights of the Company (%)	Principal business
KK Meisho	80	100	Non-life insurance agency services Real estate management services
Makoto Transport Service KK	10	100	Motor truck transportation services
KK Transmate	40*	100*	Motor truck transportation services
Japan Foods Logistics Inc.	40*	100*	Motor truck transportation services
Justem Inc.	20*	100*	Motor truck transportation services
M’s Line Co., Ltd.	20*	100*	Light Motor truck transportation services General worker dispatch business
KK S-Trust	20*	100*	Motor truck transportation services
KK Isonetline	30	100	Motor truck transportation services
K2 Corporation	45	100	Motor truck transportation services
KK Dayline	72	65	Motor truck transportation services
	(millions of Vietnamese dong)
Meito Vietnam Company Limited	52,500	50	Frozen and chilled food storage services

*	Each percentage of voting rights of the Company with respect to KK Transmate, Japan Foods Logistics Inc., Justem Inc., M’s Line Co., Ltd. and KK S-Trust is indirect ownership through KK Meisho.

(iii) Significant Business Integrations, etc.
As of April 1, 2014 the Company acquired shares of KK Dayline and made it a consolidated subsidiary. As of June 2, 2014, the Company established the joint venture Meito Vietnam Company Limited in the Socialist Republic of Vietnam, and it is included by the equity method.

(4) Issues to be Addressed
The Company believes that the business environment in the chilled food logistics industry will continue to be difficult due to factors such as reduced freight movement caused by intense price competition and consumers looking to save money, among other factors, the burden of expenditure in relation to the environment and safety, labor and outsourcing costs due to personnel shortages, and the cost of outsourcing transportation. The group will strive to respond to such changes rapidly and increase the trust our customers have in us.

In the Company’s medium-term management plan formulated in the fiscal year ended March 31, 2014 we stated five core measures. The group will target further growth through the steady implementation of these measures. These core measures are: (i) Enhance fixed temperature logistics such as heated logistics while increasing our share of the chilled logistics market as a measure to expand into growth fields; (ii) Target greater efficiency in transportation by expanding the product groups carried through utilization our expertise in nation-wide logistics for joint, chilled deliveries as a measure to enhance our joint delivery business; (iii) Target improvement in revenues through group-wide optimization and aim to quickly remedy areas that become unprofitable due to causes such as reductions in freight volumes as a measure to improve our capability to generate revenue; (iv) Integrate neighboring business offices and promote rationalization through reorganization of group companies as rationalization measures through organizational integration; and (v) Expand existing businesses, proactively promote M&A in order to expand business fields, and examine expanding outside Japan with a focus on South East Asia as measures to grow business. Going forward we will continue to steadily implement these measures and strive to further improve our capacity to generate revenue.

Based on the principle of “ensuring safety as the basis of all our business,” we will set the speed limit under our internal regulations below the statutory speed limit, work towards even safer driving and the elimination of accidents by ascertaining the causes of accidents thorugh utilization of the footage collected from drive recorders in all vehicles owned by the group, and collating potential accidents and near misses, etc. as well as implementing thorough safety education and management.

With respect to quality, we will further increase quality by revising all types of training and work protocols, proactively rolling out prevention measures, and selecting top quality instructors, among other methods, in order to further enhance the trust of our customers.

Our fundamental approach to corporate governance is to strive to rapidly and appropriately gain an understanding of circumstances and make appropriate disclosures in order to gain the support of the Company’s management from all stakeholders.

(5) Content of Main Businesses (as of March 31, 2015)
The Company’s group comprises the Company, 11 subsidiaries and 2 affiliated companies. These companies carry out motor truck transportation and logistics center management, etc. business, non-life insurance agency business, real estate management business, general worker dispatch business, and businesses activities associated with each of the foregoing.

(6)      Main Business Offices (as of March 31, 2015)
(i)      The Company
Head office: 2-4-5 Nakacho, Musashino-shi, Tokyo, Japan
Location	Name
Tokyo	Western Tokyo Distribution Center, Tama Business Office
Miyagi	Sendai Distribution Center
Fukushima	Fukushima Distribution Center
Gunma	Gunma Business Office, Tatebayashi Business Office
Saitama	Saitama Distribution Center, Tokyo Administration Center, Hidaka Distribution Center, Tokorozawa Distribution Center, Miyoshi Business Office, Toda Minami Branch, Shiraoka Branch
Ibaraki	Kashima Branch
Chiba	Chiba Distribution Center, Narashino Business Office, Funabashi Business Office, Baraki Business Office, Ichikawa Shiohama Business Office
Kanagawa	Atsugi Distribution Center, Shonan Business Office, Totsuka Center, Ebina Business Office, Fujisawa Branch
Shizuoka	Hamamatsu Business Office
Aichi	Tokai Distribution Center, Kiyosu Branch
Osaka	Kansai Distribution Center, Kansai Administration Center
Hyogo	Hanshin Distribution Center
Okayama	Okayama Business Office
Hiroshima	Hiroshima Shinto Distribution Center, Chiyoda Business Office
Fukuoka	Fukuoka Distribution Center

(ii)      Subsidiaries
Name (Location of Head Office)		Business office and branch
KK Meisho	(Musashino-shi, Tokyo)
Makoto Transport Service KK	(Koshigaya-shi, Saitama)	Koshigaya Business Office and five other business offices
KK Transmate	(Musashino-shi, Tokyo)	Ichikawa Business Office and seven other business offices
Japan Foods Logistics Inc.	(Musashino-shi, Tokyo)	Saitama Business Office and four other business offices
Justem Inc.	(Musashino-shi, Tokyo)	Ichikawa Center and another business office
M’s Line Co., Ltd.	(Musashino-shi, Tokyo)	Musashino Business Office, another business office and one branch
KK S-Trust	(Musashino-shi, Tokyo)	Kasai Center
KK Isonetline	(Musashino-shi, Tokyo)	Keiyo Business Office and eight other business offices, and two branches
K2 Corporation	(Yamagata-mura, Higashi Chikuma-gun, Nagano)	Matsumoto Center, one business office and one branch
KK Dayline	(Minato-ku, Tokyo)	Saitama Distribution Center and 16 other business offices
Meito Vietnam Company Limited	(Binh Duong Province, Socialist Republic of Viet Nam)

(7) Employees (as of March 31, 2015)
(i) Employees of the Corporate Group
Number of Employees	Year-on-Year Increase/Decrease
2,215 (3,056)	462 employee increase (396 employee increase)
(Notes)	1.
Number of employees is the number of people employed and the number in parentheses indicates the average number of part-time and contract employees for the year (not included in the number of employees).

2.	The main reason for the increase in the number of employees, part-time and contract employees was KK Dayline becoming a consolidated subsidiary.

(ii) Employees of the Company
Number of Employees	Year-on-Year Increase/Decrease	Average Age	Average Years of Employment
1,022 (1,195)	21 employee increase (9 employee decrease)	42.8	11 years and 8 months
(Note)
Number of employees is the number of people employed and the number in parentheses indicates the average number of part-time and contract employees for the year (not included in the number of employees).

(8)  Principal Lenders (as of March 31, 2015)
Lender	Balance of borrowing (millions of yen)
The Norinchukin Bank	2,524
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	1,262
Mizuho Bank, Ltd.	436

2. Status of the Company
(1) Shares (as of March 31, 2015)
(i)	Total number of shares authorized to be issued	25,600,000	Shares of stock
(ii)	Total number of issued	11,000,000	Shares of stock (including 270,246 shares of treasury stock)
(iii)	Number of shareholders	13,574
(iv)	Major shareholders (top 10)

Name of shareholder	Number of shares held (1,000 shares)	Ownership (%)
Kyodo Milk Industry Co., Ltd.	1,463	13.63
Meito Sangyo Co., Ltd.	542	5.05
The Norinchukin Bank	495	4.61
The Kyoei Fire and Marine Insurance Company, Limited	470	4.38
Mitsui Sumitomo Insurance Company, Limited	325	3.02
Nippon Life Insurance Company	286	2.67
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	260	2.42
Nichirei Logistics Group Inc.	250	2.32
MEITO TRANSPORTATION Employee Stock Ownership Plan	216	2.01
Mitsubishi Fuso Truck and Bus Corporation	215	2.00
(Note)	1.	Ownership is calculated by deducting the number of treasury shares (270,246 shares).
2.	Amounts are rounded down to the nearest 1,000 shares and two decimal places.
3.	The above list of major shareholders does not include treasury shares.

(2) Subscription Rights, etc. of the Company
　Not applicable

(3)	Officers of the Company
(i)  Directors and Audit & Supervisory Board Members (as of March 31, 2015)
Title	Name	Responsibilities and important concurrent positions
President and Representative Director	Kunio Hayashibara
Chairman and Director	Naoaki Yamazaki
Managing Director	Hiroshi Miyazaki	Sales Headquarters Manager and Overseas Business Department General Manager
Managing Director	Kazuhiro Michita	Administrative Headquarters Manager
Director	Yoshitaka Kawabe	Internal Control Supervisory Department General Manager and Internal Control Promotion Department General Manager
Director	Yoshihiro Hayashi	Sales Headquarters Deputy Manager Vice President and Representative Director of KK Dayline
Director	Ichiro Yata	Wide-Area Business Department General Manager and Eastern Japan Sales Department General Manager President and Representative Director of K2 Corporation
Director	Haruyoshi Takebuchi	President and Representative Director of KK Transmate
Director	Akira Ozaki	President and Representative Director of Kyodo Milk Industry Co., Ltd.
Director	Akihiro Mizutani	Chairman and Director of Meito Sangyo Co., Ltd.
Audit & Supervisory Board Member (Full Time)	Akihiro Muto
Audit & Supervisory Board Member	Osami Kawakami	President and Representative Director of Yamato Sangyo Co., Ltd.
Audit & Supervisory Board Member	Nobuyuki Takagi	Outside Audit & supervisory board member of Elan Corp.
Audit & Supervisory Board Member	Makoto Yamaguchi

(Note)	1.	Directors Akira Ozaki and Akihiro Mizutani are Outside Directors.
2.	Audit & Supervisory Board Members Osami Kawakami, Nobuyuki Takagi and Makoto Yamaguchi are Outside Audit & Supervisory Board Members.
3.	Audit & Supervisory Board Member Nobuyuki Takagi has long years of experience at a securities firm and extensive knowledge in finance and accounting.
4.
The Company has appointed Audit & Supervisory Board Members Osami Kawakami and Nobuyuki Takagi as independent officers as stipulated by the regulations of the Tokyo Stock Exchange, Inc., and has notified to that effect to the Exchange.  The Company’s relationship with Yamato Sangyo Co., Ltd. and Elan Corp. does not fall under any of the relationships of business transactions, exchange of officers or donator-donatee.

(ii)	Directors and Audit & Supervisory Board Members Who Left the Office During Fiscal Year Ended March 2015
Director	Hiroaki Nakanishi (Retired on June 27, 2014)
Director	Akihiro Muto (Retired on June 27, 2014)
Audit & Supervisory Board Member Kazuhiro Michita (Resigned on June 27, 2014)

(iii)	Total Amount of Remuneration and Other Payment for Directors and Audit & Supervisory Board Members
Category	Number of recipients	Amount of payment (thousands of yen)
Directors	12	110,775
(of whom Outside Directors)	(2)	(2,700)
Audit & Supervisory Board Members	5	22,288
(of whom Outside Audit & Supervisory Board Members)	(3)	(5,400)
Total	17	133,064
(Note)	1.	The amount of payment for Directors does not include employee-portion salaries for persons employees concurrently serving as Directors.
2.
At the 34th ordinary general meeting of shareholders held on June 23, 1993, the maximum amount of remuneration for Directors was resolved to be 200,000,000 yen or less per year (excluding employee-portion salaries).

3.	At the 40th ordinary general meeting of shareholders held on June 29, 1999, the maximum amount of remuneration for Audit & Supervisory Board Members was resolved to be 50,000,000 yen or less per year.
4.
The Company has 10 Directors (including two Outside Directors) and four audit & supervisory board members (including three Outside Audit & Supervisory Board Members) as of the end of Fiscal Year Ended March 2015.  These numbers differ from the number of Director and Audit & Supervisory Board Member recipients above because the latter includes one Director who left office on June 27, 2014, one Director who retired as Director and then assumed the office of Audit & Supervisory Board Member and one Audit & Supervisory Board Member who retired as Audit & Supervisory Board Member and then assumed the office of Director.

5.	The amount of payment includes 26,744,000 yen, which is provision of reserve for bonuses for officers for Fiscal Year Ended March 2015.
Six Directors:	22,978,000 yen
One Audit & Supervisory Board Member:	3,766,000 yen
6.
The 50th ordinary general meeting of shareholders held on June 26, 2009 resolved that the Company would abolish the system of retirement benefits for officers at the close of that general meeting of shareholders.  It was further resolved that the Company would pay to the Directors and Audit & Supervisory Board Members remaining in office after the close of the general meeting of shareholders final retirement benefits for their terms in office through the abolition of the system of retirement benefits for officers at the time such Director or Audit & Supervisory Board Member leaves office.
In accordance with this, the Company paid a retirement benefit of 60,425,000 yen to one director who retired during the Fiscal Year Ended March 2015.

(iv)　Outside Officers
A.	Officers Concurrently Serving as Executives of Other Corporations and Business Entities and Relationship with the Company
・
Akira Ozaki, Director, concurrently serves as President and Representative Director of Kyodo Milk Industry Co., Ltd. The Company has a business relationship with Kyodo Milk Industry Co., Ltd. under which the Company provides dairy product transportation services.

・	Akihiro Mizutani, Director, concurrently serves as Chairman and Director of Meito Sangyo Co., Ltd. There is no relationship in particular between Meito Sangyo Co., Ltd. and the Company.
・
Osami Kawakami, Audit & Supervisory Board Member, serves concurrently as President and Representative Director of Yamato Sangyo Co., Ltd. There is no relationship in particular between Yamato Sangyo Co., Ltd. and the Company.

B.	Officers Concurrently Serving as Outside Officers of Other Companies and Business Entities
・	Not applicable

C.	Main Activities of Officers During the Most Recent Fiscal Year
•	Attendance at Meetings of Board of Directors and Audit & Supervisory Board
		Meeting of Board of Directors (12 meetings)		Meeting of Audit & Supervisory Board (12 meetings)
		Number of attendance	Attendance rate	Number of attendance	Attendance rate
Director	Akira Ozaki	9	90%	―	―
Director	Akihiro Mizutani	8	80	―	―
Audit & Supervisory Board Member	Osami Kawakami	11	91	11	91%
Audit & Supervisory Board Member	Nobuyuki Takagi	12	100	12	100
Audit & Supervisory Board Member	Makoto Yamaguchi	12	100	12	100

(Note)
Directors Akira Ozaki and Akihiro Mizutani assumed the office of Director at the 55th ordinary general meeting of shareholders held on June 27, 2014.  While 12 meetings of the Board of Directors were held during Fiscal Year Ended March 2015, the two Directors had not assumed office as Directors at the time of the meetings of the Board of Directors held on May 9, 2014 and May 30, 2014.  Accordingly, of 10 meetings held after their assumption of the office, Mr. Akira Ozaki attended nine meetings with the attendance rate of 90%, and Mr. Akira Mizutani attended eight meetings with the attendance rate of 80%.

・	Statements at Meetings of the Board of Directors and Meetings of the Audit & Supervisory Board
Akira Ozaki, Director, asked pertinent questions based on his experience at financial institutions and knowledge as the manager of a dairy product manufacturer and provided advice and proposals to ensure the suitability and appropriateness of decisions by the Board of Directors.

Akihiro Mizutani, Director, asked pertinent questions based on his extensive experience managing companies and high levels of knowledge, and provided advice and proposals to ensure the suitability and appropriateness of decisions by the Board of Directors.
Osami Kawakami, Audit & Supervisory Board Member, asked pertinent questions based on his experience and knowledge of managing companies, and gave his opinions regarding compliance and internal controls, among other matters.
Nobuyuki Takagi, Audit & Supervisory Board Member, asked pertinent questions based on his experience and knowledge from various roles at securities companies, and gave his opinions regarding compliance and internal controls, among other matters.
Makoto Yamaguchi, Audit & Supervisory Board Member, asked pertinent questions based on his experience and knowledge as a director of a dairy product manufacturer, and gave his opinions regarding compliance and internal controls, among other matters.

D.	Summary of Limited Liability Agreements
・
The Company has entered into agreements with each Outside Director and Outside Audit & Supervisory Board Member pursuant to Article 427, paragraph (1) of the Companies Act limiting their liability for damages under Article 423, paragraph (1) of the Companies Act to the minimum provided in Article 425, paragraph (1) of the Companies Act.

(4) Accounting Auditor
(i)　Name of Accounting Auditor
　　Grant Thornton Taiyo LLC
(Note)	Grant Thornton Taiyo ASG changed its name to Grant Thornton Taiyo LLC as of October 1, 2014.

(ii)　Remuneration, etc.
Amount Paid (thousands of yen)
Accounting Auditor remuneration, etc. for the most recent fiscal year	31,000
Total cash and other economic benefits to be paid to the Accounting Auditor by the Company and its subsidiaries	40,500
(Notes)	1.
Pursuant to the audit agreement between the Company and the Accounting Auditor, there is no express distinction between compensation for auditing under the Companies Act and auditing under the Financial Instruments and Exchange Act and in substance no distinction can be made, so the total compensation paid for the most recent fiscal year covers both types of audit.

2.	The Company also pays the Accounting Auditor consideration for services other than those provided in Article 2, paragraph (1) of the Certified Public Accountants Act.

(iii)　Details of Non-audit Services
The Accounting Auditor also provides advice regarding financial investigations.

(iv)　Policy Regarding Dismissal or Reappointment of the Accounting Auditor
In addition to dismissal of the Accounting Auditor by the Audit & Supervisory Board provided in Article 340, paragraph (1) of the Companies Act, the Company may cause the Audit & Supervisory Board to determine the details of a proposed agenda item for dismissal or non-reappointment of the Accounting Auditor and have a Director submit such proposal to the general meeting of shareholders if there are circumstances giving rise to a material impediment to the Company’s audit and supervision duties or there are other circumstances giving rise to material doubts as to whether the Accounting Auditor can continue to perform its duties.

(Note)
In connection with the Act for Partial Revision of the Companies Act (Act No. 90 of 2014) being promulgated as of May 1, 2015, the Company changed the board that proposes dismissal or non re-appointment of the Accounting Auditor from the Board of Directors to the Audit & Supervisory Board.

(v)　Summary of Limitation Liability Agreement
The Company has entered into a limitation of liability agreement with the Accounting Auditor pursuant to Article 427, paragraph (1) of the Companies Act limiting its liability for damages under Article 423, paragraph (1) of the Companies Act to the minimum amount provided in Article 425, paragraph (1) of the Companies Act.

(5) Systems to Ensure the Appropriateness of Business
The following summarizes the systems to ensure that Directors perform their duties in accordance with laws, regulations, and the Articles of Incorporation, as well as other systems to ensure the appropriateness of the Company’s business.
(i)	System to Ensure that Directors and Employees Perform Their Duties in Compliance With Laws, Regulations, and the Articles of Incorporation
The Company has established the Legal Compliance Committee as its organ to in charge of compliance. The Legal Compliance Committee provides directions based on precedent, etc., issues notices to ensure that duties are performed in compliance with laws and regulations, and provides instruction regarding legal compliance at meetings, etc. within each department.
The Audit & Supervisory Office also does regular rounds to check for violations of laws or regulations and to supervise.
The Company has set forth rules so that any person who realizes that an officer or employee has violated a law, ordinance, or internal regulations, etc. within the Company, or is about to do so, must report it to the Whistleblower Committee or the attorney who is the external contact point in accordance with the Whistleblower System. The Company shall keep the details of such report confidential and not treat the whistleblower disadvantageously.
In order to comply with environmental and safety laws, the Company makes reports and examines measures at meetings of the Business Department General Manager Committee which are held regularly. Notices are also given to each business department and affiliated company while also performing rounds to provide direction.

(ii)	Regulations Regarding Management of the Risk of Loss for the Company and Its Subsidiaries and Other Systems
The Company and its subsidiaries identify the following five risks as threats to their ability to improve and grow corporate value.

A.	Traffic accidents due to gross negligence
B.	Suspension of business due to IT system failure

C.	Significant loss due to any Director or employee not performing his or her duties appropriately
D.	Significant loss due to natural disaster or fire
E.	Other risks determined by the Board of Directors to be of great significance

The Company has taken the following measures with respect to these five risks.
With respect to risk A., the Safety Management Department performs regular rounds at the Company and its subsidiaries. The Safety Promotion Committee, attended by the Company’s officers and employees and presidents of its subsidiaries, investigates the causes of accidents, and ensures company-wide awareness of the measures implemented based on the results of such investigations. Each department of the Company and its subsidiaries rigorously ensures checks on the physical condition of drivers with face-to-face attendance checks and ensures that drivers are informed of matters to be cautious of and legal compliance, etc. in order to prevent traffic accidents arising due to gross negligence.

With respect to risk B., the main servers of the Company and its subsidiaries have been moved to external facilities that can withstand a disaster, firewalls have been installed to prevent unauthorized external access, and the latest anti-virus software has been installed to deal with computer viruses.

With respect to risk C., the Company’s Audit & Supervisory Board Members and Directors, etc. attend material board and committee, etc. meetings of the Company to supervise the performance of duties at the Company.

The Company’s Audit & Supervisory Office also supervises the employees of the Company and its subsidiaries through regular audits of the Company and its subsidiaries.

With respect to risk A. through E. above, if a material risk arises or is about to arise at the Company or its subsidiaries, the Emergency Response Headquarters with the Company’s President, or Administrative Headquarters Manager or Sales Headquarters Manager as the general manager, will work on measures to deal with the issue.

Additionally, if it is discovered that there has been a material impropriety, or violation of laws, regulations, the Articles of Incorporation, or internal regulations, etc. at a subsidiary, or other facts of concern in terms of management, the subsidiary shall report such facts to the Company’s Director in charge thereof (the “Responsible Director”).

(iii)	System for Retaining and Managing Information Regarding the Performance of Duties of Directors
The Company retains documents, etc. pursuant to laws, regulations, and internal regulations.
With respect to information management, the Company also appoints an Information Management Officer and handles information management through Information Management Regulations set forth by the Information Security Committee

(iv)	System to Ensure that the Duties of Directors of the Company and its Subsidiaries are Performed Efficiently
The Company formulates annual management plans based on the medium term management plans developed every three years and prepares annual budgets. Each Director then formulates a management plan for the department, etc. that they are in charge of pursuant to internal regulations, prepare a budget based thereon, and perform their duties on such basis.

Material boards and committees, etc. such as the Board of Directors check the status of the performance of business and supervise the same to ensure that they are performed efficiently.

(v)	The Following Systems and Other Systems to Ensure the Appropriateness of Business in the Company’s Corporate Group

A.	System for the Reporting to the Company of Matters Regarding the Performance of Duties of Directors of Subsidiaries
Subsidiaries require a resolution of the Company in accordance with the Management Approval Resolution Regulations for material business implemented by subsidiaries. They are also required to submit reports with respect to the status of management to officers of the Company at Results of Operations Report Meetings held regularly and Group Management Committee meetings in principle held once per quarter.

B.	System to Ensure that the Duties of Directors, etc. of Subsidiaries are Performed Efficiently
The Company regularly revises the design of organs and systems for the performance of business at subsidiaries taking into account matters such as the subsidiary’s business, size, and positioning within the Company’s group, and carries out supervision to ensure that there are systems in place to ensure that business is performed efficiently.
With respect to decision-making at subsidiaries, the Company makes the authority and duties of executives at subsidiaries explicit pursuant to Board of Directors Regulations, Duties and Authority Regulations, and other material internal regulations at subsidiaries and provides direction as necessary in order to ensure that duties are performed systematically and efficiently.

C.	System to Ensure that the Duties of Directors, etc. and Employees of Subsidiaries Comply with Laws, Regulations, and the Articles of Incorporation

Committee members from all subsidiaries are made to attend the regular meetings of the Compliance Promotion Officer Committee, and initiatives are undertaken with respect to group compliance and transport safety, among other things.
The Company’s Audit & Supervisory Office also audits the business of each department and subsidiary and, depending on the seriousness of the status and results, makes reports to the Company’s Board of Directors as necessary. In response to such reports, the Company provides direction and support to each subsidiary with respect to the way in which duties are performed.

(vi)	System for the Exclusion of Antisocial Forces
The Company refuses to have any relationship whatsoever with antisocial forces that threaten the safety or peace and order of civil society. The General Affairs Department is responsible for centrally managing and collecting information in the event of an improper demand, we collaborate with attorneys and related bodies such as the competent police stations, and we take a firm stand against antisocial forces.
The Company also implements regular training activities, promotes the distribution of response manuals, exchanges information with the competent police stations at all times and builds a close relationship therewith, as preventive measures.

(vii)	System to Ensure the Reliability of Financial Reporting
The Company implements an internal control system for the effective and appropriate submission of internal control reports pursuant to the Financial Instruments and Exchange Act and pursuant to the Internal Control Evaluation Implementation Standards for Financial Reporting provided separately the Company evaluates on an ongoing basis whether the system is functioning properly and remedies issues as necessary.

(viii)	Matters Concerning Employees Who Assist the Audit & Supervisory Board at the Request Thereof
If an Audit & Supervisory Board Member requests an assistant to help with his or her duties, such personnel will be decided through discussions between the Audit & Supervisory Board Member and the Responsible Director for such personnel.

(ix)	Matters Concerning the Independence from Directors of the Personnel Provided in (viii) above.
In order to ensure the independence of assistants, the prior approval of the Full Time Audit & Supervisory Board Member must first be obtained with respect to HR matters including appointment and transfer, and personnel evaluation will also be performed by the Full Time Audit & Supervisory Board Member.

(x)	Ensuring the Effectiveness of Directions of Audit & Supervisory Board Members to Assistants Helping With Their Duties
To ensure the effectiveness of the directions of Audit & Supervisory Board Members to their assistants, assistants work under Audit & Supervisory Board Members exclusively and do not concurrently engage in any other duties.

(xi)	System for Reporting to Audit & Supervisory Board Members
A.
System for Directors and Employees to Report to Audit & Supervisory Board Members
The Full Time Audit & Supervisory Board Member attends meetings such as meetings of the Board of Directors and receives reports on the process of important decision-making and the status of the performance of duties. Directors must also promptly report to the Full Time Audit & Supervisory Board Member any matters that have a material adverse effect on the Company’s credit or performance, or pose a risk thereof.
The Full Time Audit & Supervisory Board Member views management approval documents and other important documents and may request an explanation thereof from any Director or employee as necessary. If the Full Time Audit & Supervisory Board Member requests such an explanation the Director or employee shall promptly comply appropriately.

B.
System for Directors, Audit & Supervisory Board Members, or Employees of a Subsidiary, or a Person Receiving a Report therefrom, to Report to the Company’s Audit & Supervisory Board Members
If the Director or employee of a subsidiary discovers facts that will or do pose a risk of causing significant damage to the subsidiary they shall promptly report it to the Responsible Director of the Company. A Director who receives such a report shall promptly report it to an Audit & Supervisory Board Member.
Directors and employees of subsidiaries must regularly report to the Company’s Responsible Director the status of the subsidiary’s business and the implementation and operation status of internal control systems such as compliance or risk management.
With respect to matters for which a report from a Director of a subsidiary has been received, matters to be reported to Audit & Supervisory Board Members by the Company’s Responsible Director are determined through discussions between the Company’s Responsible Director and Audit & Supervisory Board Members.

With respect to matters for which a report from a Director of a subsidiary has been received, the method of reporting to Audit & Supervisory Board Members by the Company’s Responsible Director is determined through discussions between the Company’s Responsible Director and Audit & Supervisory Board Members.

(xii)	System to Ensure that a Person Making a Report Does Not Receive Disadvantageous Treatment for Having Made Such Report
The Company prohibits officers or employees of the group who have made a report to Audit & Supervisory Board Members from receiving disadvantageous treatment due to having made such report, and we ensure that all officers and employees of the group are thoroughly aware of this.

(xiii)
Policy Regarding Advance Payment or Reimbursement Procedures for Costs Incurred Regarding the Execution of Duties of Audit & Supervisory Board Members and Processing of Other Costs or Obligations Incurred With Respect to the Execution of Duties of Such Audit & Supervisory Board Members

The Company complies with requests for the reimbursement of costs, etc. paid in advance or disbursements with respect to the performance of duties by Company’s Audit & Supervisory Board Members and repayment of obligations incurred, unless it can be proven that they were not incurred with respect to the performance of Audit & Supervisory Board Members’ duties.

(xiv)	Other Systems to Ensure that Audits by Audit & Supervisory Board Members Are Effective
The Company ensures that Audit & Supervisory Board Members are provided with the opportunity to attend meetings of the Board of Directors and other significant boards and committees, etc. to enable them to gain an understand of material issues within the Company and state their opinion as necessary.
Directors and employees shall cooperate in maintaining a supervisory and audit environment that enables Audit & Supervisory Board Members to smoothly carry out audit activities, such as viewing important documents necessary for audits, on-site investigations, exchange of opinions with Directors, etc., investigation of subsidiaries, and collaboration with Audit & Supervisory Board Members of subsidiaries.
Audit & Supervisory Board Members may obtain the advice of outside experts such as attorneys and certified public accountants when performing audits if deemed necessary.

(6) Basic Policy Regarding Control of the Company
At the Company there is no particular basic policy provided regarding the nature of the person in control of decisions on the Company’s financial and business policies.

Consolidated Balance Sheet
(As of March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount	Account item	Amount
(Assets)		(Liabilities)
Current assets	9,276,227	Current liabilities	10,330,683
Cash and deposits	2,578,517	Operating accounts payable	2,438,939
Notes and operating accounts receivable	5,916,960	Short-term loans payable	2,364,000
Marketable securities	20,000	Current portion of long-term loans payable	1,376,430
Raw materials and supplies	38,899	Lease obligations	332,252
Deferred tax assets	299,650	Accounts payable-other	193,634
Prepaid expenses	274,605	Accrued expenses	1,484,169
Other	148,262	Accrued income taxes	227,692
Allowance for doubtful accounts	(668)	Accrued consumption tax	1,081,207
Fixed assets	20,346,183	Reserve for bonuses	620,748
Property, plant and equipment	14,664,239	Reserve for directors’ bonuses	26,744
Machinery, equipment and vehicles	1,351,056	Other	184,865
Buildings and structures	6,658,722	Non-current liabilities	7,460,076
Tools, furniture and fixtures	71,873	Long-term loans payable	1,890,702
Land	5,294,890	Lease obligations	985,314
Leased assets	1,276,342	Retirement benefits obligations	3,746,822
Construction in progress	11,354	Long-term accounts payable-other	100,277
Intangible fixed assets	233,045	Guarantee deposits received	179,211
Software	126,208	Asset retirement obligations	467,964
Other	106,836	Other	89,784
Investments and other assets	5,448,899	Total liabilities	17,790,759
Investment securities	1,794,807	(Net assets)
Investments in capital of subsidiaries and affiliates	166,087	Shareholders’ equity	11,338,736
Long-term loans	126,682	Capital stock	2,176,900
Long-term loans receivable from subsidiaries and affiliates	185,994	Capital surplus	1,868,430
Long-term prepaid expenses	42,150	Retained earnings	7,603,042
Deferred tax assets	1,231,137	Treasury stock	(309,635)
Real estate for investment	343,715	Accumulated other comprehensive income	423,893
Lease and guarantee deposits	1,360,502	Valuation difference on marketable securities	56,346
Other	218,102	Foreign currency translation adjustment	20,432
Allowance for doubtful accounts	(20,280)	Re-measurements of defined benefit plans	347,114
		Minority interests	69,021
		Total net assets	11,831,651
Total assets	29,622,411	Total liabilities and net assets	29,622,411
(Note) Amounts of less than one thousand yen are omitted.

Consolidated Statement of Income
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount
Operating revenue	58,246,790
Operating cost	56,168,725
Operating gross profit	2,078,065
Selling, general and administrative expenses	1,599,323
Operating income	478,742
Non-operating income	311,454
Interest income	6,539
Dividends income	16,375
Subsidy Income	24,201
Insurance reimbursement receivable	31,826
Compensation for damage	31,141
Commission for abandonment of goods	13,465
Gain on sales of noncurrent assets	38,421
Equity in earnings of affiliates	29,634
Other	119,848
Non-operating expenses	203,443
Interest expenses	83,493
Commission fee	76,108
Other	43,841
Ordinary income	586,753
Extraordinary losses	37,592
Impairment loss	1,592
Loss on valuation of investment securities	35,999
Income before income taxes	549,161
Income taxes-current	370,043
Income taxes-deferred	209,471
Net income before minority interests	30,353
Minority interests in income	11,086
Net income	19,267
(Note) Amounts of less than one thousand yen are omitted.

Consolidated Statement of Changes in Net Assets
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance on April 1, 2014	21,176,900	1,868,430	7,923,418	(309,635)	11,659,112
Cumulative effect of change in accounting policy			(140,162)		(140,162)
Balance at beginning of current period reflecting change in accounting policy	2,176,900	1,868,430	7,783,255	(309,635)	11,518,949
Changes of items during the consolidated financial year
Dividends of surplus			(160,946)		(160,946)
Net income			(19,267)		(19,267)
Net changes of items other than shareholders’ equity					-
Total changes of items during the consolidated financial year	-	-	(180,213)	-	(180,213)
Balance on March 31, 2015	2,176,900	1,868,430	7,603,042	(309,635)	11,338,736

	Accumulated other comprehensive income
	Valuation difference on marketable securities	Foreign currency translation adjustment	Re-measurements of defined benefit plans	Total accumulated other comprehensive income	Minority interests	Total net assets
Balance on April 1, 2014	(26,640)	-	12,175	(14,464)	-	11,644,647
Cumulative effect of change in accounting policy						(140,162)
Balance at beginning of current period reflecting change in accounting policy	(26,640)	-	12,175	(14,464)	-	11,504,484
Changes of items during the consolidated financial year
Dividends of surplus						(160,946)
Net income						(19,267)
Net changes of items other than shareholders’ equity	82,986	20,432	334,938	438,358	69,021	507,380
Total changes of items during the consolidated financial year	82,986	20,432	334,938	438,358	69,021	327,166
Balance on March 31, 2015	56,346	20,432	347,114	423,893	69,021	11,831,651
(Note) Amounts of less than one thousand yen are omitted.

Notes to the Consolidated Financial Statements

1.	Notes to significant items relating to the basis of presentation of the consolidated financial statements
(1)	Scope of consolidation
Number of consolidated subsidiaries        10
Names of main consolidated subsidiaries
KK Isonetline
KK TransMate
Japan Foods Logistics Inc.
Makoto Transport Service KK
KK Dayline
KK Meisho

(2)	Application of the equity method
(i)	Status of unconsolidated subsidiaries and affiliates accounted for by the equity method
Number of unconsolidated subsidiaries and affiliates accounted for by the equity method
Unconsolidated subsidiaries accounted for by the equity method	1
Meito Vietnam Company Limited
Affiliates accounted for by the equity method	1
Chokuhan Haisou, Kabushiki Kaisha

(ii)	Status of affiliates not accounted for by the equity method
Name of the company	Meito Tateshina Sanso
Reason why the affiliated is not accounted for by the equity method
An affiliate not accounted for by the equity method (Meito Tateshina Sanso) has been excluded from the scope of equity accounting because, in terms of their net income (amount corresponding to the equity interest) and retained earnings (amount corresponding to the equity interest), they would have an insignificant effect on the consolidated financial statements and they lack materiality.

(3)	Fiscal years of consolidated subsidiaries
The closing dates of all of the consolidated subsidiaries are the same as the consolidated closing date.

(4)	Accounting standards

(i)	Valuation standards and method for material assets
1) Held-to-maturity bonds	The amortized cost method is used (straight-line method)
2)  Other securities
With market values
Stated at fair value based on the market price on the closing date.  (Valuation differences between the market value and the fair value are directly incorporated into capital, with the selling cost calculated according to the moving average method.)

Without market values	Stated at cost, using the moving average method.
3)  Inventories
Supplies
The Company stated at cost using the moving average cost (balance sheet amount is calculated by writing down the book value of assets which decreased in profitability), while some consolidated subsidiaries stated at cost using the last purchase price method (balance sheet amount is calculated by writing down the book value of assets which decreased in profitability.)

(ii)	Method of depreciation of material depreciable assets
1)	Property, plant and equipment (excluding leased assets)
The declining balance method is primarily used.
However, the straight-line method is used for buildings (excluding buildings and accompanying facilities) acquired on or after April 1, 1998.
Primary useful lives are as follows:

		Machinery, equipment and vehicles:	2 – 12 years
		Buildings and structures:	3 – 50 years

2)	Intangible fixed assets (excluding leased assets)	Software (for internal use) is depreciated by the straight-line method based on the length of time it can be used within the Company (5 years).

3)	Long-term prepaid expenses	The straight-line method is used.

4)	Leased assets	The straight-line method is used over the leasing period, but not exceeding the remaining leasing period, assuming that residual values would be zero.

Finance leases that do not transfer ownership of leased assets to the lessee, which had been entered into before application of the Accounting Standard for Lease Transactions (i.e., on or before March 31, 2008), are still accounted for in the same manner as operating leases.

(iii)	Accounting standards for material allowances
1)	Allowance for doubtful accounts
To provide for losses from doubtful loan receivables, the amount expected to be irrecoverable is set aside based on the default rate for general loan receivables, and by individually considering the recoverability of loans for specific loan receivables at risk of default.

2)	Reserve for bonuses	To provide for future payment of bonuses to employees, an amount is set aside based on the amount expected to be paid in the fiscal year under review.

3)	Reserve for directors’ bonuses	To provide for directors’ bonuses, an amount is set aside based on an estimate of bonuses payable for the fiscal year under review.

(iv)	Other significant items relating to the basis of presentation of the consolidated financial statements
1)	Method for accounting for retirement benefits	To provide for retirement benefits, an amount is set aside based on an estimate of retirement benefits payable as of the end of the business year for the business year under review.

Actuarial differences are treated as expenses from the fiscal year next following the fiscal year when such differences occur, and are amortized on a straight-line basis for a specific period of years (5 years) not exceeding the average remaining years of service of employees when such differences occur.

Past service costs are amortized on a straight-line basis for a specific period of years (5 years) not exceeding the average remaining years of service of employees when such differences occur.

Unrecognized actuarial differences, and unrecognized prior service cost are treated as re-measurements of defined benefit plans under accumulated other comprehensive income of net assets after adjusting for tax effects.

Consolidated subsidiaries adopt the simplified method that calculates the benefits payable assuming the voluntary retirement of all employees as retirement benefit obligations.

2)	Accounting for consumption taxes	Consumption taxes are calculated using the net of tax method.

(v)	Changes in accounting policy
From the fiscal year under review, the Company applied the “Accounting Standard for Retirement Benefits” (ASBJ Statement No. 26, May 17, 2012) and “Guidance on Accounting Standard for Retirement Benefits” (ASBJ Guidance No. 25, March 26, 2015) with regard to provisions set forth in the text of paragraph 35 of the Accounting Standard for Retirement Benefits and the text of paragraph 67 of the Guidance on Accounting Standard for Retirement Benefits.

As a result, the Company revised its calculation method for retirement benefit obligation and service cost. The Company has changed from fixed amount standard to payment calculation standard for the period corresponding method of the estimated amount of retirement benefits and from the method for determining the discount rate that uses discount rate based on the remaining years of service to the one that uses a single weighted average discount rate reflecting the estimated timing and amount of benefit payment.
At the application of the Accounting Standard for Retirement Benefits, the Company recognized the effect of this change to the calculation method for retirement benefit obligation and service cost in retained earnings at the beginning of the fiscal year under review in accordance with transitional provisions set forth in paragraph 37 of the Accounting Standard for Retirement Benefits.
As a result, retirement benefit liability increased by 217,778 thousand yen and retained earnings decreased by 140,162 thousand yen at the beginning of the fiscal year under review.  In addition, these changes have an insignificant effect on the consolidated profit or loss. Operating income, ordinary income and Income before income taxes of the business year decreased each by 15,626 thousand yen.

2.	Notes to the Consolidated Balance Sheet
Accumulated depreciation of property, plant and equipment	14,386,952 thousand yen

3.	Notes to the Consolidated Statement of Income
Impairment loss
Buildings and structures	1,416 thousand yen
Machinery, equipment and vehicles	175 thousand yen
Total	1,592 thousand yen
*Our group conducts groping of assets regarding business assets by considering the description of the business.

With regards to above, since the future cash flows from the assets possessed by Tokai Branch (Komakishi, Aichi Prefecture and other) of KK Dayline became unlikely, their book value has been reduced to zero by impairment and was stated as extraordinary loss.

4.	Notes to the Consolidated Statement of Changes in Net Assets
(1) Notes to total number of issued shares
Class of shares	Number of shares at the beginning of the business year	Number of shares increased during the business year	Number of shares decreased during the business year	Number of shares at the end of the business year
Common stock	11,000,000 shares	-	-	11,000,000 shares

(2) Notes to treasury stock
Class of shares	Number of shares at the beginning of the business year	Number of shares increased during the business year	Number of shares decreased during the business year	Number of shares at the end of the business year
Common stock	270,246 shares	-	-	270,246 shares

(3) Notes to dividends of surplus
     (i) Amount of dividend paid

        Dividends resolved at the 55th annual meeting of shareholders held on June 27, 2014

Total amount of dividends	160,946 thousand yen
Dividend amount per share	15 yen
Record date	March 31, 2014
Effective date	June 30, 2014

(ii)  Dividends with a record date in the fiscal year under review but an effective date in the subsequent fiscal year

Dividends of common stock to be submitted for approval at the 56th annual meeting of shareholders to be held on June 26, 2015

Total amount of dividends	160,946 thousand yen
Dividend amount per share	15 yen
Record date	March 31, 2015
Effective date	June 29, 2015

5.	Notes to financial instruments
(1)	Status of financial instruments
The Group has raised necessary funds (primarily from bank loans and lease transactions) based on the capital spending plan to conduct primarily cargo transportation business and other businesses incident to above.

Temporary surplus funds are managed only as short-term loans within companies of the Group while short-term operating fund is raised through bank loans.
The Group does not invest in derivatives.

(2)	Contents of financial instruments and risks with regards to the financial instruments
(i) Assets
Notes and operating accounts receivable are due within one year and are exposed to customers’ credit risks.
Investment securities are primarily shares of companies with business relationships and are exposed to fluctuation risks of market price.
Long-term loans receivable are primarily for construction assistance fund receivables, which are clearing margins for leasing buildings such as distribution centers, or employees of the Group based on employee loan funds. They are due within 10 years from the end of the business year at maximum and are exposed to the borrower’s credit risks. Construction assistance fund receivables are deducted from the rent paid every month and employee loans are provided within the range of the employees’ retirement payments.
Lease and guarantee deposits are primarily related to the distribution centers of the Group, which are based on lease contracts. Those whose collection dates are prescribed in the contracts are due within 10 years from the end of the business year at maximum and are exposed to the proprietors’ credit risks.

(ii) Liabilities
Operating accounts payable are all due within one year.
Short-term bonds payable are primarily for fund raising to secure operating funds for business transactions.
Long-term bonds payable and lease obligations are primarily for fund raising for capital investment and are due five years and 11 years from the end of the business year at maximum, respectively.

(iii) Risk management system with regards to the financial instruments
1) Management of credit risk (risks related to counterparty’s breach of contract)
With regards to notes and operating accounts receivable, long-term loans receivable and lease and guarantee deposits, departments in charge at each of the companies of the Group regularly monitor the status of the transaction counterparties and manage due dates and balance per counterparty and reduce the default possibility from the deterioration of the financial conditions.
2) Management of market risk (risks related to exchange, interest rate and other fluctuations)

With regards to investment securities, we regularly monitor the market price and financial condition of the issuer (transaction counterparty companies).
3) Management of liquidity risk related to fund raising (risk to fail payment on the due date)
The Company manages liquidity risk by having its finance department create and update cash-flow projection based on the reports from each department and consolidated subsidiary and maintain liquidity on hand at a certain standard.

(iv) Supplementary explanations on fair values of financial instruments and others
In addition to values based on market prices, fair values of financial instruments without market prices include values calculated rationally. The calculation includes variable factors that if different preconditions are adopted, the fair value may change.

(v) Concentration of credit risk
Not applicable.

(2)	Fair value of financial instruments and other information
The amounts presented on the Consolidated Balance Sheet as of March 31, 2015, the fair values and the differences between these amounts are presented below.
Items, for which it is extremely difficult to measure a fair value, are not included in the following table.  (See (Note 2).)
(Unit: Thousands of yen)
		Amount on the Consolidated Balance Sheet	Fair value	Difference
(1)	Cash and deposits	2,578,517	2,578,517	-
(2)	Notes and operating accounts receivable	5,916,960	5,916,960	-
(3)	Marketable securities and investment securities	901,999	901,999	-
(4)	Long-term loans receivable (*1)	378,314	384,663	6,348
(5)	Lease and guarantee deposits	398,878	391,886	(6,992)
Total assets		10,174,670	10,174,027	(643)
(6)	Operating accounts payable	2,438,939	2,438,939	-
(7)	Short-term loans payable (*2)	2,364,000	2,364,000	-
(8)	Long-term loans payable (*2)	3,267,132	3,278,757	11,625
(9)	Lease obligations	1,317,566	1,397,314	79,748
Total liabilities		9,387,638	9,479,011	91,373

(*1) Includes those due within one year.
(*2) Includes those due within one year.

(Note 1)	Calculation method of the fair values of financial instruments and matters concerning securities

(1)	Cash and deposits and (2) Notes and operating accounts receivable
These have short durations and are therefore stated at their book values because the book values are almost equivalent to their fair values.

(3)	Investment securities
The fair value of investment securities is determined by the quoted price of the stock exchange.

(4)	Long-term loans receivable

The fair value of construction assistance fund receivables is estimated by discounting the present value using the risk free rates. The fair value of employee loans is based on present value discounted by the interest rate, assuming that the Company newly initiates the same loans.

(5)	Lease and guarantee deposits
The fair value of lease and guarantee deposits, which are set forth in the contracts, are calculated by discounting the present value using the risk free rates with credit spread rate added.

(6)	Operating accounts payable and (7) Short-term loans payable
These have short durations and are therefore stated at their book values because the book values are almost equivalent to their fair values.

(8)	Long-term loans payable
The fair value of long-term loans payable with fixed interest rate is calculated by discounting the sum of the principal and interest with the interest rate of new borrowings for the same amount.

(9)	Lease obligations
The fair value of lease obligations is based on present value discounted by the interest rate, assuming that the Company newly initiates the same lease transaction.

(Note 2)	Financial instruments for which it is extremely difficult to measure a fair value

Types	Amounts included in the consolidated balance sheet
Unlisted stocks (include shares of subsidiaries and affiliates (*1)	892,808 thousand yen
Unlisted bonds (*1)	20,000 thousand yen
Lease and guarantee deposits (*2)	961,624 thousand yen

(*1) Because they do not have market value and it is extremely difficult to measure a fair value, they are not included in “(3) Marketable securities and investment securities.”
(*2) Because they do not have market value and calculation of actual lease periods to the dates of evacuation is extremely difficult, they are not included in “(5) Lease and guarantee deposits.”

6.	Notes to real estate for rent
We have omitted a description as it was immaterial.

7.	Notes to per share information
(1)	Shareholders’ equity per share	1,096.26 yen
(2)	Net income per share	1.80 yen

8.	Notes to significant subsequent events
(1) Share transfer
Hutech norin Co., Ltd. (“Hutech”) and the Company executed a basic agreement on February 10, 2015 concerning the management integration (the “Management Integration”) through the establishment of a joint holding company (the “Joint Holding Company”) by way of a joint share transfer (the “Share Transfer”) and the companies have been in discussions to undertake the steps towards the Management Integration.  The companies executed an integration agreement and jointly formed the share transfer plan pursuant to the resolutions at their respective board of directors’ meetings held on April 24, 2015.
The Share Transfer assumes the approval of shareholders at the Company’s 56th annual meeting of shareholders and Hutech’s 62nd annual meeting of shareholders, both to be held on June 26, 2015, and the relevant authorities as a prerequisite.

Please see “Reference Material for annual meeting of shareholders Item 2: Approval for the Share Transfer” for details.

(2) Sanyo Expressway Kinmeiji Tunnel fire accident
The Company’s large truck collided with another truck that was parked due to a breakdown inside the Kinmeiji Tunnel of Sanyo Expressway’s outbound lane on May 5, 2015. While no one was injured, both truck burned down. It plans to investigate the cause of the accident and consider prevention of similar accidents. The effect this accident will have on business performance is difficult to estimate reasonably at the current point.

Non-consolidated Balance Sheet
(As of March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount	Account item	Amount
(Assets)		(Liabilities)
Current assets	7,421,343	Current liabilities	11,651,518
Cash and deposits	2,151,974	Operating accounts payable	2,881,457
Operating accounts receivable	4,655,410	Short-term loans payable	2,364,000
Marketable securities	20,000	Current portion of long-term loans payable	1,350,190
Raw materials and supplies	31,203	Short-term loans payable to subsidiaries and affiliates	3,184,000
Prepaid expenses	182,315	Lease obligations	94,842
Deferred tax assets	143,977	Accounts payable-other	172,379
Short-term loans receivable	57,428	Accrued expenses	591,810
		Accrued income taxes	65,727
		Accrued consumption taxes	470,572
		Advances received	47,574
		Deposits received	39,241
		Provision for bonuses	334,710
		Provision for directors’ bonuses	26,744
		Other	28,267
Accounts receivable-other	163,264	Noncurrent liabilities	6,270,963
		Long-term loans payable	1,844,382
		Lease obligations	345,921
		Provision for retirement benefits	3,349,410
		Long-term accounts payable-other	99,232
		Guarantee deposits received	177,171
		Asset retirement obligations	414,378
		Other	40,468
Other	15,770
Fixed assets	18,165,467
Property, plant and equipment	12,682,923
Vehicles	734,314
Buildings	5,692,256
Structures	292,826
Machinery and equipment	390,140
Tools, furniture and fixtures	45,064
Land	5,097,375
Leased assets	418,944
Construction in progress	12,000
Intangible fixed assets	199,997
Leasehold right	68,381
Software	110,743
Telephone subscription right	20,872	Total liabilities	17,922,482
Investments and other assets	5,282,546	(Net assets)
Investment securities	960,324	Shareholders’ equity	7,673,990
Stocks of subsidiaries and affiliates	1,029,397	Capital stock	2,176,900
Investments in capital	2,060	Capital surplus	1,868,430
Investments in capital of subsidiaries and affiliates	128,575	Legal capital surplus	1,868,430
Long-term loans	84,326	Retained earnings	3,938,296
Long-term loans receivable from employees	37,091	Legal retained earnings	544,225
Long-term loans receivable from subsidiaries and affiliates	185,994	Other retained earnings	3,394,071
Long-term prepaid expenses	34,961	General reserve	3,291,000
Deferred tax assets	1,108,904	Retained earnings brought forward	103,071
Real estate for investment	343,715	Treasury stock	(309,635)
Lease and guarantee deposits	1,194,973	Valuation and translation adjustments	(9,661)
Membership	98,527	Valuation difference on marketable securities	(9,661)
Other	87,692
Allowance for doubtful accounts	(13,996)
		Total net assets	7,664,329
Total assets	25,586,811	Total liabilities and net assets	25,586,811
(Note) Amounts of less than one thousand yen are omitted.

Non-consolidated Statement of Income
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
Account item	Amount
Operating revenue	46,594,605
Operating cost	45,407,837
Operating gross profit	1,186,768
Selling, general and administrative expenses	1,072,018
Operating income	114,749
Non-operating income	297,288
Interest and dividends income	26,949
Receiving service guidance fee	129,600
Income from compensation for damages	11,662
Other	129,076
Non-operating expenses	216,752
Interest expenses	107,388
Commission fee	76,108
Other	33,255
Ordinary income	195,285
Extraordinary losses	35,999
Loss on valuation of investment securities	35,999
Income before income taxes	159,285
Income taxes-current	141,934
Income taxes-deferred	129,206
Net income	111,855
(Note) Amounts of less than one thousand yen are omitted.

Non-consolidated Statement of Changes in Net Assets
(From April 1, 2014 to March 31, 2015)
(Unit: Thousands of yen)
	Shareholders’ equity
	Capital stock	Capital surplus		Retained earnings
		Legal capital surplus	Total Capital Surplus	Legal retained earnings	Other retained earnings		Total retained earnings
					General reserve	Retained earnings brought forward
Balance on April 1, 2014	2,176,900	1,868,430	1,868,430	544,225	3,291,000	516,035	4,351,260
Cumulative effect of change in accounting policy						(140,162)	(140,162)
Balance at beginning of current period reflecting change in accounting policy	2,176,900	1,868,430	1,868,430	544,225	3,291,000	375,873	4,211,098
Changes of items during the financial year
Dividends of surplus						(160,946)	(160,946)
Net loss						(111,855)	(111,855)
Net changes of items other than shareholders’ equity
Total changes of items during the financial year	-	-	-	-	-	(272,801)	(272,801)
Balance on March 31, 2015	2,176,900	1,868,430	1,868,430	544,225	3,291,000	103,071	3 ,938,296

	Shareholders’ equity		Valuation and translation adjustments
	Treasury stock	Total Shareholders’ equity	Valuation difference on marketable securities	Total valuation and translation adjustments	Total Net Assets
Balance on April 1, 2014	(309,635)	8,086,954	(68,570)	(68,570)	8,018,384
Cumulative effect of change in accounting policy		(140,162)			(140,162)
Balance at beginning of current period reflecting change in accounting policy	(309,635)	7,946,792	(68,570)	(68,570)	7,878,221
Changes of items during the financial year
Dividends of surplus		(160,946)			(160,946)
Net income		(111,855)			(111,855)
Net changes of items other than shareholders’ equity			58,909	58,909	58,909
Total changes of items during the financial year	-	(272,801)	58,909	58,909	(213,892)
Balance on March 31, 2015	(309,635)	7,673,990	(9,661)	(9,661)	7,664,329
(Note) Amounts of less than one thousand yen are omitted.

Notes to the Non-consolidated Financial Statements
1.	Notes to items relating to significant accounting policies
(1)	Valuation standards and method for assets

(i)	Stocks of subsidiaries and stocks of affiliates	Stated at cost, using the moving average method.

(ii)	Held-to-maturity bonds	The amortized cost method is used (the straight-line method)

(ii)	Other securities
With market values
Stated at fair value based on the market price on the final day of the fiscal period.  (Valuation differences between the market value and the fair value are directly incorporated into capital, with the selling cost calculated according to the moving average method.)

	Without market values	Stated at cost, using the moving average method.

(iv)	Valuation standards and method for inventories

	Supplies	Stated at cost, as determined by the moving average method. (The amount on the balance sheet is calculated using the method to reduce book value from lower profitability.)

(2)	Method of depreciation of fixed assets
(i)	Property, plant and equipment (excluding leased assets)
The declining balance method is used.
However, the straight-line method is used for buildings (excluding buildings and accompanying facilities) acquired on or after April 1, 1998.
Primary useful lives are as follows:

		Vehicles:	2 – 6 years
		Buildings:	3 – 50 years

(ii)	Intangible fixed assets (excluding leased assets)	The straight-line method is used Software (for internal use) is depreciated by the straight-line method based on the length of time it can be used within the Company (5 years).

(iii)	Long-term prepaid expenses (excluding leased assets)	The straight-line method is used

(iv)	Leased assets
The straight-line method is used over the leasing period, but not exceeding the remaining leasing period, assuming that residual values would be zero.
Finance leases that do not transfer ownership of leased assets to the lessee, which had been entered into on or before March 31, 2008, are still accounted for in the same manner as operating leases.

(3)	Accounting standards for allowances
(i)	Allowance for doubtful accounts
To provide for losses from doubtful loan receivables, the amount expected to be irrecoverable is set aside based on the default rate for general loan receivables, and by individually examining the recoverability of loans for specific loan receivables at risk of default.

(ii)	Reserve for bonuses	To provide for future payment of bonuses to employees, an amount is set aside based on the amount expected to be paid in the business year under review.

(iii)	Reserve for directors’ bonuses	To provide for directors’ bonuses, an amount is set aside based on an estimate of bonuses payable for the business year under review.

(iv)	Reserve for retirement benefits	To provide for retirement benefits, an amount is set aside based on an estimate of retirement benefits payable as of the end of the business year for the business year under review.

Actuarial differences are treated as expenses from the fiscal year next following the fiscal year when such differences occur, and are amortized on a straight-line basis for a specific period of years (5 years) not exceeding the average remaining years of service of employees when such differences occur.

Past service costs are amortized on a straight-line basis for a specific period of years (5 years) not exceeding the average remaining years of service of employees when such differences occur.

(iv)	Other significant items relating to the basis of presentation of the non-consolidated financial statements
Accounting for consumption taxes
Consumption taxes are calculated using the net of tax method.

(5)	Changes in accounting policy
From the fiscal year under review, the Company applied the “Accounting Standard for Retirement Benefits” (ASBJ Statement No. 26, May 17, 2012) and “Guidance on Accounting Standard for Retirement Benefits” (ASBJ Guidance No. 25, March 26, 2015) with regard to provisions set forth in the text of paragraph 35 of the Accounting Standard for Retirement Benefits and the text of paragraph 67 of the Guidance on Accounting Standard for Retirement Benefits.  As a result, the Company revised its calculation method for retirement benefit obligation and service cost. The Company has changed from fixed amount standard to payment calculation standard for the period corresponding method of the estimated amount of retirement benefits and from the method for determining the discount rate that uses discount rate based on the remaining years of service to the one that uses a single weighted average discount rate reflecting the estimated timing and amount of benefit payment.
At the application of the Accounting Standard for Retirement Benefits, the Company recognized the effect of this change to the calculation method for retirement benefit obligation and service cost in retained earnings at the beginning of the fiscal year under review in accordance with transitional provisions set forth in paragraph 37 of the Accounting Standard for Retirement Benefits.
As a result, retirement benefit liability increased by 217,778 thousand yen and retained earnings decreased by 140,162 thousand yen at the beginning of the fiscal year under review.  In addition, these changes have an insignificant effect on the consolidated profit or loss. Operating income, ordinary income and Income before income taxes of the business year decreased each by 15,626 thousand yen.

2.	Notes to the Non-consolidated Balance Sheet
(1)	Accumulated depreciation of property, plant and equipment	12,141,395 thousand yen

(2)	Monetary claims and liabilities to the subsidiaries and affiliates are as below.
Short-term monetary claims	748,802 thousand yen
Short-term monetary liabilities	4,675,007 thousand yen

3.	Notes to the Non-consolidated Statement of Income
Amount of transactions with the subsidiaries and affiliates
Operating revenue	570,139 thousand yen
Operating expenses	16,361,821 thousand yen
Non-operating transactions	191,033 thousand yen

4.	Notes to the Non-consolidated Statement of Changes in Net Assets
Notes to treasury stock
Class of shares	Number of shares at the beginning of the business year	Number of shares increased during the business year	Number of shares decreased during the business year	Number of shares at the end of the business year
Common stock	270,246 shares			270,246 shares

5.	Notes to the tax effect accounting
1)	Breakdown of principal reasons for deferred tax assets and deferred tax liabilities

Deferred tax assets
Provision for bonuses	110,789 thousand yen
Accrued expenses	17,517 thousand yen
Accrued enterprise tax	8,607 thousand yen
Reserve for retirement benefits	1,084,090 thousand yen
Accrued directors’ retirement benefits	8,277 thousand yen
Long-term accounts payable-other	23,841 thousand yen
Impairment loss	44,893 thousand yen
Loss on valuation of investment securities	11,642 thousand yen
Valuation difference on marketable securities	32,351 thousand yen
Loss on valuation of golf club membership	42,057 thousand yen
Asset retirement obligations	134,009 thousand yen
Deferred tax assets subtotal	1,518,078 thousand yen
Valuation allowance	(200,695 thousand yen)
Deferred tax assets total	1,317,383 thousand yen

Deferred tax liabilities
Valuation difference on marketable securities	(27,733 thousand yen)
Reserve for reduction entry of depreciable assets	(36,767 thousand yen)
Deferred tax liabilities total	(64,500 thousand yen)

Net deferred tax assets	1,252,882 thousand yen

(2)	Changes in amounts of deferred tax assets and deferred tax liabilities due to change of the corporation tax rate
The Act for Partial Revision of the Income Tax Act, etc. and the Act for Partial Revision of the Local Taxation Act, etc. were promulgated on March 31, 2015. As a result of this, the statutory tax rate used to calculate the deferred tax assets and deferred tax liabilities for the current fiscal year (limited to those cancelled after April 1, 2015) was changed from 35.6% in the previous fiscal year to 33.1% for those recovered or expected to be recovered between April 1, 2015 to March 31, 2016, and to 32.3% for those recovered or expected to be recovered after April 1, 2016, respectively. Consequently, the amount of deferred tax assets (less the amount of deferred tax liabilities) declined by 123,253 thousand yen while income taxes-deferred posted in this fiscal year increased by 122,781 thousand yen.

6.	Notes to fixed assets used through leases
Finance leases that do not transfer ownership of leased assets to the lessee, which had been entered into before application of the Accounting Standard for Lease Transactions (i.e., on or before March 31, 2008), are still accounted for in the same manner as operating leases and are shown as below.

(1)
In addition to fixed assets presented on the Non-consolidated Balance Sheet, part of warehouse equipment and vehicles is being used under finance leases that do not transfer ownership of the leased assets to the lessee.

(i)	Amounts equivalent to acquisition cost, accumulated depreciation, accumulated impairment loss, and balance at end of the term for leased property
	Acquisition cost	Accumulated depreciation	Accumulated impairment loss	Balance at end of the term for leased property
Building	2,524,951 thousand yen	2,223,758 thousand yen	160,638 thousand yen	140,555 thousand yen

(ii)	Amount equivalent to balance at end of the term for unexpired lease payments and balance at end of the term for impairment loss on leased assets
Amount equivalent to balance at end of the term for unexpired lease payments
Within 1 year	189,164 thousand yen
Over 1 year	821,189 thousand yen
Total	1,010,354 thousand yen
Balance for short-term impairment loss on leased assets 42,677 thousand yen

(iii)	Amount of lease payments, reversal of short-term impairment loss on leased assets, amount equivalent to depreciation cost and amount equivalent to interest expense for the fiscal year under review
Lease payments	247,937 thousand yen
Reversal of short-term impairment loss on leased assets	21,384 thousand yen
Amount equivalent to depreciation cost	83,529 thousand yen
Amount equivalent to interest expense	59,311 thousand yen

(iv)	Method for calculating the amount equivalent to depreciation
With the lease period as the durable years, the Company adopts method that multiplied the amount equivalent to depreciation, which is calculated by using the straight line method with residual value at 10%, by ten ninth to calculate the amount equivalent to depreciation for each business year.

(v)	Method for calculating the amount equivalent to interest expense
The difference between the total amount of the lease payments and the amount equivalent to the purchase price of the lease property is treated as the amount equivalent to interest expense.  It is allocated to each term in accordance with the interest calculation method.

7.	Notes to related party transactions
Subsidiaries
Affiliation	Company name	Capital stock or investments in capital (million yen)	Principal business or profession	Voting interest (%)	Nature of relationship		Nature of transaction	Transaction amount (thousands of yen)	Accounting classification	Year-end balance (thousands of yen)
					Interlocking officers	Business relationship
Subsidiary	KK Meisho	80	• Insurance service • Real estate service	Directly held by the Company: 100.0	1	Insurance transaction, construction and maintenance of distribution centers	Borrowing funds	580,000	Short-term loans payable to subsidiaries and affiliates	150,000
							Payment of loans	550,000
							Payment of interests	2,051
Subsidiary	Makoto Transport Service, KK	10	• Service of Cargo Transportation by Automobiles	Directly held by the Company: 100.0	3	The Company entrusts distribution service	Borrowing funds	1,900,000	Short-term loans payable to subsidiaries and affiliates	400,000
							Payment of loans	2,000,000
							Payment of interests	7,257
Subsidiary	KK Transmate	40	• Service of Cargo Transportation by Automobiles	Directly held by the Company: 100	3	The Company entrusts distribution service	Payments of commission including charter fees	3,989,900	Operating accounts payable	382,529
							Borrowing funds	2,715,000	Short-term loans payable to subsidiaries and affiliates	654,000
							Payment of loans	2,541,000
							Payment of interests	7,612
Subsidiary	Jstem Inc.	20	• Service of Cargo Transportation by Automobiles	Directly held by the Company: 100	2	The Company entrusts distribution service	Borrowing funds	2,231,000	Short-term loans payable to subsidiaries and affiliates	543,000
							Payment of loans	2,078,000
							Payment of interests	6,616
Subsidiary	MS line Co., Ltd	20	• Service of Cargo Transportation by Automobiles • General Worker Dispatching Undertaking	Directly held by the Company: 100	1	The Company entrusts distribution service	Borrowing funds	805,000	Short-term loans payable to subsidiaries and affiliates	220,000
							Payment of loans	775,000
							Payment of interests	2,875
Subsidiary	KK S- TRUST	20	• Service of Cargo Transportation by Automobiles	Directly held by the Company: 100	2	The Company entrusts distribution service	Borrowing funds	417,000	Short-term loans payable to subsidiaries and affiliates	87,000
							Payment of loans	425,000
							Payment of interests	1,477
Subsidiary	Isonetline	30	• Service of Cargo Transportation by Automobiles	Directly held by the Company: 100	2	The Company entrusts distribution service	Provision of loans	4,242,884	Operating accounts receivable	3,808
							Payment of commission including charter fees	4,064,552	Operating accounts payable	365,803
							Borrowing funds	2,460,000	Short-term loans payable to subsidiaries and affiliates	550,000
							Payment of loans	2,240,000
							Payment of interests	6,409
Subsidiary	K2 Corporation	45	• Service of Cargo Transportation by Automobiles	Directly held by the Company: 100	3	The Company entrusts distribution service	Borrowing funds	2,100,000	Short-term loans payable to subsidiaries and affiliates	500,000
							Payment of loans	2,150,000
							Payment of interests	8,013

(Note)
1.	Of the stated amount, debts and credits include consumption tax and others while profit and loss do not include consumption tax and others.
2.	Transaction terms and method for determining transaction terms
(i)	Transaction terms regarding sales are determined through negotiations of both parties based on the basic transaction agreement.
(ii)	Regarding capital transactions, interest rates are determined rationally considering the market interest rate.

8.	Notes to per share information
(1) Shareholders’ equity per share	714.31 yen
(2) Net income per share	10.42 yen

9.	Notes to significant subsequent events
For the relevant information, please see “8.  Notes to significant subsequent events” in the Notes to the Consolidated Financial Statements as the contents are the same.

Accounting Auditor’s Audit Report on Consolidated Financial Statements
Independent Auditors’ Audit Report
May 15, 2015
To:    The Board of Directors
MEITO TRANSPORTATION CO., LTD.
Grant Thornton Taiyo LLC

Tetsuro Someya [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Hidetoshi Nakano [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Kazuhiko Doi [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the consolidated financial statements of MEITO TRANSPORTATION CO., LTD. (the “Company”) for the consolidated fiscal year (April 1, 2014 through March 31, 2015), which included the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes for the purpose of reporting under the provisions of Article 444, paragraph (4) of the Companies Act of Japan.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an independent opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MEITO TRANSPORTATION CO., LTD. and its consolidated subsidiaries as of March 31, 2015, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Additional Information
As described in the “Notes to significant subsequent events,” pursuant to the resolution at the meeting of the Board of Directors held on April 24, 2015, the Company executed an integration agreement concerning the management integration with Hutech norin Co., Ltd. through the establishment of a joint holding company by way of a joint share transfer, and jointly formed a share transfer plan.

It has no effect on our opinion.

Conflicts of Interest
We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.
End of Document

Accounting Auditor’s Audit Report on Non-consolidated Financial Statements
Independent Auditors’ Audit Report
May 15, 2015
To:    The Board of Directors
MEITO TRANSPORTATION CO., LTD.
Grant Thornton Taiyo LLC

Tetsuro Someya [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Hidetoshi Nakano [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Kazuhiko Doi [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the non-consolidated financial statements of MEITO TRANSPORTATION CO., LTD. (the “Company”) for the 56th fiscal year (April 1, 2014 through March 31, 2015), which included the non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statement of changes in net assets, notes and detailed statements thereof for the purpose of reporting under the provisions of Article 436, paragraph (2), item (i) of the Companies Act of Japan.

Management’s Responsibility for the Non-consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and detailed statements thereof in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an independent opinion on these non-consolidated financial statements and detailed statements thereof based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and detailed statements thereof are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and detailed statements thereof. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and detailed statements thereof, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and detailed statements thereof.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the non-consolidated financial statements and detailed statements thereof referred to above present fairly, in all material respects, the non-consolidated financial position of MEITO TRANSPORTATION CO., LTD. as of March 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Additional Information
As described in the “Notes to significant subsequent events,” pursuant to the resolution at the meeting of the Board of Directors held on April 24, 2015, the Company executed an integration agreement concerning the management integration with Hutech norin Co., Ltd. through the establishment of a joint holding company by way of a joint share transfer, and jointly formed a share transfer plan.

It has no effect on our opinion. Conflicts of Interest We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act. End of Document

Board of Statutory Auditors’ Audit Report
Audit Report

This audit report was prepared by the Board of Statutory Auditors of MEITO TRANSPORTATION CO., LTD. (the “Company”) after deliberation, based on audit reports prepared by each statutory auditor, concerning the performance of duties by each director during the 56th fiscal year (April 1, 2014 through March 31, 2015). We hereby report as follows.

1.   Methods and Contents of Audit by Statutory Auditors and the Board of Statutory Auditors

In addition to establishing audit policies and allocation of duties, and receiving reports from each statutory auditor on the status and results of the audit, the Board of Statutory Auditors received reports from directors and the accounting auditor on the status of performance of their duties and requested further explanations as deemed necessary.

In compliance with the standards for audit by statutory auditors established by the Board of Statutory Auditors, pursuant to the audit policies and allocation of duties, each statutory auditor communicated with the Company’s employees, such as directors and the internal audit division, collected information and worked to improve the audit environment, attended meetings of the Board of Directors and other important meetings, received reports from directors and employees on the status of performance of their duties, requested further explanations as deemed necessary, reviewed important approval documents, and inspected the state of business operations and assets at the head office and other important branch offices. In addition, through regular reports on its establishment and management from the directors and employees and requests for explanations as necessary, we monitored and inspected the status of the system to ensure compliance with applicable laws and regulations and the Articles of Incorporation by directors in performing their duties, as well as the contents of resolutions of the meetings of the Board of Directors with respect to the development of a system as defined in Article 100, paragraphs (1) and (3) of the Ordinance for Enforcement of the Companies Act of Japan (internal control system) that has been developed based on such resolutions, which are necessary to ensure proper operation of the Company.

With respect to the Company’s internal control over financial reporting, we received reports on valuation of the internal control and the status of audit from directors and Grant Thornton Taiyo LLC and requested further explanations as deemed necessary.

With respect to subsidiaries, we communicated with and exchanged information with directors and statutory auditors of the subsidiaries, received business reports from subsidiaries as deemed necessary. Based on the above methods, we reviewed the business report and its supporting schedules for the fiscal year.

In addition, we monitored and reviewed whether the accounting auditor maintained its independence and conducted the audit properly, received reports from the accounting auditor on the status of performance of its duties, and requested further explanations as deemed necessary. Furthermore, we were informed by the accounting auditor that it has established a “system to ensure the appropriate execution of duties” (Shokumu no Suikou ga Tekisetsu ni Okonawareru Koto wo Kakuho Suru Tameno Taisei) (Matters as defined in each item of Article 131 of the Company Accounting Regulations) pursuant to the “Quality Control Standards for Audits” (Kansa ni Kansuru Hinshitsu Kanri Kijun) (Business Accounting Council, October 28, 2005), and requested explanations as deemed necessary.

Based on the above methods, we reviewed the financial statements for the fiscal year (the balance sheet, statements of income, statement of changes in net assets and non-consolidated notes) as well as detailed statements thereof, and the consolidated financial statements (the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes).

2. Results of Audit

(1)	Results of audit of the business report

(i)
The business report and its supporting schedules of the Company fairly present the financial conditions of the Company in conformity with applicable laws and regulations and the Articles of Incorporation of the Company.

(ii)	No misconduct or violation of applicable laws or regulations or the Articles of Incorporation of the Company was found with respect to the directors’ performance of their duties.
(iii)
Resolutions of the meetings of the Board of Directors with respect to the internal control system are appropriate. In addition, there are no matters to be noted regarding the execution of duties by directors with respect to the internal control system.

(2)	Results of audit of the financial statements and detailed statements thereof

The methods and results of audit performed by Grant Thornton Taiyo LLC, the accounting auditor of the Company, are appropriate.

(3)	Results of audit of the consolidated financial statements

The methods and results of audit performed by Grant Thornton Taiyo LLC, the accounting auditor of the Company, are appropriate.

May 28, 2015

Board of Statutory Auditors of
MEITO TRANSPORTATION CO., LTD.

Akihiro Muto [Seal]
Standing Statutory Auditor

Osami Kawakami [Seal]
Statutory Auditor
(Outside Auditor)

Nobuyuki Takagi [Seal]
Statutory Auditor
(Outside Auditor)

Makoto Yamaguchi [Seal]
Statutory Auditor
(Outside Auditor)

Note: Statutory Auditors Mr. Osami Kawakami, Mr. Nobuyuki Takagi and Mr. Makoto Yamaguchi are Outside Auditors set forth by Companies Act Article 2, item (xvi) and Article 335, paragraph (3).

End of Document